PROSPECTUS SUPPLEMENT
(To Prospectus dated June 10, 1997)
--------------------------------------------------------------------------------

                                 $118,200,000
                        ABFS Mortgage Loan Trust 1998-2
              $38,700,000 Adjustable Rate Class A-1 Certificates
                   $14,200,000 6.285% Class A-2 Certificates
                   $24,900,000 6.340% Class A-3 Certificates
                   $14,100,000 6.490% Class A-4 Certificates
                 $14,480,000 6.850%(1) Class A-5 Certificates
                   $11,820,000 6.455% Class A-6 Certificates
                  (1) Subject to increase as set forth herein


                             [GRAPHIC OMITTED] (R)

              PRUDENTIAL SECURITIES SECURED FINANCING CORPORATION
                                  (Depositor)
               Mortgage Pass-Through Certificates, Series 1998-2
--------------------------------------------------------------------------------

     The Mortgage Pass-Through Certificates, Series 1998-2 (the "Certificates") will consist of six classes (each, a "Class") of senior Certificates, the Class A-1 Certificates (the "Class A-1 Certificates" or "Adjustable Rate Certificates"), the Class A-2 Certificates (the "Class A-2 Certificates"), the Class A-3 Certificates (the "Class A-3 Certificates"), the Class A-4 Certificates (the "Class A-4 Certificates"), the Class A-5 Certificates (the "Class A-5 Certificates") and the Class A-6 Certificates (the "Class A-6 Certificates" or "Lockout Certificates" and collectively with the Class A-2 Certificates, the Class A-3 Certificates, the Class A-4 Certificates and the Class A-5 Certificates, the "Fixed Rate Certificates") and one class of residual Certificates, the Class R Certificates (the "Class R Certificates"). Only the Adjustable Rate Certificates and the Fixed Rate Certificates (together, the "Class A Certificates") are being offered hereby. Interest on each Class of Class A Certificates will be payable monthly at the rate for such Class (each, a "Pass-Through Rate") on the certificate principal balance of such Class (each, a "Certificate Principal Balance") on each Distribution Date (as defined herein). The original Certificate Principal Balances (each, an "Original Certificate Principal Balance") of the Class A-1 Certificates, the Class A-2 Certificates, the Class A-3 Certificates, the Class A-4 Certificates, the Class A-5 Certificates and the Class A-6 Certificates are $38,700,000, $14,200,000, $24,900,000, $14,100,000, $14,480,000 and $11,820,000,
respectively.
     The Certificates will evidence in the aggregate all of the beneficial ownership interests in a trust fund (the "Trust Fund") consisting primarily of a pool of fixed-rate, closed-end, monthly pay, business and consumer purpose home equity loans secured by first or second lien mortgages or deeds of trust on residential real properties (the "Mortgage Loans") held by ABFS Mortgage Loan Trust 1998-2 (the "Trust"). The Trust will be created pursuant to a Pooling and Servicing Agreement (the "Pooling and Servicing Agreement") among American Business Credit, Inc., as servicer (the "Servicer"), Prudential Securities Secured Financing Corporation, as depositor (the "Depositor"), and The Chase Manhattan Bank, as trustee (the "Trustee"). On the Closing Date (as defined herein) Mortgage Loans (the "Initial Mortgage Loans") having an aggregate Principal Balance (as defined herein) of approximately $100,022,341.67 (determined as of the Cut-Off Date, defined herein) will be transferred to the Trust Fund. The Pooling and Servicing Agreement provides that additional mortgage loans (the "Subsequent Mortgage Loans") having an aggregate Principal Balance of approximately $19,977,658.33 (the "Original Pre-Funded Amount") may be purchased by the Trust from the Depositor from time to time on or before July 31, 1998 from funds deposited in the Pre-Funding Account (as defined herein) on the Closing Date from proceeds of the sale of the Class A Certificates.
     The Seller will cause Financial Security Assurance Inc. (the "Certificate Insurer") to issue a financial guaranty insurance policy (the "Certificate Insurance Policy") for the benefit of the holders of the Class A Certificates (the "Class A Certificateholders") pursuant to which it will guarantee certain payments to the Class A Certificateholders as described herein.


                               [GRAPHIC OMITTED]


     The Class A Certificates are entitled to priority, relative to the Class R Certificates, in right of distributions on the Mortgage Loans as described herein. See "Description of the Certificates -- Flow of Funds."

     For a discussion of significant matters affecting investment in the Certificates, see "Risk Factors" beginning on page S-18 herein and beginning on page 13 in the Prospectus.
                                                 (Cover continued on next page)
--------------------------------------------------------------------------------

THESE SECURITIES DO NOT REPRESENT INTERESTS IN OR OBLIGATIONS OF THE DEPOSITOR, THE ORIGINATORS, THE SELLER, THE SERVICER, THE CERTIFICATE INSURER, THE TRUSTEE OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THESE SECURITIES NOR THE UNDERLYING MORTGAGE LOANS WILL BE INSURED OR GUARANTEED BY ANY GOVERNMENTAL
                          AGENCY OR INSTRUMENTALITY.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION, NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS. ANY
             REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
     The Class A Certificates will be purchased by Prudential Securities Incorporated (the "Underwriter") from the Depositor and will be offered by the Underwriter from time to time to the public in negotiated transactions or otherwise at varying prices to be determined at the time of sale.
     The Class A Certificates will be sold to the public at a price of 100% plus, with respect to the Fixed Rate Certificates, interest from June 1, 1998. Proceeds to the Depositor from the sale of the Class A Certificates will be approximately $117,800,000 before deducting expenses payable by the Depositor estimated to be approximately $300,000 in the aggregate, and before adding accrued interest. See "Plan of Distribution" in this Prospectus Supplement.


     The Class A Certificates are offered by the Underwriter when, as and if issued, subject to delivery by the Depositor and acceptance by the Underwriter, to prior sale and to withdrawal, cancellation or modification of the offer without notice. It is expected that the Class A Certificates will be available for delivery through the facilities of DTC, CEDEL and Euroclear (each, as defined herein) on or about June 18, 1998.


                       Prudential Securities Incorporated
June 2, 1998

(Cover continued from previous page)


         Distributions in respect of principal and interest will be made on the 25th day of each month or, if the 25th day is not a Business Day (as defined herein), on the next succeeding Business Day, commencing on July 25, 1998 (each, a "Distribution Date"), to the holders of Certificates (the "Holders" or the "Certificateholders") to the extent described herein. On each Distribution Date, the amount of interest distributed in respect of each Class of Class A Certificates will equal the interest accrued at the applicable Pass-Through Rate on the related Certificate Principal Balance during (x) with respect to the Fixed Rate Certificates, the prior calendar month, and (y) with respect to the Adjustable Rate Certificates, the period from and including each Distribution Date (or, with respect to the July 25, 1998 Distribution Date, the Closing Date) to and including the day preceding the current Distribution Date, (each such period relating to the accrual of interest, the "Accrual Period" for the related Class of Certificates). Interest will be calculated (x) for the Fixed Rate Certificates, on the basis of a 360-day year consisting of twelve 30-day months, and (y) for the Adjustable Rate Certificates, on the basis of the actual number of days in the related Accrual Period, divided by 360.


The last scheduled Distribution Date for the Class A-1 Certificates is September 25, 2012, for the Class A-2 Certificates is June 25, 2013, for the Class A-3 Certificates is February 25, 2014, for the Class A-4 Certificates is November 25, 2020, for the Class A-5 Certificates is September 25, 2029, and for the Class A-6 Certificates is September 25, 2029 (each such date, a "Final Scheduled Maturity Date"). It is expected that the actual last Distribution Date for each Class of Class A Certificates will occur significantly earlier than such Final Scheduled Maturity Date. If purchased at a price other than par, a Class A Certificate's yield to maturity will be sensitive to the rate and timing of principal payments (including prepayments) on the Mortgage Loans, some of which may be prepaid at any time without penalty. Investors in the Class A Certificates should consider the associated risks, including, in the case of Class A Certificates purchased at a discount (or premium), the risk that a slower (or faster) than anticipated rate of payments in respect of principal (including prepayments) on the Mortgage Loans could result in an actual yield that is lower than anticipated. See "Description of the Certificates -- Flow of Funds" in this Prospectus Supplement and "Prepayment and Yield Considerations" in this Prospectus Supplement and in the Prospectus.


         There is currently no secondary market for the Class A Certificates and there can be no assurance that a secondary market will develop or, if it does develop, that it will provide Certificateholders with liquidity of investment at any particular time or for the life of the Certificates.


         An election will be made to treat the Trust as a real estate mortgage investment conduit (a "REMIC") for federal income tax purposes. As described more fully herein and in the Prospectus, the Class A Certificates will constitute "regular interests" in the REMIC and the Class R Certificates will constitute a "residual interest" in the REMIC. See "Summary Terms of the Certificates -- Federal Income Tax Status" and "Certain Federal Income Tax Considerations" in this Prospectus Supplement and "Certain Federal Income Tax Consequences -- REMIC Securities" in the Prospectus.


         The Class A Certificates described herein represent a class of a separate series of Certificates being offered by the Depositor from time to time pursuant to the Prospectus dated June 10, 1997 accompanying this Prospectus Supplement. The Prospectus shall not be considered complete without this Prospectus Supplement. Any prospective investor should not purchase any of the Class A Certificates described herein unless it shall have received the Prospectus and this Prospectus Supplement. The Prospectus contains important information regarding this offering which is not contained herein, and prospective investors are urged to read the Prospectus and this Prospectus Supplement in full.


         CERTAIN PERSONS PARTICIPATING IN THIS OFFERING MAY ENGAGE IN TRANSACTIONS THAT STABILIZE, MAINTAIN OR OTHERWISE AFFECT THE MARKET PRICE OF THE CLASS A CERTIFICATES, INCLUDING PURCHASES OF CLASS A CERTIFICATES TO STABILIZE THE MARKET PRICE AND THE IMPOSITION OF BIDS. FOR A DESCRIPTION OF THESE ACTIVITIES SEE "PLAN OF DISTRIBUTION" IN THIS PROSPECTUS SUPPLEMENT.

-------------------------------------------------------------------------------


         Until ninety days from the date of this Prospectus Supplement, all dealers effecting transactions in the Class A Certificates, whether or not participating in this distribution, may be required to deliver this Prospectus Supplement and the Prospectus. This is in addition to the obligation of dealers to deliver a Prospectus Supplement and the Prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.


               INCORPORATION OF CERTAIN INFORMATION BY REFERENCE


         In addition to the documents described in the Prospectus under "Incorporation of Certain Information by Reference," the financial statements of the Certificate Insurer included in, or as exhibits to, the following documents, which have been filed with the Securities and Exchange Commission (the "Commission") by Financial Security Assurance Holdings Ltd. ("Holdings"), are hereby incorporated by reference in the Registration Statement (as defined in the accompanying Prospectus) of which this Prospectus Supplement and the Prospectus form a part:

         (a) Annual Report on Form 10-K for the year ended December 31, 1997;
         and
         (b) Quarterly Report on Form 10-Q for the quarter ended March 31,
         1998.

         All financial statements of the Certificate Insurer included in documents filed by Holdings pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") subsequent to the date of this Prospectus Supplement and prior to the termination of the offering of the Certificates shall be deemed to be incorporated by reference into this Prospectus Supplement and to be a part hereof from the respective dates of filing of such documents. Copies of such financial statements shall be provided without charge to any person to whom the Prospectus Supplement is delivered upon written or oral request to the Seller at 111 Presidential Boulevard, Suite 215, Bala Cynwyd, Pennsylvania 19004, (610) 668-2440.


         The Seller on behalf of the Trust hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, as amended (the "Securities Act"), each filing of the Trust's annual report pursuant to section 13(a) or section 15(d) of the Exchange Act and each filing of the financial statements of the Certificate Insurer included in or as an exhibit to the annual report of Holdings filed pursuant to section 13(a) or section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the Certificates offered hereby, and the offering of such Certificates at that time shall be deemed to be the initial bona fide offering thereof.

                       SUMMARY TERMS OF THE CERTIFICATES


         The following is qualified in its entirety by reference to the detailed information appearing elsewhere in this Prospectus Supplement and in the Prospectus. Capitalized terms used herein and not otherwise defined herein have the meanings assigned in the Prospectus.


Title of Securities...............ABFS Mortgage Loan Trust 1998-2, Mortgage
                                    Pass-Through Certificates, Series 1998-2
                                    (the "Certificates").


Trust.............................ABFS Mortgage Loan Trust 1998-2, a trust to be formed under the laws of the State of New York (the "Trust").


Depositor.........................Prudential Securities Secured Financing
                                    Corporation (the "Depositor"). See "The
                                    Depositor" in the Prospectus.


Seller............................ABFS 1998-2, Inc. (the "Seller").


Originators, Servicer
  and Subservicer.................American Business Credit, Inc. ("ABC"), Home
                                    American Credit, Inc., d/b/a Upland
                                    Mortgage ("Upland") and New Jersey
                                    Mortgage Investment Corp. ("NJMIC")
                                    originated or purchased the Mortgage Loans
                                    (in such capacity, the "Originators"). The
                                    Originators will sell and assign the
                                    Mortgage Loans to the Seller, and the
                                    Seller will sell and assign the Mortgage
                                    Loans to the Depositor. ABC will act as
                                    servicer of the Mortgage Loans (in such
                                    capacity, the "Servicer") and Upland and NJMIC will act as subservicers with respect to different portions of the Mortgage Loans (each in such capacity, a "Subservicer"). The principal office of ABC is at Balapointe Centre, 111 Presidential Boulevard, Suite 215, Bala Cynwyd, PA 19004. The obligations of the Servicer with respect to the Certificates will be limited to its contractual servicing obligations. See "The Originators, the Seller and the Servicer" in this Prospectus Supplement.


Trustee...........................The Chase Manhattan Bank, a New York banking corporation (the "Trustee").

Certificates Offered..............The Certificates will consist of six classes of senior Certificates, the Class A-1
                                    Certificates (the "Class A-1 Certificates" or "Adjustable Rate Certificates"), the Class A-2 Certificates (the "Class A-2 Certificates"), the Class A-3 Certificates (the "Class A-3 Certificates"), the Class A-4 Certificates (the "Class A-4 Certificates"), the Class A-5 Certificates (the "Class A-5 Certificates") and the Class A-6 Certificates (the "Class A-6 Certificates" or "Lockout Certificates", and collectively with the Class A-2 Certificates, the Class A-3 Certificates, the Class A-4 Certificates and the Class A-5 Certificates, the "Fixed Rate Certificates") and one class of residual Certificates, the Class R Certificates (the "Class R Certificates"). Only the Fixed Rate Certificates and the Adjustable Rate Certificates (together, the "Class A Certificates") are offered hereby.


Statistical Calculation Date......The close of business on May 18, 1998.


Cut-Off Date......................The close of business on May 31, 1998 or, with respect to Initial Mortgage Loans
                                    originated after May 31, 1998, the date of origination of such Initial Mortgage Loans (the "Cut-Off Date").


Closing Date......................On or about June 18, 1998 (the "Closing
                                    Date").

First Distribution Date...........July 25, 1998. Distributions on the
                                    Certificates will be made on the 25th day of each month (or, if such 25th day is not a Business Day, on the next succeeding Business Day) (each, a "Distribution Date").


Record Date.......................All distributions, other than the final distribution on the Certificates, will be made by or on behalf of the Trustee to the persons in whose names the Certificates are registered at the close of business on
                                    (x) with respect to the Fixed Rate
                                    Certificates, the last Business Day of the month immediately preceding the month in which the related Distribution Date occurs and (y) with respect to the Adjustable Rate Certificates, the Business Day immediately preceding the related Distribution Date (each such date, the "Record Date" for the related Class of Certificates).


Description of Certificates.......The Certificates will represent the entire beneficial ownership interest in a trust fund (the "Trust Fund"). The assets of the Trust Fund will consist primarily of a pool of Mortgage Loans (the "Mortgage Pool"). The Mortgage Loans transferred to the Trust on the Closing Date are referred to as the "Initial Mortgage Loans" and the Mortgage Loans transferred on a date subsequent to the Closing Date but prior to July 31, 1998 are referred to as the "Subsequent Mortgage Loans." See "The Mortgage Pool" in this Prospectus Supplement. The Trust will be formed, the Trust Fund will be transferred to the Trust, and the Certificates will be issued pursuant to the Pooling and Servicing Agreement. In addition, the Seller will cause Financial Security Assurance Inc. (the "Certificate Insurer") to issue a financial guaranty insurance policy (the "Certificate Insurance Policy") for the benefit of the Class A Certificateholders, pursuant to which it will guarantee certain payments to the Class A Certificateholders as described herein.


                                  Book-Entry Form. The Class A Certificates
                                    are sometimes referred to in this
                                    Prospectus Supplement as "Book-Entry
                                    Certificates." No person acquiring an
                                    interest in the Book-Entry Certificates (a
                                    "Beneficial Owner") will be entitled to
                                    receive a definitive certificate
                                    representing such person's interest in the Trust Fund, except under the limited circumstances described herein. The Book-Entry Certificates initially will be represented by a single certificate registered in the name of Cede & Co. ("Cede") as the nominee of The Depository Trust Company ("DTC"), which will be the "Holder" or "Certificateholder" of such Certificates, as such terms are used herein. The rights of Beneficial Owners may only be exercised through DTC and its participating organizations, except as otherwise specified herein. See "Description of the Certificates --Book-Entry Registration" and " -- Definitive Certificates" in this Prospectus Supplement.

Denominations.....................The Class A Certificates initially will be issued in book-entry form ("Book-Entry
                                    Certificates"), in denominations of $1,000 original certificate principal balance and integral multiples of $1,000 in excess thereof (except for one Certificate in each Class which may be issued in a lesser amount).


The Mortgage Pool.................The Mortgage Loans to be included in the
                                    Trust Fund will be primarily fixed-rate, closed-end, monthly pay, business and consumer purpose home equity loans secured by first, second or multiple mortgages or deeds of trust (the "Mortgages") on residential real properties (the "Mortgaged Properties"). The Mortgage Loans have original terms to stated maturity ranging from 24 months to 360 months and have an aggregate Principal Balance as of the Statistical Calculation Date, after application of all payments due on or before May 31, 1998, of $74,038,487.51 (the "Statistical
                                    Calculation Date Aggregate Principal
                                    Balance"). Unless otherwise noted, all
                                    statistical percentages in this Prospectus
                                    Supplement are approximate and measured by the aggregate Principal Balances of the applicable Mortgage Loans in relation to the Statistical Calculation Date Aggregate Principal Balance, in each case as of the Statistical Calculation Date.


                                    The due dates for monthly payments on the Mortgage Loans occur throughout the month (each, a "Due Date"). See "The Mortgage Pool" herein. The majority of the business purpose loans have a prepayment fee clause. Such prepayment fee clauses generally provide that the mortgagor pay one or more of the following: (i) a fee equal to a percentage of the outstanding principal balance of the Mortgage Loan, such percentage having been negotiated at the time of origination, (ii) a fee which is designed to allow the holder of the Mortgage Note to earn interest on the Mortgage Loan as if the Mortgage Loan remained outstanding until a designated point in time, or (iii) a fee equal to the amount of interest on the outstanding principal balance of the Mortgage Loan calculated pursuant to a Rule of 78's calculation, which has the effect of requiring the mortgagor to pay a greater amount of interest than would be required to be paid if the actuarial method of calculating interest was utilized. See "Certain Legal Aspects of the Mortgage Loans and Contracts -- The Mortgage Loans" in the Prospectus.


                                    The Mortgage Loans were underwritten in
                                    accordance with the underwriting standards described in this Prospectus Supplement under "The Originators, the Seller and the Servicer." Approximately 30.00%, 26.78% and 14.58% of the Mortgage Loans by Statistical Calculation Date Aggregate Principal Balance are secured by Mortgaged Properties located in New Jersey, Pennsylvania and New York, respectively. See "Risk Factors -- Geographic Concentration" in this Prospectus Supplement.


                                    The Subsequent Mortgage Loans to be
                                    purchased by the Trust, if available, will be originated or purchased by the Originators, sold by the Originators to the Seller, sold by the Seller to the Depositor and then sold by the Depositor to the Trust. The Pooling and Servicing Agreement will provide that the Subsequent Mortgage Loans, as well as all of the Mortgage Loans following the conveyance of such Subsequent Mortgage Loans to the Trust, must conform to certain specified characteristics. See "The Mortgage Pool -- Conveyance of Subsequent Mortgage Loans" in this Prospectus Supplement.

                                    The Trust will be obligated to purchase
                                    the Subsequent Mortgage Loans from time to time on or before July 31, 1998, subject to the availability thereof. In connection with each purchase of Subsequent Mortgage Loans, the Trust will be required to pay to the Depositor a cash purchase price of 100% of the aggregate Principal Balance of such Subsequent Mortgage Loans from the Pre-Funding Account. Under the Pooling and Servicing Agreement, the Depositor will be obligated to sell Subsequent Mortgage Loans to the Trust and the Trust will be obligated, subject to the satisfaction of certain conditions described herein, to purchase such Subsequent Mortgage Loans. The Depositor will designate as a cut-off date (each, a "Subsequent Cut-Off Date") the first day of the month in which such Subsequent Mortgage Loans will be conveyed by the Depositor to the Trust (each, a "Subsequent Transfer Date") occurring during the Pre-Funding Period (as defined herein). The Trust may purchase the Subsequent Mortgage Loans only from the Depositor and not from any other person. See "The Mortgage Pool -- Conveyance of Subsequent Mortgage Loans" in this Prospectus Supplement.


Class A-1 Original Certificate
  Principal Balance...............$38,700,000 (the "Class A-1 Original
                                    Certificate Principal Balance").

Class A-2 Original Certificate
  Principal Balance...............$14,200,000 (the "Class A-2 Original
                                    Certificate Principal Balance").


Class A-3 Original Certificate
  Principal Balance...............$24,900,000 (the "Class A-3 Original
                                    Certificate Principal Balance").


Class A-4 Original Certificate
  Principal Balance...............$14,100,000 (the "Class A-4 Original
                                    Certificate Principal Balance").


Class A-5 Original Certificate
  Principal Balance...............$14,480,000 (the "Class A-5 Original
                                    Certificate Principal Balance").


Class A-6 Original Certificate
  Principal Balance...............$11,820,000 (the "Class A-6 Original
                                    Certificate Principal Balance").


Class A-1
  Pass-Through Rate...............On each Distribution Date, the lesser of (i)
                                    the London Interbank offered rate for
                                    one-month United States dollar deposits
                                    ("LIBOR") (calculated as described under
                                    "Description of the
                                    Certificates--Calculation of LIBOR") as of the second to last business day prior to the immediately preceding Distribution Date (or, in the case of the July 25, 1998 Distribution Date, as of the second to the last business day prior to the Closing
                                    Date) plus 0.05% per annum and (ii) the
                                    weighted average net Mortgage Interest
                                    Rate (i.e., the weighted average Mortgage
                                    Interest Rate on the Mortgage Loans less the sum of the per annum rates at which the Servicing Fees, the Trustee Fees and the Certificate Insurer premium amounts are calculated) for such Distribution Date (the "Available Funds Pass-Through Rate") (such lesser amount, the "Class A-1 Pass-Through Rate").


Class A-2
  Pass-Through Rate...............6.285% per annum (the "Class A-2
                                    Pass-Through Rate").


Class A-3
  Pass-Through Rate...............6.340% per annum (the "Class A-3
                                    Pass-Through Rate").


Class A-4
  Pass-Through Rate...............6.490% per annum (the "Class A-4
                                    Pass-Through Rate").


Class A-5
  Pass-Through Rate...............6.850% per annum, plus with respect to any
                                    Distribution Date after the Clean-up Call
                                    Date (as defined herein), 0.50% (the
                                    "Class A-5 Pass-Through Rate").


Class A-6
  Pass-Through Rate...............6.455% per annum (the "Class A-6
                                    Pass-Through Rate").

Distributions, Generally..........Distributions on the Certificates will be made on each Distribution Date to the
                                    related Holders of record. Distributions to a Holder will be made in an amount equal to the product of such Holder's Percentage Interest (as defined herein) and the amount distributed in respect of such Holder's Class of Certificates on such Distribution Date.


                                    The "Percentage Interest" represented by any Certificate will be equal to the percentage obtained by dividing the Original Certificate Principal Balance of such Certificate by the Original Certificate Principal Balance of all Certificates of the same Class. The "Certificate Principal Balance" of any Certificate is equal to the Original Certificate Principal Balance of such Certificate less any amounts actually distributed to the Holder of such Certificate on account of principal.

                                    On each Distribution Date, the Trustee
                                    shall distribute, to the extent of funds, including any Insured Payments, on deposit in the Certificate Account, as follows:


                                    (a) to the Trustee, an amount equal to the fees then due to it (the "Trustee's Fees");


                                    (b) from amounts then on deposit in the
                                    Certificate Account (excluding any Insured
                                    Payments) to the Certificate Insurer the lesser of (x) the excess of (i) the amount then on deposit in the Certificate Account over (ii) the Insured Distribution Amount for such Distribution Date and (y) the amount of all Insured Payments and other amounts due to the Certificate Insurer pursuant to the Insurance Agreement (including the premium amount) which have not been previously paid (the
                                    "Reimbursement Amount") as of such
                                    Distribution Date;


                                    (c) from amounts then on deposit in the
                                    Certificate Account, to the Holders of
                                    each Class of Class A Certificates, the
                                    Class A Interest Distribution Amount (as defined below under the heading "Distributions of Interest") on a pro rata basis without any priority among the Classes of Class A Certificates.


                                    (d) then, to the Holders of the Class A
                                    Certificates, the Class A Principal
                                    Distribution Amount (as defined below
                                    under the heading "Distributions of
                                    Principal") shall be distributed in the
                                    following order: (A) to the Holders of the Class A-6 Certificates, to the extent of the least of (x) the Class A Principal Distribution Amount, (y) the Class A-6 Certificate Principal Balance immediately prior to such Distribution Date, and (z) the Class A-6 Lockout Distribution Amount (as defined herein), (B) to the Holders of the Class A-1 Certificates, until the Certificate Principal Balance of the Class A-1 Certificates is reduced to zero; (C) to the Holders of the Class A-2 Certificates, until the Certificate Principal Balance of the Class A-2 Certificates is reduced to zero; (D) to the Holders of the Class A-3 Certificates, until the Certificate Principal Balance of the Class A-3 Certificates is reduced to zero; (E) to the Holders of the Class A-4 Certificates, until the Certificate Principal Balance of the Class A-4 Certificates is reduced to zero; (F) to the Holders of the Class A-5 Certificates, until the Certificate Principal Balance of the Class A-5 Certificates is reduced to zero; and (G) to the Holders of the Class A-6 Certificates, until the Certificate Principal Balance of the Class A-6 Certificates is reduced to zero.


                                    The "Class A-6 Lockout Distribution
                                    Amount" for any Distribution Date will be the product of (i) the applicable Class A-6 Lockout Percentage for such Distribution Date (as set forth below) and
                                    (ii) the Class A-6 Lockout Pro-Rata
                                    Distribution Amount (as defined herein)
                                    for such Distribution Date. The "Class A-6
                                    Lockout Percentage" for each Distribution
                                    Date shall be as follows:

                                                                Class A-6
                                    Distribution Date       Lockout Percentage
                                    -----------------       ------------------

                                    July 1998-June 2001              0%
                                    July 2001-June 2003             45%
                                    July 2003-June 2004             80%
                                    July 2004-June 2005            100%
                                    July 2005 and thereafter       300%


                                    The "Class A-6 Lockout Pro Rata
                                    Distribution Amount" for any Distribution
                                    Date will be an amount equal to the
                                    product of (x) a fraction, the numerator of which is the Class A-6 Certificate Principal Balance immediately prior to such Distribution Date and the denominator of which is the aggregate of the Class A-1 Certificate Principal Balance, the Class A-2 Certificate Principal Balance, the Class A-3 Certificate Principal Balance, the Class A-4 Certificate Principal Balance, the Class A-5 Certificate Principal Balance and the Class A-6 Certificate Principal Balance
                                    (collectively, the "Class A Certificate
                                    Principal Balance"), in each case
                                    immediately prior to such Distribution
                                    Date, and (y) the Class A Principal
                                    Distribution Amount for such Distribution
                                    Date.


                                    During certain periods, no principal
                                    payments or a disproportionately small
                                    portion of the Class A Principal
                                    Distribution Amount will be distributed on the Lockout Certificates. During certain other periods, a disproportionately large portion of the Class A Principal Distribution Amount will be distributed on the Lockout Certificates. Unless the Certificate Principal Balance of the Class A Certificates (other than the Lockout Certificates) has been reduced to zero or unused Pre-Funding Account moneys are distributed to the Holders of the Class A Certificates as described herein, the Lockout Certificates will not be entitled to receive any distributions of principal payments prior to the Distribution Date in July 2001.


Distributions of Interest.........Interest will accrue on each Class of Class
                                    A Certificates at the applicable
                                    Pass-Through Rate on the related
                                    Certificate Principal Balance during the related Accrual Period (such interest, the "Current Interest"). The amount of interest payable will generally be equal to the sum of the Current Interest for each Class, reduced by an amount equal to the aggregate of the Prepayment Interest Shortfalls (as defined herein) and the Civil Relief Act Interest Shortfalls (as defined herein) (together, the "Mortgage Loan Interest Shortfalls"), if any, for such Distribution Date, to the extent such Mortgage Loan Interest Shortfalls are not paid by the Servicer as Compensating Interest (as defined herein). Mortgage Loan Interest Shortfalls will not be covered by or under the Certificate Insurance Policy. The amount of interest (as described above) payable with respect to the Class A Certificates on any Distribution Date, plus any related Carry-Forward Amount (as defined herein), constitutes the "Class A Interest Distribution Amount" and shall be distributable, to the extent of the Available Amount, less Trustee's Fees, on the related Distribution Date. See "Description of the Certificates" in this Prospectus Supplement.

Distributions of Principal........The following discussion makes use of a number of terms which are defined under
                                    "Description of the Certificates --
                                    Overcollateralization Provisions" in this
                                    Prospectus Supplement.


                                    The Holders of the Classes of Class A
                                    Certificates then entitled to receive
                                    principal, are entitled to receive certain monthly distributions of principal on each Distribution Date which generally reflect collections of principal during the related Due Period. The Certificate Insurance Policy only guarantees the amount by which the sum of the Insured Distribution Amount exceeds the Available Amount, less Trustee's Fees (after taking into account the portion of the Class A Principal Distribution Amount to actually be distributed on such Distribution Date, without regard to any Insured Payment to be made with respect to such Distribution
                                    Date) as more fully described herein under "The Certificate Insurance Policy" in this Prospectus Supplement.

                                    The subordination provisions of the Trust result in a limited acceleration of the principal payments to the Holders of the Class of Class A Certificates then entitled to receive principal, as more fully described under "Description of the Certificates -- Overcollateralization
                                    Provisions" in this Prospectus Supplement.
                                    Such subordination provisions have the
                                    effect of shortening the weighted average lives of the Class A Certificates by increasing the rate at which principal is distributed to the Class A
                                    Certificateholders. See "Prepayment and
                                    Yield Considerations" in this Prospectus
                                    Supplement and in the Prospectus.


                                    The Class A Certificates (other than the
                                    Class A-6 Certificates) are "sequential
                                    pay" in that the Holders of the Class A-5
                                    Certificates will receive no payments of principal until the Certificate Principal Balance of the Class A-4 Certificates has been reduced to zero, the Holders of the Class A-4 Certificates will receive no payments of principal until the Certificate Principal Balance of the Class A-3 Certificates is reduced to zero, the Holders of the Class A-3 Certificates will receive no payments of principal until the Certificate Principal Balance of the Class A-2 Certificates has been reduced to zero and the Holders of the Class A-2 Certificates will receive no payments of principal until the Certificate Principal Balance of the Class A-1 Certificates has been reduced to zero; provided, however, that, to the extent funds in the Pre-Funding Account are not used to purchase Subsequent Mortgage Loans by July 31, 1998, such funds will be distributed to the Holders of the Class A Certificates pro rata, as principal. The Holders of the Class A-6 Certificates are entitled to receive on each Distribution Date, in respect of principal, payment of the Class A-6 Lockout Distribution Amount for such Distribution Date to the extent such Class A-6 Lockout Distribution Amount does not exceed the lesser of the Class A Principal Distribution Amount or the remaining Class A-6 Certificate Principal Balance for such Distribution Date; provided, that if on any Distribution Date the Class A-5 Certificate Principal Balance is zero, the Class A-6 Certificates will be entitled to receive the entire Class A Principal Distribution Amount for such Distribution Date, up to the remaining Class A-6 Certificate Principal Balance.

                                    The "Class A Principal Distribution
                                    Amount" for any Distribution Date will be the lesser of:


                                  (a)  the excess of (i) the sum, as of such
                                       Distribution Date, of (A) the Available
                                       Amount and (B) any Insured Payment over
                                       (ii) the sum of the Class A Interest
                                       Distribution Amount, the Trustee's Fees
                                       and the Reimbursement Amount; and


                                  (b)  the sum, without duplication, of:


                                         (i)   all principal in respect of the
                                               Mortgage Loans actually
                                               collected during the calendar
                                               month preceding the
                                               Distribution Date (the "Due
                                               Period"),


                                        (ii)   the Principal Balance of each
                                               Mortgage Loan that either was
                                               repurchased by the Seller or by
                                               the Depositor or purchased by
                                               the Servicer on the related
                                               Distribution Date, to the
                                               extent such Principal Balance
                                               is actually received by the
                                               Trustee,

                                       (iii)   any Substitution Adjustments
                                               delivered by the Depositor on
                                               the related Distribution Date
                                               in connection with a
                                               substitution of a Mortgage
                                               Loan, to the extent such
                                               Substitution Adjustments are
                                               actually received by the
                                               Trustee,


                                        (iv)   the Net Liquidation Proceeds
                                               actually collected by the
                                               Servicer of all Mortgage Loans
                                               during the prior calendar month
                                               (to the extent such Net
                                               Liquidation Proceeds relate to
                                               principal),


                                         (v)   with respect to the July 25,
                                               1998 or August 25, 1998
                                               Distribution Dates, moneys
                                               released from the Pre-Funding
                                               Account, if any (to the extent
                                               such funds are less than 1% of
                                               the aggregate Principal Balance
                                               of the Mortgage Loans in the
                                               Trust on such date),


                                        (vi)   the amount of any Subordination
                                               Deficit for such Distribution
                                               Date,


                                       (vii)   the proceeds received by the
                                               Trustee on any termination of
                                               the Trust (to the extent such
                                               proceeds relate to principal),
                                               and


                                      (viii)   the amount of any Subordination
                                               Increase Amount for such
                                               Distribution Date, to the
                                               extent of any Net Monthly
                                               Excess Cashflow available for
                                               such purpose;


                                                      minus


                                        (ix)   the amount of any Subordination
                                               Reduction Amount for such
                                               Distribution Date.


                                    In no event will the Class A Principal
                                    Distribution Amount with respect to any
                                    Distribution Date be (x) less than zero or
                                    (y) greater than the then outstanding
                                    Class A Certificate Principal Balance.

                                    Insured Distribution Amount


                                    With respect to any Distribution Date, the sum of (i) the Class A Interest Distribution Amount and the Class A Principal Distribution Amount for such Distribution Date (together, the "Class A Distribution Amount"), (ii) the amount of the Subordination Deficit, if any, with respect to such Distribution Date, and
                                    (iii) with respect to the Distribution
                                    Date which is a Final Scheduled Maturity
                                    Date, the outstanding Certificate
                                    Principal Balance for the related Class of Class A Certificates, is the "Insured Distribution Amount" for such Distribution Date. The "Insured Payment" for a Distribution Date will equal the amount by which the Insured Distribution Amount with respect to such Distribution Date exceeds the Available Amount, less the Trustee's Fees, for such Distribution Date.


                                    The "Carry-Forward Amount" as of any
                                    Distribution Date equals the sum of (a)
                                    the amount, if any, by which (i) the Class
                                    A Interest Distribution Amount as of the immediately preceding Distribution Date exceeded (ii) the amount actually distributed to the Class A
                                    Certificateholders on such Distribution
                                    Date on account of interest and (b)
                                    30-days' interest on such amount at the
                                    weighted average Pass-Through Rate
                                    (weighted by the related aggregate
                                    Certificate Principal Balance of each
                                    Class) of the Class A Certificates (the
                                    "Weighted Average Class A Pass-Through
                                    Rate"). See "Description of Certificates
                                    --Distributions" in this Prospectus
                                    Supplement.

                                    A "Liquidated Mortgage Loan" is, in
                                    general, a defaulted Mortgage Loan as to which the Servicer has determined that all amounts that it expects to recover on such Mortgage Loan have been recovered (exclusive of any possibility of a deficiency judgment). Any loss on a Liquidated Mortgage Loan (a "Liquidated Loan Loss") may or may not be recovered by the Holders of the Class A Certificates on the Distribution Date which immediately follows the event of loss. However, the Holders of the Class A Certificates are entitled to receive ultimate recovery with respect to any Liquidated Loan Losses which occur, receipt of which will be no later than the Distribution Date occurring after such Liquidated Loan Loss creates a Subordination Deficit (as described below). Such payment will be in the form of an Insured Payment if not covered through Net Monthly Excess Cashflow.


                                    Insured Payments do not include Liquidated
                                    Loan Losses until such time as such
                                    aggregate, cumulative Liquidated Loan
                                    Losses have created a Subordination
                                    Deficit; provided, however, that the
                                    Certificate Insurer is permitted, at its sole option, but not required, to pay any Liquidated Loan Losses in accordance with the Certificate Insurance Policy. A "Subordination Deficit" as of any Distribution Date, is the amount, if any, by which (a) the Class A Certificate Principal Balance, after taking into account the payment of the Class A Principal Distribution Amount on such date (except for any payment to be made as to principal from the proceeds of the Certificate Insurance Policy) exceeds (b) the aggregate Principal Balance of the Mortgage Loans determined as of the end of the immediately preceding Due Period.


                                    The "Principal Balance" of any Mortgage
                                    Loan as of any date of determination is
                                    the outstanding principal balance of such Mortgage Loan as of such date of determination after giving effect to prepayments received prior to the end of the related Due Period and Deficient Valuations incurred prior to the related Due Date. The Principal Balance of a Mortgage Loan which becomes a Liquidated Mortgage Loan on or prior to the related Due Date shall be zero.

Pre-Funding Account...............On the Closing Date, the Trustee will deposit the Original Pre-Funded Amount in an account held in the name of the Trustee on behalf of the Trust (the "Pre-Funding Account"). Such Original Pre-Funded Amount will be funded from the sale of the Class A Certificates, and may be used to acquire Subsequent Mortgage Loans during the period (the "Pre-Funding Period") from the Closing Date until the earliest of (i) the date on which the amount on deposit in the Pre-Funding Account is less than $100,000,
                                    (ii) the date on which an Event of Default occurs under the terms of the Pooling and Servicing Agreement, or (iii) July 31, 1998. The amount on deposit in the Pre-Funding Account will be reduced during the Pre-Funding Period by the amount thereof used to purchase Subsequent Mortgage Loans in accordance with the terms of the Pooling and Servicing Agreement. The Depositor expects that the Original Pre-Funded Amount will be reduced to less than $100,000 by July 31, 1998. To the extent funds in the Pre-Funding Account are not used to purchase Subsequent Mortgage Loans by July 31, 1998, such funds will be used to prepay the principal of the Class A Certificates, pro rata, on the August 25, 1998 Distribution Date. In the event that the funds remaining in the Pre-Funding Account on July 31, 1998 (i) exceed 1% of the aggregate Principal Balance of the Mortgage Loans in the Trust on such date, such funds will be used to prepay the principal of the Class A Certificates, pro rata, on the August 25, 1998 Distribution Date, or (ii) are less than 1% of the aggregate Principal Balance of the Mortgage Loans in the Trust on such date, such funds will be distributed in accordance with the provisions of the Pooling and Servicing Agreement (i.e. as part of the Class A Principal Distribution Amount in the sequential pay structure). The Pre-Funding Account will not be an asset of the REMIC.

Capitalized Interest
  Account.........................On the Closing Date, the Trustee will be required to deposit a portion of the
                                    proceeds of the sale of the Class A
                                    Certificates in an account (the
                                    "Capitalized Interest Account") held in
                                    the name of the Trustee on behalf of the Trust. The amount deposited therein will be used, as necessary, by the Trustee during the Pre-Funding Period to fund the aggregate amount of interest accruing during the related Accrual Period at the Weighted Average Class A Pass-Through Rate, plus the rate at which the Certificate Insurance Policy premium is calculated, on the amount by which the Class A Certificate Principal Balance exceeds the aggregate Principal Balance of the Mortgage Loans in the Trust. Any amounts remaining in the Capitalized Interest Account on the Distribution Date which follows the end of the Pre-Funding Period and not used for such purposes are required to be paid directly to the Seller on such Distribution Date. The Capitalized Interest Account will not be an asset of the REMIC.

Credit Enhancement................The credit enhancement provided for the benefit of the Class A Certificateholders consists solely of (a) overcollateralization and (b) the Certificate Insurance Policy.

                                  Overcollateralization.

                                    On the Closing Date, the Trust will issue
                                    Class A Certificates with an aggregate
                                    Original Certificate Principal Balance
                                    which is approximately 1.5% less than the sum of the aggregate Principal Balance of the Initial Mortgage Loans and the Original Pre-Funded Amount, resulting in initial overcollateralization.
                                    Overcollateralization is increased in the early months of the transaction pursuant to the subordination provisions of the Trust which, starting with the second Distribution Date, may cause a limited acceleration of the Class A Certificates relative to the amortization of the Mortgage Loans. The accelerated amortization results from the application of certain excess interest to the payment of principal on the Classes of Class A Certificates then entitled to receive principal. None of the excess interest will be used as a payment of principal for the first Distribution Date. Starting with the second Distribution Date until the required level of overcollateralization is reached, only 80% of the excess interest will be used as a payment of principal to accelerate the amortization of the Class A Certificates. Once the required level of overcollateralization is reached, and subject to the provisions described in the next paragraph, the acceleration feature will cease, unless necessary to maintain the required level of overcollateralization. Thereafter, if it is necessary to use the excess interest to reestablish the required level of overcollateralization, all of the available excess interest will be applied to payment of principal on the Class A Certificates. Notwithstanding the foregoing, in the event certain tests set forth in the Pooling and Servicing Agreement are violated, all excess interest will be used as a payment of principal to accelerate the amortization of the Class A Certificates.

                                    The Pooling and Servicing Agreement
                                    provides that, subject to certain trigger tests, the required level of overcollateralization may increase or decrease over time. An increase would result in a temporary period of accelerated amortization of the Class A Certificates to increase the actual level of overcollateralization to its required level; a decrease would result in a temporary period of decelerated amortization to reduce the actual level of overcollateralization to its required level. See "Description of the Certificates --Overcollateralization
                                    Provisions" in this Prospectus Supplement.

                                  The Certificate Insurance Policy.


                                    The Class A Certificateholders will have the benefit of the Certificate Insurance Policy, discussed more fully below. The Certificate Insurance Policy does not insure the payment of Mortgage Loan Interest Shortfalls. See "The Certificate Insurance Policy" and "The Certificate Insurer" in this Prospectus Supplement and "Credit Support -- Other Credit Enhancement" in the Prospectus.


The Certificate Insurer...........Financial Security Assurance Inc. (the
                                    "Certificate Insurer") is a New York
                                    monoline insurance company engaged in the business of writing financial guaranty insurance, principally in respect of securities offered in domestic and foreign markets. The Certificate Insurer's claims-paying ability is rated "Aaa" by Moody's Investors Service, Inc. ("Moody's") and "AAA" by Standard and Poor's Ratings Group, a division of The McGraw-Hill Companies, Inc. ("Standard & Poor's"), Fitch IBCA, Inc. ("Fitch"), Nippon Investors Service, Inc. and Standard & Poor's (Australia) Pty. Ltd. See "The Certificate Insurance Policy" and "The Certificate Insurer" in this Prospectus Supplement.


The Certificate Insurance
  Policy..........................The Certificate Insurer will issue the
                                    Certificate Insurance Policy with respect to the Class A Certificates, pursuant to which it will irrevocably and unconditionally guaranty payment on each Distribution Date of Insured Payments to the Trustee for the benefit of the Holders of the Class A Certificates. On any Distribution Date, the Certificate Insurer will generally be required to make available to the Trustee the amount, if any, by which the Insured Distribution Amount exceeds the Available Amount, less the Trustee's Fees (in each case as of the related Distribution Date). See "Description of the Certificates -- Overcollateralization Provisions" in this Prospectus Supplement. The Certificate Insurance Policy does not guarantee the Class A Certificates any specified rate of prepayments. Mortgage Loan Interest Shortfalls will not be covered under the Certificate Insurance Policy. A payment by the Certificate Insurer under the Certificate Insurance Policy is referred to herein as an "Insured Payment."


                                    So long as there does not exist a failure by the Certificate Insurer to make a required payment under the Certificate Insurance Policy (such event, a "Certificate Insurer Default"), the Certificate Insurer shall have the right to exercise all rights of the Holders of the Class A Certificates under the Pooling and Servicing Agreement without any consent of such Holders, and such Holders may exercise such rights only with the prior written consent of the Certificate Insurer, except as provided in the Pooling and Servicing Agreement. In addition, the Certificate Insurer will be entitled to reimbursement for all Insured Payments.

Servicing of the Mortgage
  Loans...........................The Servicer will be obligated to service and administer the Mortgage Loans in
                                    accordance with the Pooling and Servicing
                                    Agreement and to cause the Mortgage Loans to be serviced with the same care as it customarily employs in servicing and administering mortgage loans for its own account, in accordance with accepted mortgage servicing practices of prudent lending institutions, and giving due consideration to the Certificate Insurer's and the Certificateholders' reliance on the Servicer.

Periodic Advances.................Subject to the Servicer's determination that such action would not constitute a
                                    Nonrecoverable Advance (as defined
                                    herein), the Servicer is required to make advances ("Periodic Advances") with respect to delinquent payments of interest (at a rate equal to the interest rate on the related Mortgage Note (the "Mortgage Interest Rate"), less the Servicing Fee (as defined herein)). Such Periodic Advances by the Servicer are reimbursable to the Servicer subject to certain conditions and restrictions, and are intended to provide both sufficient funds for the payment of interest to the Holders of the Class A Certificates, plus an additional amount intended to maintain a specified level of overcollateralization and to pay the Trustee's Fees and the premium due the Certificate Insurer. Notwithstanding the Servicer's good faith determination that a Periodic Advance was recoverable when made, if such Periodic Advance becomes a Nonrecoverable Advance, the Servicer will be entitled to reimbursement therefor from the Trust Fund. See "Description of the Certificates -- Payments on the Mortgage Loans" in this Prospectus Supplement.


Prepayment Interest
  Shortfalls......................Not later than the close of business on the
                                    20th day of each month (each, a "Servicer
                                    Distribution Date"), the Servicer is
                                    required to remit to the Trustee an amount equal to the lesser of (a) the aggregate of the Prepayment Interest Shortfalls for the related Distribution Date resulting from principal prepayments in full during the related Due Period and (b) its aggregate Servicing Fees received in the related Due Period (such lesser amount, the "Compensating Interest"), and shall not have the right to reimbursement therefor. With respect to any Distribution Date, the "Prepayment Interest Shortfall" will be an amount equal to the excess, if any, of (a) 30-days' interest on the outstanding principal balance of such Mortgage Loans at a per annum rate equal to the related Mortgage Interest Rate (or at such lower rate as may be in effect for such Mortgage Loan because of application of the Soldiers' and Sailors' Civil Relief Act of 1940, as amended (the "Civil Relief Act"), any reduction as a result of a bankruptcy proceeding (a "Deficient Valuation") and/or any reduction by a court of the monthly payment due on such Mortgage Loan (a "Debt Service Reduction")), minus the rate at which the Servicing Fee is calculated, over (b) the amount of interest actually remitted by the related mortgagor (each, a "Mortgagor") in connection with such principal prepayment in full, less the Servicing Fee for such Mortgage Loan in such month. Insured Payments do not cover Prepayment Interest Shortfalls.


Civil Relief Act Interest
  Shortfalls......................The reduction, if any, in interest payable on the Mortgage Loans attributable to
                                    Civil Relief Act Interest Shortfalls will be borne by the Class A Certificateholders and will not be covered by payments from the Servicer, the Certificate Insurance Policy or otherwise. See "Risk Factors -- Limitations on Interest Payments and Foreclosures" in this Prospectus Supplement.

Servicing Advances................Subject to the Servicer's determination that such action would not constitute a
                                    Nonrecoverable Advance and that a prudent mortgage lender would make a like advance if it or an affiliate owned the related Mortgage Loan, the Servicer is required to advance amounts with respect to the Mortgage Loans ("Servicing Advances") constituting "out-of-pocket" costs and expenses relating to (a) the preservation and restoration of the Mortgaged Property,
                                    (b) enforcement proceedings, including
                                    foreclosures, (c) expenditures relating to the purchase or maintenance of a first lien not included in the Trust Fund on the Mortgaged Property, and (d) certain other customary amounts described in the Pooling and Servicing Agreement. Such Servicing Advances by the Servicer are reimbursable to the Servicer subject to certain conditions and restrictions. In the event that, notwithstanding the Servicer's good faith determination at the time such Servicing Advance was made, that it would not be a Nonrecoverable Advance, in the event such Servicing Advance becomes a Nonrecoverable Advance, the Servicer will be entitled to reimbursement therefor from the Trust Fund.

Servicing Fee.....................The Servicer is entitled to a servicing fee of 0.50% per annum of the Principal
                                    Balance of each Mortgage Loan (the
                                    "Servicing Fee"), calculated and payable monthly from the interest portion of scheduled monthly payments, liquidation proceeds and certain other proceeds.


Optional Termination by the
  Servicer........................The Servicer may, at its option, terminate the Trust on the Distribution Date (the
                                    first date on which such event occurs, the "Clean-up Call Date") on which the aggregate Principal Balance of the Mortgage Loans is less than 10% of the sum of (a) the aggregate Principal Balance of the Initial Mortgage Loans as of the Cut-Off Date (the "Cut-Off Date Aggregate Principal Balance") and (b) the Original Pre-Funded Amount, by purchasing from the Trust all of the Mortgage Loans and REO Properties (as defined herein) at a price equal to the sum of (a) 100% of the aggregate Principal Balance of each outstanding Mortgage Loan and each REO Property and (b) the greater of (i) the aggregate amount of accrued and unpaid interest on the Mortgage Loans through the related Due Period and (ii) 30-days' accrued interest thereon computed at a rate equal to the related Mortgage Interest Rate, less the Servicing Fee, and
                                    (c) any unreimbursed amounts due to the
                                    Certificate Insurer under the Pooling and Servicing Agreement or the Insurance Agreement and any accrued and unpaid Insured Payments. No such termination is permitted without the prior written consent of the Certificate Insurer if it would result in a draw on the Certificate Insurance Policy. See "Servicing of the Mortgage Loans -- Termination; Purchase of Mortgage Loans" in this Prospectus Supplement.


Optional Purchase of Defaulted
  Mortgage Loans..................The Seller, or any affiliate of the Seller, has the option, but is not obligated, to purchase from the Trust Fund any Mortgage Loan 90 days or more delinquent at a purchase price equal to the outstanding Principal Balance thereof as of the date of purchase, plus all accrued and unpaid interest on such Principal Balance, computed at the related Mortgage Interest Rate (net of the related Servicing Fee if ABC is the Servicer) plus the amount of any unreimbursed Servicing Advances made by the Servicer with respect to such Mortgage Loan in accordance with the provisions specified in the Pooling and Servicing Agreement.

Book Entry Form of
  Certificates....................The Class A Certificates are sometimes referred to in this Prospectus Supplement as "Book-Entry Certificates." No person acquiring an interest in the Book-Entry Certificates will be entitled to receive a definitive certificate representing such person's interest in the Trust Fund, except under the limited circumstances described herein. Beneficial Owners may elect to hold their interests through The Depository Trust Company ("DTC" or the "Depository"), in the United States, or Centrale de Livraison de Valeurs Mobiliers, S.A. ("CEDEL") or the Euroclear System ("Euroclear"), in Europe. Transfers within DTC, CEDEL or Euroclear, as the case may be, will be in accordance with the usual rules and operating procedures of the relevant system. So long as the Class A Certificates are Book-Entry Certificates, such Class A Certificates will be evidenced by one or more Class A Certificates registered in the name of Cede & Co. ("Cede"), which will be the "Holder" or "Certificateholder" of such Certificates, as the nominee of DTC or one of the relevant depositaries (the "European Depositaries"). Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and counterparties holding directly or indirectly through CEDEL or Euroclear, on the other, will be effected in DTC through The Chase Manhattan Bank ("Chase"), the relevant depositories of CEDEL or Euroclear, respectively, and each a participating member of DTC. The Class A Certificates will initially be registered in the name of Cede. The interests of the Holders of such Class A Certificates will be represented by book-entries on the records of DTC and participating members thereof. No Beneficial Owner will be entitled to receive a definitive certificate representing such person's interest, except in the event that Definitive Certificates (as defined herein) are issued under the limited circumstances described herein. All references herein to any Class A Certificates reflect the rights of Beneficial Owners only as such rights may be exercised through DTC and its participating organizations for so long as such Class A Certificates are held by DTC. See "Description of the Certificates -- Book-Entry Registration" and " -- Definitive Certificates" in this Prospectus Supplement.

ERISA Considerations..............A fiduciary of any employee benefit plan or other retirement arrangement subject to
                                    the Employee Retirement Income Security
                                    Act of 1974, as amended ("ERISA"), or the Internal Revenue Code of 1986, as amended (the "Code"), should carefully review with its legal advisors whether the purchase or holding of Class A Certificates could give rise to a transaction prohibited or not otherwise permissible under ERISA or the Code. The U.S. Department of Labor has issued an individual exemption, Prohibited Transaction Exemption 90-32, to the Underwriter (the "Exemption"). The Exemption generally exempts from the application of certain of the prohibited transaction provisions of ERISA, and the excise taxes imposed on such prohibited transactions by Section 4975(a) and (b) of the Code and Section 502(i) of ERISA, transactions relating to the purchase, sale and holding of pass-through certificates such as the Class A Certificates and the servicing and operation of asset pools such as the Trust Fund, provided that certain conditions are satisfied. A fiduciary of any Plan should carefully review with its legal advisors whether the purchase or holding of Class A Certificates could give rise to a transaction prohibited or not otherwise permissible under ERISA or the Code. See "ERISA Considerations" in this Prospectus Supplement.


Legal Investment..................The Class A Certificates will not constitute
                                    "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984.


Federal Income Tax
  Status..........................An election will be made to treat the Trust
                                    Fund as a real estate mortgage investment conduit (a "REMIC") for federal income tax purposes. The Class A Certificates will be designated as the "regular interests" in the REMIC, and the Class R Certificates will be designated as the sole "residual interest" in the REMIC.

                                    The Class A Certificates generally will be treated as newly originated debt instruments for federal income tax purposes. Beneficial Owners of the Class A Certificates will be required to report income thereon in accordance with the accrual method of accounting. See "Certain Federal Income Tax Considerations" in this Prospectus Supplement and "Certain Federal Income Tax Consequences--REMIC Securities" in the Prospectus.

Certificate Ratings...............It is a condition to the issuance of the
                                    Class A Certificates that the Class A
                                    Certificates shall have been rated not
                                    lower than AAA by Standard & Poor's and
                                    Aaa by Moody's (each, a "Rating Agency," and together, the "Rating Agencies") taking into account the Certificate Insurance Policy issued with respect to such Certificates. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. The ratings do not address the possibility that Class A Certificateholders may suffer a lower than anticipated yield. See "Ratings" in this Prospectus Supplement and "Prepayment and Yield Considerations" in the Prospectus.

                                 RISK FACTORS


Investors should consider, among other things, the following factors in connection with the purchase of the Class A Certificates.


Prepayment and Maturity Considerations


         Borrowers may prepay their loans at any time and may be required to pay a prepayment fee if permitted by applicable law and if so provided in the applicable mortgage note. The majority of the business purpose Mortgage Loans contain substantial prepayment fees. The consumer purpose Mortgage Loans generally do not contain prepayment fees. The rate of prepayments of the Mortgage Loans cannot be predicted and may be affected by a wide variety of economic, social and other factors, including state and federal income tax policies, interest rates and the availability of alternative financing. Therefore, no assurance can be given as to the level of prepayments that the Trust will experience. The Seller is not aware of any publicly available studies on the effects of changes in interest rates on prepayment rates for loans such as the business purpose Mortgage Loans.


         A number of factors, in addition to the prepayment fees, may impact on the prepayment behavior of a pool of loans such as the Mortgage Loans. One such factor is that the principal balance of the Mortgage Loans is relatively small. A small principal balance may be easier for a borrower to prepay than a large balance and therefore a higher prepayment rate may result for a loan pool such as the Mortgage Pool. In addition, in order to refinance a first priority mortgage loan, the borrower must generally repay any subordinate mortgage loans. However, a small principal balance may make refinancing a Mortgage Loan at a lower interest rate less attractive to the borrower as the perceived impact to the borrower of lower interest rates on the size of the monthly payment may not be significant. Other factors that might be expected to affect the prepayment rate include general economic conditions and the general interest rate environment, possible future changes affecting the deductibility for federal income tax purposes of interest payments on home equity loans, the amounts of, and interest rates on, the underlying senior mortgage loans, and the tendency of borrowers to use first priority mortgage loans as long-term financing for home purchase and junior mortgage loans as shorter-term financing for a variety of purposes, including home improvement, education expenses and purchases of consumer durables such as automobiles. Accordingly, the Mortgage Loans may experience a higher rate of prepayment than traditional fixed rate mortgage loans.


         Prepayments may result from voluntary early payments by borrowers (including payments in connection with refinancings of the related senior mortgage loan or loans), sales of Mortgaged Properties subject to "due-on-sale" clauses and liquidations due to default, as well as the receipt of proceeds from physical damage. In addition, repurchases from the Trust of Mortgage Loans required to be made by the Seller under the Pooling and Servicing Agreement will have the same effect on the Class A Certificateholders as a prepayment of the related Mortgage Loans. Prepayments and such repurchases will also accelerate the actual final maturity of the Class A Certificates. All of the Mortgage Loans contain "due-on-sale" provisions, and the Servicer will enforce such provisions to the extent permitted by applicable law. In addition, if the Seller is unable to cure documentation defects or provide Qualified Substitute Mortgage Loans (as defined herein) for the affected Mortgage Loans, affected Mortgage Loans will be repurchased, and the Class A Certificateholders will experience a principal prepayment.


         Except as otherwise described herein, distributions of principal will be made to the Classes of Class A Certificates according to the priorities described herein, rather than on a pro rata basis among such Classes. The timing of commencement of principal distributions to each Class of the Class A Certificates and the weighted average life of each such Class will be affected by the rates of prepayment on the Mortgage Loans experienced both before and after the commencement of principal distributions on each such class. Moreover, because the Lockout Certificates do not receive (unless the Certificate Principal Balance of the Class A Certificates, other than the Lockout Certificates, has been reduced to zero or unused Pre-Funding Account moneys are distributed to the Holders of the Class A Certificates as described herein) any portion of principal payments prior to the Distribution Date occurring in July 2001 and thereafter will receive (unless the Certificate Principal Balance of the Class A Certificates, other than the Lockout Certificates, has been reduced to zero) a disproportionately small or large portion of principal payments, the weighted average life of the Lockout Certificates will be longer or shorter than would otherwise be the case, and the effect on the market value of the Lockout Certificates of changes in market interest rates or market yields for similar securities may be greater or lesser than for the other Classes of Class A Certificates entitled to principal distributions. To the extent funds in the Pre-Funding Account are not used to purchase Subsequent Mortgage Loans by July 31, 1998, such funds will be used on the August 25, 1998 Distribution Date to make a mandatory prepayment of principal to the Holders of the Class A Certificates, pro rata. In the event that the funds remaining in the Pre-Funding Account on July 31, 1998 (i) exceed 1% of the aggregate Principal Balance of the Mortgage Loans in the Trust on such date, such funds will be used to prepay the principal of the Class A Certificates, pro rata, on the August 25, 1998 Distribution Date, or
(ii) are less than 1% of the aggregate Principal Balance of the Mortgage Loans in the Trust on such date, such funds will be distributed in accordance with the provisions of the Pooling and Servicing Agreement (i.e. as part of the Class A Principal Distribution Amount in the sequential pay structure). See "Certain Legal Aspects of the Mortgage Loans and Contracts -- The Mortgage Loans."


         In general, if prevailing interest rates fall significantly below the interest rates for similar loans at the time of origination, fixed rate mortgage loans may be subject to higher prepayment rates than if prevailing rates remain at or above those at the time such Mortgage Loans were originated. Should prepayments on the Mortgage Loans increase because of such interest rate reductions, the average life and final maturity of the Class A Certificates may be shortened. See "Prepayment and Yield Considerations."


         The weighted average life of a pool of loans is the average amount of time that will elapse from the date such pool is formed until each dollar of principal is scheduled to be repaid to the investors in such pool. Because it is expected that there will be prepayments and defaults on the Mortgage Loans, the actual weighted average life of the Class A Certificates is expected to vary substantially from the weighted average remaining term to stated maturity of the Mortgage Loans as set forth herein under "The Mortgage Pool -- General." Certain information, based on specified prepayment assumptions, as to the possible weighted average life of the Class A Certificates is set forth herein under "Prepayment and Yield Considerations."


         The Originators maintain only limited records of the historical prepayment experience of its portfolio of loans which the Originators believe do not provide meaningful information with respect to the Mortgage Loans. The Originators are not aware of any publicly available reliable information regarding prepayment experience of mortgage loans such as the business purpose Mortgage Loans. In any event, no assurance can be given that prepayments on the Mortgage Loans will conform to any historical experience and no prediction can be made as to the actual prepayment experience on the Mortgage Loans.


The Subsequent Mortgage Loans and the Pre-Funding Account


         If the principal amount of eligible Mortgage Loans available during the Pre-Funding Period and sold to the Trust is less than 100% of the Original Pre-Funded Amount, the Depositor will have insufficient Mortgage Loans to sell to the Trust, thereby resulting in a prepayment of principal to Holders of the Class A Certificates as described herein. In addition, any conveyance of Subsequent Mortgage Loans is subject to the following conditions, among others: (i) each such Subsequent Mortgage Loan must satisfy the representations and warranties specified in the Unaffiliated Seller's Agreement (as defined herein) and the Pooling and Servicing Agreement; (ii) the Seller will not select such Subsequent Mortgage Loans in a manner that it believes is adverse to the interests of the Holders of the Class A Certificates and the Certificate Insurer; (iii) the Depositor will deliver certain opinions of counsel with respect to the validity of the conveyance of such Subsequent Mortgage Loans; and (iv) as of the Subsequent Cut-Off Date, the Mortgage Loans at that time, including the Subsequent Mortgage Loans to be conveyed by the Depositor as of such Subsequent Cut-Off Date, will satisfy the criteria set forth in the Pooling and Servicing Agreement, as described herein under "The Mortgage Pool -- Conveyance of Subsequent Mortgage Loans."


         To the extent that amounts on deposit in the Pre-Funding Account will not be fully applied to the purchase of Subsequent Mortgage Loans by the Trust by the end of the Pre-Funding Period, such remaining amount will be applied as a prepayment of principal paid to the Holders of the Class A Certificates, pro rata, on the August 25, 1998 Distribution Date as described herein. The amount of any such prepayment will be applied to the Class A Certificates. Although no assurances can be given, it is anticipated by the Depositor that the principal amount of Subsequent Mortgage Loans sold to the Trust will require the application of substantially all amounts on deposit in the Pre-Funding Account and that there will be no material principal prepayment to the Holders of the Class A Certificates.


         Each Subsequent Mortgage Loan must satisfy the eligibility criteria referred to above at the time of its addition. However, Subsequent Mortgage Loans may have been originated by the Originators, purchased by the Seller, and purchased by the Depositor using credit criteria different from those which were applied to the Initial Mortgage Loans and may be of a different credit quality. Therefore, following the transfer of Subsequent Mortgage Loans to the Trust, the aggregate characteristics of the Mortgage Loans then held in the Trust may vary from those of the Initial Mortgage Loans included in the Trust Fund. See "The Mortgage Pool--Conveyance of Subsequent Mortgage Loans."


Underwriting Standards, Limited Operating History and Potential Delinquencies


         The Originators market loans, in part, to borrowers who, for one reason or another, are not able, or do not wish, to obtain financing from traditional sources such as commercial banks. To the extent that such loans may be considered to be of a riskier nature than loans made by traditional sources of financing, the Holders of the Certificates may be deemed to be at greater risk than if the Mortgage Loans were made to other types of borrowers.


         As described herein, the Originators' underwriting standards generally are less stringent than those of the Federal National Mortgage Association ("FNMA") or the Federal Home Loan Mortgage Corporation ("FHLMC") with respect to a borrower's credit history and in certain other respects. A borrower's non-perfect credit history may not preclude the Originators from making a loan. As a result of this approach to underwriting, the Mortgage Loans in the Mortgage Pool may experience higher rates of delinquencies, defaults and foreclosures than mortgage loans underwritten in a manner which is more similar to the FNMA and FHLMC guidelines.


Geographic Concentration


         Certain geographic regions of the United States from time to time will experience weaker regional economic conditions and housing markets, and, consequently, will experience higher rates of loss and delinquency on loans generally. Any concentration of the Mortgage Loans in such a region may present risk considerations in addition to those generally present for similar mortgage backed securities without such concentration. The Originators originate or purchase their loans primarily on the eastern seaboard of the United States. This practice may subject the Mortgage Pool to the risk that a downturn in the economy in this area of the country would more greatly affect the Mortgage Pool than if the Mortgage Pool were more diversified. In particular, approximately 30.00%, 26.78% and 14.58% of the Mortgage Loans by Statistical Calculation Date Aggregate Principal Balance are secured by Mortgaged Properties located in New Jersey, Pennsylvania and New York, respectively. Because of the relative geographic concentration of the Mortgage Loans within New Jersey, Pennsylvania and New York, losses on the Mortgage Loans may be higher than would be the case if the Mortgage Loans were more geographically diversified. For example, certain of the Mortgaged Properties may be more susceptible to certain types of special hazards, such as earthquakes and other natural disasters and major civil disturbances, than residential properties located in other parts of the country. In addition, the economies of New Jersey, Pennsylvania and New York may be adversely affected to a greater degree than the economies of other areas of the country by certain regional developments. If the New Jersey, Pennsylvania and New York residential real estate markets experience an overall decline in property values after the dates of origination of the respective Mortgage Loans, then the rates of delinquencies, foreclosures and losses on the Mortgage Loans may be expected to increase and such increase may be substantial.


Balloon Payments


         As of the Statistical Calculation Date, the Mortgage Loans have been originated at fixed interest rates for fixed terms ranging from 24 to 360 months. As of the Statistical Calculation Date, approximately 36.12% of the Mortgage Loans are not fully amortized over their terms and instead require substantial balloon payments on their maturity dates (the "Balloon Loans"). See "The Mortgage Pool." Because the principal balance of such Mortgage Loans does not fully amortize over the term of the Mortgage Loan, such Mortgage Loans may involve greater risks of default than Mortgage Loans whose principal balance is fully amortized over the term of the Mortgage Loan. The borrower's ability to pay the balloon amount due at maturity of such a Mortgage Loan will depend on the borrower's ability to obtain adequate refinancing or funds from other sources to repay the Mortgage Loan.


         The Originators believe that the Mortgage Loans are or will be adequately collateralized and that, in light of the collateralization and the relatively small average size of the Mortgage Loans, the borrowers will have the ability to obtain adequate refinancing or secure funds from other sources. See "The Mortgage Pool." However, the Originators have had only a very limited historical default experience with respect to its portfolio when loans with balloon payments come due and the Originators do not believe that the experience provides meaningful information with respect to the Mortgage Loans.


         Even assuming that the Mortgaged Properties provide adequate security for the Mortgage Loans, substantial delays could be encountered in connection with the liquidation of defaulted Mortgage Loans and corresponding delays in the receipt of related proceeds by Class A Certificateholders could occur.


Nature of Collateral; Second Lien Mortgage Loans


         General economic conditions have an impact on the ability of borrowers to repay loans. Loss of earnings, illness and other similar factors may lead to an increase in delinquencies and bankruptcy filings by borrowers. In the event of a bankruptcy of a mortgagor, it is possible that the Trust could experience a loss with respect to such mortgagor's Mortgage Loan. In conjunction with a mortgagor's bankruptcy, a bankruptcy court may suspend or reduce the payments of principal and interest to be paid with respect to such Mortgage Loan or permanently reduce the principal balance of such Mortgage Loan, thus either delaying or permanently limiting the amount received by the Trust with respect to such Mortgage Loan. Moreover, in the event a bankruptcy court prevents the transfer of the related Mortgaged Property to the Trust, any remaining balance on such Mortgage Loan may not be recoverable.


         As of the Statistical Calculation Date, approximately 14.83% of the Mortgage Loans are secured by Second Liens which are subordinate to the rights of the mortgagee under related first mortgages. See "The Mortgage Pool." As a result, the proceeds from any liquidation, insurance or condemnation proceedings will be available to satisfy the principal balance of such a Mortgage Loan only to the extent that the claims, if any, of each related first mortgagee are satisfied in full, including any related foreclosure costs. In addition, a mortgagee of a second mortgage may not foreclose on the Mortgaged Property securing such mortgage unless it forecloses subject to the related first mortgage, in which case it must either pay the entire amount of each first mortgage to the applicable mortgagee at or prior to the foreclosure sale or undertake the obligation to make payments on each senior mortgage in the event of default thereunder. In servicing business and consumer purpose home equity loans in its portfolio, it is the Servicer's practice to satisfy or reinstate each such first mortgage at or prior to the foreclosure sale only to the extent that it determines any amount so paid will be recoverable from future payments and collections on the related loans or otherwise. The Trust will have no source of funds to satisfy any first mortgage or make payments due to any first mortgagee.


         An overall decline in the residential real estate market could adversely affect the values of the Mortgaged Properties such that the outstanding principal balances, together with the primary senior financing thereon, equals or exceeds the value of the Mortgaged Properties. Such a decline would adversely affect the position of a second mortgagee before having such an effect on that of the related first mortgagee. A rise in interest rates over a period of time and the general condition of the Mortgaged Property as well as other factors may have the effect of reducing the value of the Mortgaged Property from the appraised value at the time the Mortgage Loan was originated. If there is a reduction in value of the Mortgaged Property, the ratio of the amount of the Mortgage Loan to the value of the Mortgaged Property may increase over what it was at the time the Mortgage Loan was originated. Such an increase may reduce the likelihood of liquidation or other proceeds being sufficient to satisfy the Mortgage Loan after satisfaction of any first liens.


         Even assuming that the Mortgaged Properties provide adequate security for the Mortgage Loans, substantial delays could be encountered in connection with the liquidation of defaulted Mortgage Loans and corresponding delays in the receipt of related proceeds by Class A Certificateholders. An action to foreclose on the Mortgaged Property securing a Mortgage Loan is regulated by state statutes and rules and is subject to many of the delays and expenses of other lawsuits if defenses or counterclaims are interposed, sometimes requiring several years to complete. Furthermore, in some states an action to obtain a deficiency judgment is not permitted following a nonjudicial sale of a Mortgaged Property. In the event of a default by a Mortgagor, these restrictions, among other things, may impede the ability of the Servicer to foreclose on or sell the Mortgaged Property or to obtain Net Liquidation Proceeds sufficient to repay all amounts due on the related Mortgage Loan. In addition, the Servicer will be entitled to deduct from collections received during the preceding Due Period all expenses reasonably incurred in attempting to recover amounts due on Liquidated Mortgage Loans and not yet repaid, including payments to first lienholders, legal fees and costs of legal action, real estate taxes and maintenance and preservation expenses, thereby reducing collections available to Class A Certificateholders. See "The Originators, the Seller and the Servicer -- Delinquency and Loan Loss Experience" and "Description of the Certificates."


         Liquidation expenses with respect to defaulted loans do not vary directly with the outstanding principal balance of the loan at the time of default. Therefore, assuming that a servicer took the same steps in realizing upon a defaulted loan having a small remaining principal balance as it would in the case of a defaulted loan having a large remaining principal balance, the amount realized after expenses of liquidation would be smaller as a percentage of the outstanding principal balance of the small loan than would be the case with the defaulted loan having a large remaining principal balance. Because the average outstanding principal balance of the Mortgage Loans is relatively small, Net Liquidation Proceeds on Liquidated Mortgage Loans may be small as a percentage of the principal balance of a Mortgage Loan.


Decline in Real Estate Values


         No assurance can be given that the values of the Mortgaged Properties have remained or will remain at their levels as of the dates of origination of the related Mortgage Loans. If the residential real estate market should experience an overall decline in property values such that the outstanding balances of the Mortgage Loans (and, in the case of Second Liens and Multiple Liens (each as defined herein) the outstanding balance of the related first mortgage) become equal to or greater than the value of the Mortgaged Properties, the actual rates of delinquencies, foreclosures and losses on these Mortgaged Properties could be higher than losses now generally experienced in the mortgage lending industry.


Payments on the Mortgage Loans


         The scheduled monthly payment dates with respect to the Mortgage Loans occur throughout a month. When a principal prepayment in full is made on a Mortgage Loan, the Mortgagor is charged interest only up to the date of such prepayment, instead of for a full month. However, such principal receipts will only be passed through to the Certificateholders once a month, on the Distribution Date which follows the calendar month in which such prepayment was received by the Servicer. The Servicer is obligated to pay, without any right of reimbursement, those shortfalls in interest collections payable on the Class A Certificates that are attributable to the difference between the interest paid by a mortgagor in connection with a prepayment in full and 30-days' interest (in such case at the related Mortgage Interest Rate, less the Servicing Fee, such shortfalls being "Prepayment Interest Shortfalls"), but only to the extent of the Servicing Fee for the related Due Period (any such payment, "Compensating Interest"). Prepayment Interest Shortfalls and Civil Relief Act Interest Shortfalls will not be covered by payments under the Certificate Insurance Policy.


         Prepayment Interest Shortfalls that are not paid by the Servicer as Compensating Interest, together with Civil Relief Act Interest Shortfalls, will be allocated among the Holders of Class A Certificates on a pro rata basis to reduce the interest otherwise payable on the Class A Certificates. See "Description of the Certificates -- Flow of Funds" in this Prospectus Supplement.


Effect of Mortgage Loan Yield on the Class A-1 Pass-Through Rate


         The Class A-1 Pass-Through Rate is based upon the value of an adjustable index (one-month LIBOR), while the Mortgage Interest Rates on the Mortgage Loans are fixed. Consequently, the interest which becomes due on such Mortgage Loans (net of the Servicing Fees, the Trustee Fees and the Certificate Insurer premium amounts) during any Due Period may be less than the amount of interest that would accrue at one-month LIBOR plus the margin on the Class A-1 Certificates during the related Accrual Period, and will be limited to such lower amount. The Class A-1 Certificates do not contain any "carry-forward" or "catch-up" feature if the amount of interest paid is so limited.


Effect of Losses; Lockout Certificates


         Because principal distributions are paid to certain Classes of Class A Certificates before other such Classes, Holders of Classes of Class A Certificates having a later priority of payments bear a greater risk of losses (because such Certificates will represent an increasing percentage interest in the Trust Fund during the period prior to the commencement of distributions of principal thereon) than Holders of Classes having earlier priorities for distribution of principal. In particular, with respect to the Lockout Certificates, during certain periods, no principal payments or a disproportionately small portion of the Class A Principal Distribution Amount will be distributed on the Lockout Certificates, and during certain other periods, a disproportionately large portion of the Class A Principal Distribution Amount will be distributed on the Lockout Certificates. Unless the Certificate Principal Balance of the Class A Certificates (other than the Lockout Certificates) has been reduced to zero or unused Pre-Funding Account moneys are distributed to the Holders of the Class A Certificates as described herein, the Lockout Certificates will not be entitled to receive any distributions of principal payments prior to the Distribution Date in July 2001.


Legal Considerations


         Applicable state laws generally regulate interest rates and other charges, require certain disclosures, and may require licensing of the Originators. In addition, many states have other laws, such as consumer protection laws, unfair and deceptive practices acts and debt collection practices acts which may apply to the origination or collection of the Mortgage Loans. Depending on the provisions of the applicable law, violations of these laws may limit the ability of the Servicer to collect all or part of the principal of or interest on the Mortgage Loans, may entitle the borrower to a refund of amounts previously paid and, in addition, could subject the Trust to damages and administrative enforcement. See "Certain Legal Aspects of the Mortgage Loans and Contracts" in the Prospectus.


         The Mortgage Loans are also subject to federal laws, including: (i) the Federal Truth in Lending Act and Regulation Z promulgated thereunder as to consumer purpose Mortgage Loans, which require certain disclosures to the borrowers regarding the terms of such Mortgage Loans; (ii) the Equal Credit Opportunity Act and Regulation B promulgated thereunder as to the business and consumer purpose Mortgage Loans, which prohibit discrimination on the basis of age, race, color, sex, religion, marital status, national origin, receipt of public assistance or the exercise of any right under the Consumer Credit Protection Act, in the extension of credit; and (iii) the Fair Credit Reporting Act as to the business and consumer purpose Mortgage Loans, which regulates the use and reporting of information related to the borrower's credit experience.


         Violations of certain provisions of these federal laws may limit the ability of the Servicer to collect all or part of the principal of or interest on the Mortgage Loans and in addition could subject the Trust to damages and administrative enforcement. In addition, under the terms of the Soldiers' and Sailors' Civil Relief Act of 1940, as amended (the "Civil Relief Act") or similar state legislation, the interest charged and the ability of the Servicer to foreclose on loans to certain Mortgagors may be limited. Generally, under the Civil Relief Act, a mortgagor who enters military service after the origination of such mortgagor's mortgage loan (including a mortgagor who was in reserve status and is called to active duty after origination of the mortgage loan), shall not be charged interest (including fees and charges) above an annual rate of 6% during the period of such mortgagor's active duty status, unless a court orders otherwise upon application of the lender. The Civil Relief Act applies to mortgagors who are members of the Army, Navy, Air Force, Marines, National Guard, Reserves, Coast Guard and officers of the U.S. Public Health Service assigned to duty with the military. Because the Civil Relief Act applies to mortgagors who enter military service (including reservists who are called to active duty) after origination of the related mortgage loan, no information can be provided as to the number of loans that may be affected by the Civil Relief Act. Application of the Civil Relief Act would adversely affect, for an indeterminate period of time until cessation of active duty status, the ability of the Servicer to collect full amounts of interest on certain of the Mortgage Loans to which it applies, if any. Any shortfall in interest collections on any Mortgage Loan resulting from the application of the Civil Relief Act (such shortfall, a "Civil Relief Act Interest Shortfall") will result in a reduction of the amounts distributable to the Class A Certificateholders, and would not be covered by Periodic Advances or the Certificate Insurance Policy. The Servicer is not obligated to offset any of the Servicing Fee against, or to provide any other funds to cover, any Civil Relief Act Interest Shortfall. In addition, the Civil Relief Act imposes limitations which would impair the ability of the Servicer to foreclose on an affected Mortgage Loan during the Mortgagor's period of active duty status and, under certain circumstances, during an additional period thereafter. See "Certain Legal Aspects of the Mortgage Loans and Contracts" in the Prospectus.


         It is possible that some of the consumer purpose Mortgage Loans will be subject to the Riegle Community Development and Regulatory Improvement Act of 1994 (the "Riegle Act") which incorporates the Home Ownership and Equity Protection Act of 1994. The Riegle Act adds certain additional provisions to the Truth in Lending Act which additions are reflected in Regulation Z, the implementing regulation of the Truth in Lending Act. These provisions impose additional disclosure and other requirements on creditors with respect to certain non-purchase money mortgage loans with high interest rates or high upfront fees and charges. In general, mortgage loans within the purview of the Riegle Act have annual percentage rates 10 percentage points over the yield on Treasury Securities of comparable maturity and/or fees and points which exceed the greater of 8% of the total loan amount or $400. These provisions of the Riegle Act apply on a mandatory basis to all mortgage loans originated on or after October 1, 1995. These provisions can impose specific statutory liabilities upon creditors who fail to comply with their provisions and may affect the enforceability of the related loans. In addition, any assignee of the creditor would generally be subject to all claims and defenses that the consumer could assert against the creditor, including, without limitation, the right to rescind the mortgage loan.


                               THE MORTGAGE POOL


Difference between Statistical Calculation Date and Closing Date Pools


         The statistical information presented in this Prospectus Supplement concerning the Mortgage Loans is based on the pool as of May 18, 1998 (such date, the "Statistical Calculation Date"). The pool aggregated $74,038,487.51 as of the Statistical Calculation Date. The Depositor expects that the actual pool as of the Closing Date will represent approximately $100,022,341.67 in Mortgage Loans. The additional Mortgage Loans will represent Mortgage Loans acquired or to be acquired by the Depositor on or prior to the Closing Date. In addition, with respect to the pool as of the Statistical Calculation Date as to which statistical information is presented herein, some amortization of the pool will occur prior to the Closing Date. Moreover, certain Mortgage Loans included in the pool as of the Statistical Calculation Date may prepay in full, or may be determined not to meet the eligibility requirements for the final pool, and may not be included in the final pool. As a result of the foregoing, the statistical distribution of characteristics as of the Closing Date for the final Mortgage Loan pool will vary somewhat from the statistical distribution of such characteristics as of the Statistical Calculation Date as presented in this Prospectus Supplement, although such variance will not be material. In the event that the Depositor does not, as of the Closing Date, have the full amount of Mortgage Loans which the Depositor expects to sell to the Trust on such date, the Seller will increase the size of the Pre-Funding Account and the Capitalized Interest Account. Unless otherwise noted, all statistical percentages in this Prospectus Supplement are measured by Statistical Calculation Date Aggregate Principal Balance.


                  General


         Additional Mortgage Loans (the "Subsequent Mortgage Loans") are intended to be purchased by the Trust from the Depositor from time to time on or before July 31, 1998 from funds on deposit in the Pre-Funding Account. The Initial Mortgage Loans and the Subsequent Mortgage Loans are referred to herein collectively as the "Mortgage Loans." The Subsequent Mortgage Loans to be purchased by the Trust, if available, will be originated or purchased by the Originators, sold by the Originators to the Seller, sold by the Seller to the Depositor and then sold by the Depositor to the Trust. The Pooling and Servicing Agreement will provide that the Mortgage Loans, following the conveyance of the Subsequent Mortgage Loans, must in the aggregate conform to certain specified characteristics described below under " -- Conveyance of Subsequent Mortgage Loans."


         Unless otherwise noted, all statistical percentages in this Prospectus Supplement are approximate and are measured by the aggregate Principal Balance of the related Mortgage Loans in relation to the Statistical Calculation Date Aggregate Principal Balance, in each case, as of the Statistical Calculation Date.


         The Mortgage Loans will be predominantly business or consumer purpose residential home equity loans used (x) to refinance an existing mortgage loan,
(y) to consolidate debt, or (z) to obtain cash proceeds by borrowing against the Mortgagor's equity in the related Mortgaged Property in order to provide funds for (i) working capital for business, (ii) business expansion, (iii) equipment acquisition, or (iv) personal acquisitions. The Mortgaged Properties securing the Mortgage Loans consist primarily of single-family residences (which may be detached, part of a two- to four-family dwelling, a condominium unit or a unit in a planned unit development). The Mortgaged Properties may be owner-occupied (which includes second and vacation homes) and non-owner occupied investment properties.


         As of the Statistical Calculation Date, each of the Mortgage Loans had remaining terms to maturity of no greater than 360 months and had a Mortgage Interest Rate of at least 8.24% per annum.

         The Combined Loan-to-Value Ratios ("CLTVs") described herein were calculated based upon the appraised values of the related Mortgaged Properties at the time of origination (the "Appraised Values"). No assurance can be given that such appraised values of the Mortgaged Properties have remained or will remain at their levels on the dates of origination of the related Mortgage Loans. If property values decline such that the outstanding balances of the Mortgage Loans, together with the outstanding balances of any first liens, become equal to or greater than the value of the Mortgaged Properties, the actual rates of delinquencies, foreclosures and losses could be higher than those heretofore experienced by the Servicer, as set forth below under "The Originators, the Seller and the Servicer -- Delinquency and Loan Loss Experience," and in the mortgage lending industry.


         As of the Statistical Calculation Date, the Mortgage Loans consist of 984 Mortgage Loans under which the related Mortgaged Properties are located in 20 states, as set forth herein. As of the Statistical Calculation Date, the Mortgage Loans had an aggregate Principal Balance of $74,038,487.51, the minimum Principal Balance of any of the Mortgage Loans was $9,708.20, the maximum principal balance thereof was $375,000.00, and the average Principal Balance of the Mortgage Loans was $75,242.37. As of the Statistical Calculation Date, Mortgage Interest Rates on the Mortgage Loans ranged from 8.24% to 17.99% per annum, and the weighted average Mortgage Interest Rate of the Mortgage Loans was approximately 11.46% per annum. As of the Statistical Calculation Date, the original term to stated maturity of the Mortgage Loans ranged from 24 months to 360 months, the remaining term to stated maturity ranged from 20 months to 360 months, the weighted average original term to stated maturity was approximately 227 months and the weighted average remaining term to stated maturity was approximately 227 months. As of the Statistical Calculation Date, no Mortgage Loan had a stated maturity later than June 1, 2028. Approximately 63.88% of the aggregate Principal Balance of the Mortgage Loans as of the Statistical Calculation Date require monthly payments of principal that will fully amortize the Mortgage Loans by their respective maturity dates, and approximately 36.12% of the aggregate Principal Balance of the Mortgage Loans are Balloon Loans. The weighted average CLTV of the Mortgage Loans as of the Statistical Calculation Date was approximately 76.03%. As of the Statistical Calculation Date, the pool of Mortgage Loans consists of approximately 85.17% of Mortgage Loans secured by first lien mortgages ("First Liens") on the related Mortgaged Properties, and approximately 14.83% of Mortgage Loans secured by second lien mortgages ("Second Liens") on the related Mortgaged Properties.

               GEOGRAPHICAL DISTRIBUTION OF MORTGAGED PROPERTIES




                             Number of                 Aggregate Unpaid           % of Statistical Calculation Date
        State              Mortgage Loans             Principal Balance             Aggregate Principal Balance(1)
        -----              --------------             -----------------             ------------------------------

Colorado                          1                         $112,000.00                          0.15%
Connecticut                      17                          905,425.45                          1.22
Delaware                         34                        2,950,107.74                          3.98
Florida                          25                        1,797,234.78                          2.43
Georgia                          76                        5,628,182.64                          7.60
Illinois                          6                          472,300.00                          0.64
Indiana                           6                          215,866.00                          0.29
Kentucky                          6                          354,980.97                          0.48
Maryland                         32                        2,470,887.57                          3.34
Massachusetts                     1                           23,000.00                          0.03
Michigan                          1                           56,039.06                          0.08
Mississippi                      13                        1,131,756.78                          1.53
North Carolina                   15                          761,489.07                          1.03
New Jersey                      248                       22,211,559.47                         30.00
New York                        113                       10,795,048.25                         14.58
Ohio                             21                        1,133,682.28                          1.53
Pennsylvania                    325                       19,829,037.03                         26.78
South Carolina                    5                          234,216.42                          0.32
Tennessee                         7                          242,515.15                          0.33
Virginia                         32                        2,713,158.85                          3.66
                                 --                        ------------                          ----

   TOTAL..............          984                      $74,038,487.51                        100.00%
                                ===                      ==============                        =======





                                           DISTRIBUTION OF CLTV RATIOS




            Original                  Number of              Aggregate Unpaid           % of Statistical Calculation Date
           CLTV Range               Mortgage Loans          Principal Balance            Aggregate Principal Balance(1)
           ----------               --------------          -----------------            ------------------------------

 5.000  < CLTV < =    10.000%               3                      $82,918.63                      0.11%
10.000  < CLTV < =    15.000                3                       41,308.20                      0.06
15.000  < CLTV < =    20.000                3                       77,840.94                      0.11
20.000  < CLTV < =    25.000                6                      209,960.41                      0.28
25.000  < CLTV < =    30.000               10                      316,101.77                      0.43
30.000  < CLTV < =    35.000               11                      525,101.79                      0.71
35.000  < CLTV < =    40.000               18                      666,021.11                      0.90
40.000  < CLTV < =    45.000               13                      645,019.11                      0.87
45.000  < CLTV < =    50.000               25                    2,033,299.26                      2.75
50.000  < CLTV < =    55.000               29                    2,273,295.02                      3.07
55.000  < CLTV < =    60.000               39                    2,780,859.87                      3.76
60.000  < CLTV < =    65.000               47                    3,474,004.58                      4.69
65.000  < CLTV < =    70.000               86                    6,427,634.00                      8.68
70.000  < CLTV < =    75.000              135                    8,239,381.57                     11.13
75.000  < CLTV < =    80.000              221                   16,705,889.46                     22.56
80.000  < CLTV < =    85.000              165                   12,180,817.28                     16.45
85.000  < CLTV < =    90.000              163                   16,942,691.59                     22.88
90.000  < CLTV < =    95.000                4                      266,542.92                      0.36
95.000  < CLTV < =   100.000                2                       55,300.00                      0.07
100.000 < CLTV < =   105.000                1                       94,500.00                      0.13
                                            -                       ---------                      ----

   TOTAL....................              984                  $74,038,487.51                    100.00%
                                          ===                  ==============                    =======

                 DISTRIBUTION OF GROSS MORTGAGE INTEREST RATES

        Gross Mortgage               Number of              Aggregate Unpaid          % of Statistical Calculation Date
      Interest Rate Range         Mortgage Loans           Principal Balance           Aggregate Principal Balance(1)
      -------------------         --------------           -----------------           ------------------------------

 8.00   < Gross Coupon <=  8.25          2                  $     179,073.08                        0.24%
 8.25   < Gross Coupon <=  8.50         16                      1,148,124.62                        1.55
 8.50   < Gross Coupon <=  8.75          3                        246,581.34                        0.33
 8.75   < Gross Coupon <=  9.00         36                      3,828,834.53                        5.17
 9.00   < Gross Coupon <=  9.25         16                      1,809,301.31                        2.44
 9.25   < Gross Coupon <=  9.50         52                      3,738,367.89                        5.05
 9.50   < Gross Coupon <=  9.75         40                      3,280,946.07                        4.43
 9.75   < Gross Coupon <= 10.00         90                      8,078,472.77                       10.91
10.00   < Gross Coupon <= 10.25         21                      1,682,060.63                        2.27
10.25   < Gross Coupon <= 10.50         77                      6,498,589.72                        8.78
10.50   < Gross Coupon <= 10.75         28                      2,705,868.79                        3.65
10.75   < Gross Coupon <= 11.00        124                      8,792,757.89                       11.88
11.00   < Gross Coupon <= 11.25         25                      2,231,684.33                        3.01
11.25   < Gross Coupon <= 11.50         35                      3,097,830.47                        4.18
11.50   < Gross Coupon <= 11.75         43                      2,343,176.32                        3.16
11.75   < Gross Coupon <= 12.00         84                      5,222,198.18                        7.05
12.00   < Gross Coupon <= 12.25          8                        968,858.58                        1.31
12.25   < Gross Coupon <= 12.50         42                      2,875,718.21                        3.88
12.50   < Gross Coupon <= 12.75         10                        602,655.19                        0.81
12.75   < Gross Coupon <= 13.00         54                      2,878,788.17                        3.89
13.00   < Gross Coupon <= 13.25          3                        310,915.51                        0.42
13.25   < Gross Coupon <= 13.50         17                        682,426.00                        0.92
13.50   < Gross Coupon <= 13.75          2                        205,715.67                        0.28
13.75   < Gross Coupon <= 14.00         30                      1,410,007.71                        1.90
14.00   < Gross Coupon <= 14.25          0                              0.00                        0.00
14.25   < Gross Coupon <= 14.50          4                        216,014.09                        0.29
14.50   < Gross Coupon <= 14.75          2                         89,200.00                        0.12
14.75   < Gross Coupon <= 15.00          3                        313,900.00                        0.42
15.00   < Gross Coupon <= 15.25          0                              0.00                        0.00
15.25   < Gross Coupon <= 15.50          5                        268,888.49                        0.36
15.50   < Gross Coupon <= 15.75          4                        714,750.00                        0.97
15.75   < Gross Coupon <= 16.00        101                      6,786,042.22                        9.17
16.00   < Gross Coupon <= 16.25          2                         80,000.00                        0.11
16.25   < Gross Coupon <= 16.50          2                        244,739.73                        0.33
16.75   < Gross Coupon <= 17.00          2                        261,000.00                        0.35
17.00   < Gross Coupon <= 17.50          0                              0.00                        0.00
17.50   < Gross Coupon <= 18.00          1                        245,000.00                        0.33
                                         -                        ----------                        ----

   TOTAL.......................        984                    $74,038,487.51                      100.00%
                                       ===                    ==============                      =======

                  DISTRIBUTION OF ORIGINAL TERMS TO MATURITY
                                  (in months)

      Range of                                                                  % of Statistical Calculation Date
   Original Terms            Number of                 Aggregate Unpaid                 Aggregate Principal
    (in months)           Mortgage Loans              Principal Balance                       Balance(1)
    -----------           --------------              -----------------                       ----------

 12  < Orig. Term <=               1                  $      114,658.81                           0.15%
 24  < Orig. Term <=               2                         380,000.00                           0.51
 36  < Orig. Term <=               0                               0.00                           0.00
 48  < Orig. Term <=              24                         632,166.39                           0.85
 60  < Orig. Term <=               1                          49,215.00                           0.07
 72  < Orig. Term <=              14                         633,337.01                           0.86
 84  < Orig. Term <=               3                          95,595.51                           0.13
 96  < Orig. Term <=               0                               0.00                           0.00
108  < Orig. Term <=              68                       2,154,918.73                           2.91
120  < Orig. Term <=               0                               0.00                           0.00
132  < Orig. Term <=               3                         116,769.68                           0.16
144  < Orig. Term <=               2                         135,317.35                           0.18
156  < Orig. Term <=               0                               0.00                           0.00
168  < Orig. Term <=             521                      40,616,133.90                          54.86
180  < Orig. Term <=               0                               0.00                           0.00
228  < Orig. Term <=             168                      11,055,565.51                          14.93
240  < Orig. Term <=               0                               0.00                           0.00
288  < Orig. Term <=               7                         820,250.75                           1.11
300  < Orig. Term <=               0                               0.00                           0.00
324  < Orig. Term <=               1                         193,500.00                           0.26
336  < Orig. Term <=               0                               0.00                           0.00
348  < Orig. Term <=             169                      17,041,058.87                          23.02
                                 ---                      -------------                          -----

   TOTAL.............            984                     $74,038,487.51                         100.00%
                                 ===                     ==============                         =======


                  DISTRIBUTION OF REMAINING TERMS TO MATURITY
                                  (in months)

      Range of             Number of                 Aggregate Unpaid            % of Statistical Calculation Date
   Remaining Terms       Mortgage Loans             Principal Balance              Aggregate Principal Balance(1)
   ---------------       --------------             -----------------              ------------------------------
      (in months)

 12  < Rem. Term <=                1                $      114,658.81                             0.15%
 24  < Rem. Term <=                2                       380,000.00                             0.51
 36  < Rem. Term <=                0                             0.00                             0.00
 48  < Rem. Term <=               24                       632,166.39                             0.85
 60  < Rem. Term <=                1                        49,215.00                             0.07
 72  < Rem. Term <=               14                       633,337.01                             0.86
 84  < Rem. Term <=                3                        95,595.51                             0.13
 96  < Rem. Term <=                1                        11,091.86                             0.01
108  < Rem. Term <=               67                     2,143,826.87                             2.90
120  < Rem. Term <=                0                             0.00                             0.00
132  < Rem. Term <=                3                       116,769.68                             0.16
144  < Rem. Term <=                2                       135,317.35                             0.18
156  < Rem. Term <=                0                             0.00                             0.00
168  < Rem. Term <=              521                    40,616,133.90                            54.86
180  < Rem. Term <=                0                             0.00                             0.00
228  < Rem. Term <=              168                    11,055,565.51                            14.93
240  < Rem. Term <=                0                             0.00                             0.00
288  < Rem. Term <=                7                       820,250.75                             1.11
300  < Rem. Term <=                0                             0.00                             0.00
324  < Rem. Term <=                1                       193,500.00                             0.26
336  < Rem. Term <=                0                             0.00                             0.00
348  < Rem. Term <=              169                    17,041,058.87                            23.02
                                 ---                    -------------                            -----

   TOTAL...........              984                   $74,038,487.51                           100.00%
                                 ===                   ==============                           =======

           DISTRIBUTION OF ORIGINAL MORTGAGE LOAN PRINCIPAL BALANCES

   Range of Original
     Mortgage Loan              Number of               Aggregate Unpaid           % of Statistical Calculation Date
   Principal Balances        Mortgage Loans            Principal Balance             Aggregate Principal Balance(1)
   ------------------        --------------            -----------------             ------------------------------

$  5,000 < Balance <=$ 10,000        6                   $      59,560.86                          0.08%
  10,000 < Balance <=  15,000       31                         419,029.31                          0.57
  15,000 < Balance <=  20,000       54                       1,015,148.75                          1.37
  20,000 < Balance <=  25,000       60                       1,411,852.50                          1.91
  25,000 < Balance <=  30,000       63                       1,775,206.10                          2.40
  30,000 < Balance <=  35,000       47                       1,552,450.93                          2.10
  35,000 < Balance <=  40,000       68                       2,595,977.43                          3.51
  40,000 < Balance <=  45,000       51                       2,204,297.17                          2.98
  45,000 < Balance <=  50,000       47                       2,284,782.62                          3.09
  50,000 < Balance <=  55,000       46                       2,436,762.84                          3.29
  55,000 < Balance <=  60,000       53                       3,057,366.32                          4.13
  60,000 < Balance <=  65,000       18                       1,133,975.03                          1.53
  65,000 < Balance <=  70,000       33                       2,233,307.83                          3.02
  70,000 < Balance <=  75,000       33                       2,402,793.05                          3.25
  75,000 < Balance <=  80,000       32                       2,494,261.68                          3.37
  80,000 < Balance <=  85,000       24                       1,981,678.50                          2.68
  85,000 < Balance <=  90,000       27                       2,382,718.83                          3.22
  90,000 < Balance <=  95,000       28                       2,603,372.36                          3.52
  95,000 < Balance <= 100,000       30                       2,926,493.23                          3.95
 100,000 < Balance <= 105,000       21                       2,167,137.45                          2.93
 105,000 < Balance <= 110,000       16                       1,722,260.35                          2.33
 110,000 < Balance <= 115,000       16                       1,803,002.24                          2.44
 115,000 < Balance <= 120,000       12                       1,411,312.81                          1.91
 120,000 < Balance <= 125,000       15                       1,845,720.63                          2.49
 125,000 < Balance <= 130,000       18                       2,307,785.11                          3.12
 130,000 < Balance <= 135,000       11                       1,461,604.71                          1.97
 135,000 < Balance <= 140,000       10                       1,378,299.43                          1.86
 140,000 < Balance <= 145,000       13                       1,857,607.93                          2.51
 145,000 < Balance <= 150,000        7                       1,031,998.65                          1.39
 150,000 < Balance <= 200,000       54                       9,336,353.49                         12.61
 200,000 < Balance <= 250,000       18                       3,995,473.36                          5.40
 250,000 < Balance <= 300,000       11                       3,017,168.19                          4.08
 300,000 < Balance <= 350,000       10                       3,356,727.82                          4.53
 350,000 < Balance <= 400,000        1                         375,000.00                          0.51
                                     -                         ----------                          ----

       TOTAL...........           984                     $74,038,487.51                        100.00%
                                  ===                     ==============                        =======

           DISTRIBUTION OF CURRENT MORTGAGE LOAN PRINCIPAL BALANCES

    Range of Current
      Mortgage Loan             Number of                Aggregate Unpaid          % of Statistical Calculation Date
   Principal Balances        Mortgage Loans             Principal Balance            Aggregate Principal Balance(1)
   ------------------        --------------             -----------------            ------------------------------

$  5,000 < Balance <=$ 10,000       6                     $      59,560.86                       0.08%
  10,000 < Balance <=  15,000       31                           419,029.31                       0.57
  15,000 < Balance <=  20,000       54                         1,015,148.75                       1.37
  20,000 < Balance <=  25,000       60                         1,411,852.50                       1.91
  25,000 < Balance <=  30,000       63                         1,775,206.10                       2.40
  30,000 < Balance <=  35,000       48                         1,587,443.84                       2.14
  35,000 < Balance <=  40,000       67                         2,560,984.52                       3.46
  40,000 < Balance <=  45,000       51                         2,204,297.17                       2.98
  45,000 < Balance <=  50,000       47                         2,284,782.62                       3.09
  50,000 < Balance <=  55,000       46                         2,436,762.84                       3.29
  55,000 < Balance <=  60,000       53                         3,057,366.32                       4.13
  60,000 < Balance <=  65,000       18                         1,133,975.03                       1.53
  65,000 < Balance <=  70,000       33                         2,233,307.83                       3.02
  70,000 < Balance <=  75,000       33                         2,402,793.05                       3.25
  75,000 < Balance <=  80,000       32                         2,494,261.68                       3.37
  80,000 < Balance <=  85,000       24                         1,981,678.50                       2.68
  85,000 < Balance <=  90,000       27                         2,382,718.83                       3.22
  90,000 < Balance <=  95,000       29                         2,698,281.29                       3.64
  95,000 < Balance <= 100,000       29                         2,831,584.30                       3.82
 100,000 < Balance <= 105,000       21                         2,167,137.45                       2.93
 105,000 < Balance <= 110,000       17                         1,832,231.93                       2.47
 110,000 < Balance <= 115,000       16                         1,807,875.42                       2.44
 115,000 < Balance <= 120,000       11                         1,296,468.05                       1.75
 120,000 < Balance <= 125,000       15                         1,845,720.63                       2.49
 125,000 < Balance <= 130,000       18                         2,307,785.11                       3.12
 130,000 < Balance <= 135,000       11                         1,461,604.71                       1.97
 135,000 < Balance <= 140,000       10                         1,378,299.43                       1.86
 140,000 < Balance <= 145,000       13                         1,857,607.93                       2.51
 145,000 < Balance <= 150,000        7                         1,031,998.65                       1.39
 150,000 < Balance <= 200,000       55                         9,536,214.83                      12.88
 200,000 < Balance <= 250,000       17                         3,795,612.02                       5.13
 250,000 < Balance <= 300,000       11                         3,017,168.19                       4.08
 300,000 < Balance <= 350,000       10                         3,356,727.82                       4.53
 350,000 < Balance <= 400,000        1                           375,000.00                       0.51
                                     -                           ----------                       ----

TOTAL.........................     984                       $74,038,487.51                     100.00%
                                   ===                       ==============                     =======


                                              DISTRIBUTION BY LIEN STATUS

                              Number of                 Aggregate Unpaid           % of Statistical Calculation Date
      Lien Status           Mortgage Loans             Principal Balance             Aggregate Principal Balance(1)
      -----------           --------------             -----------------             ------------------------------

First Lien.............             731                  $63,055,656.92                            85.17%
Second Lien............             253                   10,982,830.59                            14.83

    TOTAL..............             984                  $74,038,487.51                           100.00%
                                    ===                  ==============                           =======




                                        DISTRIBUTION BY AMORTIZATION TYPE

                               Number of                 Aggregate Unpaid           % of Statistical Calculation Date
   Amortization Type        Mortgage Loans             Principal Balance             Aggregate Principal Balance(1)
   -----------------        --------------             -----------------             ------------------------------

Fully Amortizing.......            706                     $47,292,101.40                          63.88%
Balloon Loans..........            278                      26,746,386.11                          36.12
                                   ---                      -------------                          -----

    TOTAL..............            984                     $74,038,487.51                         100.00%
                                   ===                     ==============                         =======




                                        DISTRIBUTION OF OCCUPANCY STATUS

                              Number of                 Aggregate Unpaid           % of Statistical Calculation Date
   Occupancy Status         Mortgage Loans             Principal Balance             Aggregate Principal Balance(1)
   ----------------         --------------             -----------------             ------------------------------

Owner Occupied.........            867                    $64,295,347.40                           86.84%
Investor...............             65                      4,074,606.83                            5.50
Vacation/Second Home...             11                        910,533.28                            1.23
Business...............             41                      4,758,000.00                            6.43
                                  ----                   ---------------                         -------

    TOTAL..............            984                    $74,038,487.51                          100.00%
                                   ===                    ==============                          =======





                                         DISTRIBUTION OF PROPERTY TYPES

                               Number of               Aggregate Unpaid           % of Statistical Calculation Date
      Property Type          Mortgage Loans           Principal Balance             Aggregate Principal Balance(1)
      -------------          --------------           -----------------             ------------------------------

PUD......................             4                     $386,914.56                               0.52%
Commercial...............            10                    1,392,000.00                               1.88
2-4 Residential..........            67                    7,236,851.39                               9.77
Townhouses...............           109                    4,432,875.05                               5.99
Condominiums.............            22                    1,433,157.07                               1.94
Single Family............           735                   55,249,465.57                              74.62
Mobile Home..............             4                      161,223.87                               0.22
5+ Family................             2                      380,000.00                               0.51
Mixed Use................            31                    3,366,000.00                               4.55
                                   ----                ----------------                            -------

    TOTAL................           984                  $74,038,487.51                             100.00%
                                    ===                  ==============                             =======



-----------------------

(1)  Due to rounding up, the percentiles may not precisely total 100.00%.

Conveyance of Subsequent Mortgage Loans

         The Pooling and Servicing Agreement permits the Trust to acquire approximately $19,997,658.33 aggregate Principal Balance of Subsequent Mortgage Loans. Accordingly, the statistical characteristics of the Mortgage Pool will vary as of any Subsequent Cut-Off Date upon the acquisition of Subsequent Mortgage Loans.

         The obligation of the Trust to purchase the Subsequent Mortgage Loans on a Subsequent Transfer Date is subject to the following requirements: (i) such Subsequent Mortgage Loan may not be 30 or more days contractually delinquent as of the related Subsequent Cut-Off Date; (ii) the original term to maturity of such Subsequent Mortgage Loan may not exceed 360 months; (iii) such Subsequent Mortgage Loan must have a Mortgage Interest Rate of at least 7.90%; (iv) the purchase of the Subsequent Mortgage Loans is consented to by the Certificate Insurer and the Rating Agencies; (v) the Principal Balance of any such Subsequent Mortgage Loan may not exceed $375,000.00; (vi) no more than 15% of such Subsequent Mortgage Loans may be second liens; (vii) no such Subsequent Mortgage Loan shall have a CLTV of more than, (a) for consumer purpose loans, 95%, and (b) for business purpose loans, 75%; (viii) no more than 40% of such Subsequent Mortgage Loans may be Balloon Loans; (ix) no more than 9% of such Subsequent Mortgage Loans may be secured by mixed-use properties, commercial properties, or four or more unit multifamily properties; (x) no more than 3% of such Subsequent Mortgage Loans may be secured by commercial properties; and (xi) following the purchase of such Subsequent Mortgage Loans by the Trust, the Mortgage Loans (including the Subsequent Mortgage Loans) (a) will have a weighted average Mortgage Interest Rate, (I) for consumer purpose loans, of at least 11.25% and (II) for business purpose loans, of at least 15.80%; and (b) will have a weighted average CLTV of not more than (I) for consumer purpose loans, 80%, and (II) for business purpose loans, 64%. The Pooling and Servicing Agreement will provide that any of such requirements may be waived or modified in any respect upon prior written consent of the Certificate Insurer.

                 THE ORIGINATORS, THE SELLER AND THE SERVICER

General

         American Business Credit, Inc., a Pennsylvania corporation ("ABC"), the Servicer and an Originator, is a wholly-owned direct subsidiary of American Business Financial Services, Inc., a Delaware corporation ("ABFS"). HomeAmerican Credit, Inc. d/b/a Upland Mortgage, a Pennsylvania corporation ("Upland"), an Originator and a Subservicer, is a wholly-owned subsidiary of ABC. New Jersey Mortgage Investment Corp., a New Jersey corporation ("NJMIC"), an Originator and a Subservicer, is a wholly owned subsidiary of ABC. The Seller, ABFS 1998-2, Inc., a Delaware corporation, is owned by ABC and Upland.


         ABFS is a financial services company operating primarily in the mid-Atlantic region of the United States. ABFS, through ABC, originates, sells and services loans to businesses secured by real estate and other business assets, and, through Upland, originates, sells and services non-conforming mortgage loans, typically to credit impaired borrowers, secured by mortgages on single-family residences. ABFS, through a subsidiary, also originates small ticket leases (generally $10,000 to $150,000) for the acquisition of business equipment. In addition, ABFS, acting through Upland, has recently entered into business arrangements with several financial institutions pursuant to which Upland will purchase home equity loans that do not meet the underwriting guidelines of the selling institution but meet Upland's underwriting criteria (the "Bank Alliance Program").

         ABFS's customers currently consist primarily of two groups. The first category of customers includes credit impaired borrowers who generally are unable to obtain financing from banks, savings and loan associations or other finance companies that have historically provided loans only to individuals with favorable credit characteristics. These borrowers generally have impaired or unsubstantiated credit characteristics and/or unverifiable income and respond favorably to ABFS's marketing efforts. The second category of customers includes borrowers who would qualify for loans from traditional lending sources but elect to utilize ABFS's products and services. ABFS's experience has indicated that these borrowers are attracted to ABFS's loan products as a result of its marketing efforts, the personalized service provided by ABFS's staff of lending officers and the timely response to loan requests. Historically, both categories of customers have been willing to pay ABFS's origination fees and interest rates which are generally higher than those charged by traditional lending sources.

         ABFS was incorporated in Delaware in 1985. ABFS is a publicly traded company and its common stock is listed on the Nasdaq National Market System under the symbol "ABFI." The principal executive offices of ABFS and its operating entities are located at Balapointe Office Centre, 111 Presidential Boulevard, Suite 215, Bala Cynwyd, PA 19004. Its telephone number at such address is (610) 668-2440.

The Originators

         The Mortgage Loans were or will be originated or purchased by the Originators directly in the ordinary course of their business. The Originators' primary source of loan product is retail marketing, directly targeting small businesses and consumers through various advertising mediums.

         The business purpose Mortgage Loans were or will be originated or purchased by ABC (except for Mortgage Loans which are secured by properties located in states where the originating or purchasing of mortgage loans requires a mortgage banking license, in which case Upland has or will originate or purchase such Mortgage Loans). The consumer purpose Mortgage Loans were or will be originated or purchased by Upland.

         None of ABC Upland or NJMIC will insure or guarantee the Class A Certificates.

         American Business Credit, Inc. ABC originates, services and sells business purpose loans collateralized by real estate. ABC's operating subsidiaries include: (i) Upland, a consumer purpose mortgage company; (ii) Process Servicing Center, Inc., a loan processor for home equity loans generated by the Bank Alliance Program; (iii) HomeAmerican Consumer Discount Company, a consumer loan company; (iv) American Business Leasing, Inc., a small equipment leasing company; (v) ABC Holdings Corporation, a holder of foreclosed real estate; and (vi) NJMIC, a residential mortgage company. ABC was incorporated in 1988 pursuant to the laws of the Commonwealth of Pennsylvania and maintains its corporate headquarters in the metropolitan Philadelphia area.

         ABC currently markets its financial services and originates or purchases business loans throughout eastern Pennsylvania, Delaware, Maryland, New Jersey, New York, Virginia, Ohio and Connecticut. ABC is investigating expanding its market by offering business loans in the southeastern United States. ABC's origination program is primarily a retail marketing program utilizing various forms of advertising and a direct sales force. ABC's marketing effort is principally undertaken by its commissioned sales staff, which consists of full time professional sales persons who are responsible for converting advertising leads into loan applications. ABC advertises through newspapers and radio as well as by conducting large direct mail campaigns targeted at owners of small businesses located in ABC's market area.

         ABC makes business purpose mortgage loans to corporations, partnerships, other business entities and sole proprietors. ABC primarily makes loans to borrowers with non-perfect credit histories. As a result, ABC typically requires lower loan-to-value ratios than are generally required of borrowers with unblemished credit histories. All such loans are collateralized by a first or second mortgage lien on a principal residence or some other parcel of real property, such as office and apartment buildings and mixed use buildings owned by the borrower, a principal of the borrower, or a guarantor of the borrower. ABC, generally, further collateralizes its loans by obtaining a lien on the borrower's other tangible and intangible assets and by filing appropriate UCC financing statements.

         ABC makes loans for various business purposes including, but not limited to, working capital, business expansion, equipment acquisition and debt-consolidation. ABC does not target any particular industries or trade groups.

         Loans made by ABC generally range from $20,000 to $350,000 and average approximately $70,000. See "The Mortgage Pool."

         HomeAmerican Credit, Inc. d/b/a Upland Mortgage. Upland, ABC's home equity lending subsidiary, is a Pennsylvania corporation and was incorporated in May 1991. Upland primarily originates residential mortgages and consumer home equity loans. Upland is licensed to act and currently operates as a first and second mortgage banker/lender in Pennsylvania, New Jersey, Delaware, Georgia, Maryland, North Carolina, South Carolina, Georgia, Florida and Virginia. Upland recently has been granted licenses to act as a mortgage lender and expects to begin originating consumer home equity loans in Connecticut, New York and Ohio during calendar 1998.

         Upland originates business loans on behalf of ABC in instances where state licensing laws require a mortgage license in order to make such loans. In such circumstances, the credit criteria and collateral requirements utilized by Upland are identical to those utilized by ABC. As such, ABC's lending procedures and policies govern Upland when it is originating business purpose Mortgage Loans.

         Upland primarily markets its residential mortgage and consumer home equity loans through print advertisements in various newspapers, television and radio advertisements and through direct mail campaigns in the states where it originates or purchases mortgage loans. Upland takes applications from potential borrowers over the phone and in person. The loan request is then processed and closed. Upland attempts to provide its home equity borrowers with a loan approval within 24 hours and to close its home equity loans within approximately seven to ten days of obtaining a loan approval.

         Upland's growth strategy includes not only geographic expansion into the markets where it has recently been granted mortgage licenses, but also the acquisition of other mortgage bankers and brokers which compliment Upland's market. Toward this goal, HomeAmerican Credit, Inc., in February 1996, acquired all of the assets of Upland Mortgage Corp., a New Jersey and Pennsylvania licensed mortgage broker and commenced doing business as "Upland Mortgage" in August, 1996.

         Prior to 1995, each of the non-business residential mortgages and home equity consumer loans originated and funded by Upland was sold to one of several third party lenders, at a premium. Upland presently accumulates portfolios of such non-business loans for the purpose of retaining such loans, selling such loans in bulk or engaging in securitizations. The business loans made by Upland are either retained in Upland's portfolio, securitized or sold to third parties. Upland's residential mortgages and home equity loans are currently made in accordance with loan-to-value standards set forth in the underlying credit manual. The loan-to-value ratios and terms and conditions utilized for its business loans are identical to those utilized by ABC.

         In fiscal 1996, Upland, in conjunction with the Processing Service Center, Inc., implemented the Bank Alliance Program, which is designed to provide an additional source of home equity loans. The Bank Alliance Program targets traditional financial institutions, such as banks, which because of their strict underwriting and credit guidelines have generally provided mortgage financing only to the most credit-worthy borrowers. The Bank Alliance Program enables such financial institutions to originate loans to credit impaired borrowers in order to achieve certain community reinvestment objectives and subsequently sell such loans to Upland.

         Under the program, a borrower who fails to meet a financial institution's underwriting guidelines will be referred to the Processing Service Center, Inc. which will process the loan application and underwrite the loan pursuant to Upland's underwriting guidelines. If the borrower qualifies under Upland's underwriting standards, the loan will be originated by the financial institution and subsequently sold to Upland.

         Since the introduction of this program, agreements have been entered into with eight financial institutions which provide Upland with the opportunity to underwrite, process and purchase loans generated by the branch networks of such institutions, which consist of approximately 1,000 branches located in Pennsylvania, Delaware, New Jersey and Maryland. During the fiscal year ended June 30, 1997, $7.6 million of loans were purchased pursuant to the Bank Alliance Program. Upland continues to market this program to other regional and national banking institutions. Upland is also negotiating with other financial institutions regarding their participation in the program.

New Jersey Mortgage Investment Corp.


         Effective October 1, 1997, ABFS acquired all of the outstanding stock of NJMIC, a mortgage and leasing company based in Roseland, New Jersey, and its subsidiaries for a combination of cash and common stock. NJMIC is a full-service diversified residential lender, which directly and through its subsidiaries offers a broad range of loan and lease products, including Home Equity Loans, First Mortgage Loans, and Equipment Leases. Historically, NJMIC originated loans for sale to third parties with servicing released. ABFS intends that NJMIC will continue to originate First Mortgage Loans for sale in the secondary market and the Home Equity Loans originated by NJMIC will be securitized and sold pursuant to ABFS' current securitization program.

Loans originated by NJMIC are secured by properties located in 15 states. Such loans are originated through its network of six branch sales offices and three satellite offices located in eight states. NJMIC's Home Equity Loan customers primarily include credit-impaired borrowers while borrowers on its First Mortgage Loans are generally borrowers with favorable credit histories.

         ABFS acquisition of NJMIC and its subsidiaries expands the geographic scope of ABFS' loan origination activities to include states in the midwestern part of the United States and leasing activities to include the entire United States. ABFS believes that certain cross marketing opportunities exist between the two companies with respect to the products and services offered.

Underwriting Guidelines

         General. The Originators' loan underwriting standards are applied to evaluate prospective borrowers' credit standing and repayment ability and the value and adequacy of the mortgaged property as collateral. Initially, the borrower is required to fill out a detailed application providing pertinent credit information. As part of the description of the borrower's financial condition, the borrower is required to provide information concerning assets, liabilities, income, credit, employment history and other demographic and personal information. If the application demonstrates the borrower's ability to repay the debt as well as sufficient income and equity, loan processing personnel obtain and review an independent credit bureau report on the credit history of the borrower and verification of the borrower's income by obtaining and reviewing one or more of the borrower's pay stubs, income tax returns, checking account statements, W-2 tax forms or verification of business or employment forms. Once all applicable employment, credit and property information is obtained, a determination is made as to whether sufficient unencumbered equity in the property exists and whether the prospective borrower has sufficient monthly income available to meet the borrower's monthly obligations.

         The Originators endeavor at all times to keep their interest and other charges competitive with the lending rates of other finance companies for similar type loans. Generally, loans are made at fixed rates for fixed terms ranging from 5 to 30 years. Generally, the Originators compute interest due on their outstanding loans by the simple interest method. The Originators require that title insurance be obtained in connection with their loans.

         In determining the adequacy of the mortgaged property as collateral, an appraisal is made of each property considered for financing. The appraisal is completed by an independent qualified appraiser and generally includes pictures of comparable properties and pictures of the subject property's interior. With respect to business and consumer purpose loans, the appraisal is completed by a qualified appraiser on a FNMA form.

         The due dates for monthly payments on the Mortgage Loans occur throughout a month, (each, a "Due Date"). See "The Mortgage Pool". The majority of the business purpose loans have a prepayment fee clause. Such prepayment fee clauses generally provide that the borrower pay one or more of the following: (i) a fee equal to a percentage of the outstanding principal balance of the Mortgage Loan, such percentage having been negotiated at the time of origination, (ii) a fee which is designed to allow the holder of the Mortgage Note to earn interest on the Mortgage Loan as if the Mortgage Loan remained outstanding until a designated point in time, or (iii) a fee equal to the amount of interest on the outstanding principal balance of the Mortgage Loan calculated pursuant to a Rule of 78's calculation, which has the effect of requiring the mortgagor to pay a greater amount of interest than would be required to be paid if the actuarial method of calculating interest was utilized. See "Certain Legal Aspects of the Mortgage Loans and Contracts -- The Mortgage Loans" in the Prospectus.

         Lending Policies and Practices for Business Purpose Mortgage Loans. Summarized below are the current lending policies and practices with respect to the business purpose loans originated or purchased by ABC. It should be noted that such policies and practices will be altered, amended and supplemented as conditions warrant. ABC reserves the right to make changes in its day-to-day practices and policies in its sole discretion.

         Generally, business purpose loans collateralized by residential real estate must have an overall loan-to-value ratio (based solely on the independent appraised fair market value of the real estate collateral securing the loan) on the properties collateralizing the loans of no greater than 75%. Business purpose loans collateralized by commercial real estate generally must have an overall loan-to-value ratio (based solely on the independent appraised fair market value of the real estate collateral securing the loan) of no greater than 60%. In addition, in substantially all instances, ABC receives additional collateral in the form of, among other things, pledges of securities, assignments of contract rights, life insurance and lease payments and liens on business equipment and other business assets, as available.

         Lending Policies and Practices for Consumer Purpose Mortgage Loans. The maximum allowed loan-to-value ratio for consumer purpose loans held in Upland's portfolio is generally 90%. The consumer purpose loans originated by Upland had an average loan-to-value ratio of 72% for the fiscal year ended June 30, 1997. When the loan-to-value ratio is equal to 75% or greater, Upland will not make a second mortgage loan when the second mortgage loan amount is less than 15% of the existing first lien mortgage loan amount. When the fair market value of a property exceeds $450,000, Upland will only lend 50% of the property's value exceeding $450,000. Occasionally, exceptions to these maximum loan-to-value ratios are made if other collateral is available or if there are compensating factors. Title insurance generally is obtained in connection with all real estate secured loans.

         Upland attempts to keep its interest rates and other charges competitive with the lending rates of other finance companies and banks. Generally, its consumer purpose loans are made at fixed rates for fixed terms and may extend for a term of up to 30 years. In all instances, Upland permits borrowers to prepay such loans. Where permitted by applicable law, Upland may impose a prepayment fee. Whether a prepayment fee is imposed and the amount of such penalty, if any, is negotiated between Upland and the individual borrower prior to closing the loan. In the majority of cases, Upland does not impose a prepayment fee.

         Terms of the Mortgage Loans. The principal amount of the Mortgage Loans outstanding bears interest at a fixed rate as indicated on the Mortgage Notes. Interest with respect to a majority of the Mortgage Loans included or to be included in the Mortgage Pool accrues on a simple interest method. The simple interest method provides for the amortization of the amount of such Mortgage Loan over a series of monthly payments. Each monthly interest payment is calculated by multiplying the outstanding principal balance of such loan by the stated interest rate. Such product is then multiplied by a fraction, the numerator of which is the number of days elapsed since the preceding payment of interest was made and the denominator of which is 360. Payments received on a Mortgage Loan are applied first to interest accrued to the date of payment, then to late fees and other charges and then to reduce the unpaid principal balance of the related loan. The remainder of the Mortgage Loans are not fully amortized over their terms and instead require substantial balloon payments on their maturity dates.

         The Mortgage Notes provide the holder with the right to require the borrower to make immediate payment of the entire principal balance plus all accrued but unpaid interest under the loan agreement if, among other things, the borrower fails to make any payment under the loan agreement when due (subject to a grace period or right to cure a default required by state law), or if the borrower transfers any interest in the property securing the loan agreement.

         In the event of default on a mortgage that is senior to a Mortgage Loan, the second mortgagee has the right in many states to satisfy the defaulted first mortgage in full, or to cure such default and make the defaulted senior mortgage current as to payment, in either event adding any amounts expended in connection with such satisfaction or cure to the then current principal balance due for such Mortgage Loan. In such an event of default, the Servicer will either take the actions described above, take other appropriate actions, or refrain from taking any action based upon the Servicer's practices in connection with servicing loans for itself and others. See "Certain Legal Aspects of the Mortgage Loans and Contracts -- The Mortgage Loans" in the Prospectus.

The Servicer

         ABC will be responsible for servicing the Mortgage Loans in accordance with its established servicing procedures and the terms of the Pooling and Servicing Agreement. ABC will contract with Upland to act as subservicer with respect to the servicing of the consumer purpose Mortgage Loans. Upland follows the same servicing procedures described below with respect to ABC.

         ABC begins the collection process twenty (20) days prior to the payment date by sending an invoice to the mortgagor. ABC initiates the telephone collection process one day after a borrower misses a monthly due date. ABC's daily automated collection system identifies delinquent mortgage loans and places them on a collector's delinquency file. A collector then attempts to call the delinquent borrower. The collector attempts to contact the delinquent borrower every day until either a promise to pay has been made by such borrower or such borrower makes all delinquent payments. When a delinquent borrower makes a promise to pay, the collector attempts to contact the borrower by phone on the expected payment date. If telephone contact is not made, the collector sends a computer generated reminder notice to the borrower. During any period of delinquency, ABC generates a payment reminder letter to the borrower three (3) days after a missed monthly due date, a late notice is sent to the borrower seven (7) days after the due date and if no payment or arrangement for payment has been made fifteen (15) days after the borrower's due date, an attorney referral letter is sent. When a mortgage loan is fifteen (15) days past due and no contact has been made with the borrower, a supervisor reviews the account of the borrower to ensure that all procedures and contacts have been made. At this time, new contact letters are sent to the delinquent borrower. With respect to second mortgage loans, the servicer of the first mortgage loan is contacted to determine if the borrower is also delinquent on the first mortgage loan. When a mortgage loan becomes forty-five (45) to sixty (60) days delinquent, it is transferred to ABC's loan work-out department.

         When a mortgage loan is received in the work-out department, telephone contact continues, a new default notice is sent to the borrower, an updated property value report is ordered for the collateral, the tax status of the mortgage loan is determined, and the first lien holder (if applicable) is contacted to determine the status of its loan. If a first mortgage is in default, ABC may advance funds to keep the first mortgage current or may choose to pay off the senior mortgage.

         If the borrower has declared bankruptcy or the first mortgagor is foreclosing, the matter is immediately referred to outside counsel. The work-out department will attempt to reinstate the loan, seek a payoff, or enter into a loan modification agreement with the borrower to avoid foreclosure.

         Supporting ABC's collection and accounting functions is a network of computer hardware and software. ABC's current computer system produces mortgage loan invoices, payment reminders and late notices. In addition to these collection functions, the computer provides an in-depth customer contact system which enables ABC's collectors to manage each borrower's loan history by individually logging all correspondence into the system's data base. The system also generates numerous management reports detailing collection activity and accounting information.

Delinquency and Loan Loss Experience

         The following tables set forth information relating to the delinquency and loan loss experience on the mortgage loans included in ABC's, Upland's and NJMIC's servicing portfolio for the periods shown. The delinquency and loan loss experience represents the historical experience of the Originators, and there can be no assurance that the future experience on the Mortgage Loans in the Trust will be the same as, or more favorable than, that of the total mortgage loans in ABC's and Upland's servicing portfolio.

                    Delinquency and Foreclosure Experience
                            (Dollars in Thousands)

                            At March  31, 1998                    At June 30, 1997
                  -----------------------------------  -----------------------------------
                     Number    % of             % of    Number      % of            % of
                   of Loans   Loans   Amount   Amount  of Loans    Loans   Amount   Amount
                   Serviced Serviced Serviced Serviced Serviced  Serviced Serviced Serviced
                  --------- -------- -------- -------- --------  -------- -------- --------

Servicing
portfolio........     5,503  100.00% $333,665  100.00%  2,918   100.00%  $167,190   100.00%

   Past due loans (1):
    60-89 days........   24    0.44%   $1,159    0.35%     11     0.38%    $  803     0.48%

    90 days or
     more ............   72    1.31%   $5,441    1.63%     14     0.48%    $  833     0.50%
                        ---    ----    ------    ----      --     ----     ------     ----

Total past due
loans (2)........        96    1.75%   $6,600    1.98%     25     0.86%    $1,636     0.98%
                        ---    ----    ------    ----      --     ----     ------     ----


REO Properties
(3)..............        14    0.25%   $1,750    0.52%      7     0.24%    $  443     0.26%
                        ---    ----    ------    ----      --     ----     ------     ----

Total past due
loans,
foreclosures
pending  and REO
Properties(3)....       110    2.00%   $8,350    2.50%     32     1.10%    $2,079     1.25%
                        ===    ====    ======    ====      ==     ====     ======     ====

RESTUBBED TABLE

                              At June 30, 1996                     At June 30, 1995
                   ----------------------------------   -----------------------------------
                    Number     % of             % of     Number    % of             % of
                   of Loans   Loans    Amount   Amount  of Loans  Loans    Amount   Amount
                   Serviced  Serviced Serviced Serviced Serviced Serviced Serviced Serviced
                   --------  -------- -------- -------- -------- -------- -------- --------

Servicing
portfolio........      1,368   100.00%   $55,284  100.00%    372  100.00%  $15,743   100.00%

   Past due loans (1):
    60-89 days........     5     0.37%   $   136    0.25%      2    0.54%  $   105     0.67%

    90 days or
     more ............    15     1.10%   $ 1,083    1.96%      8    2.15%  $   331     2.10%
                          --     ----    -------    ----      --    ----   -------     ----

Total past due
loans (2)........         20     1.46%   $ 1,219    2.20%     10    2.69%  $   436     2.77%
                          --     ----    -------    ----      --    ----   -------     ----


REO Properties
(3)..............          6     0.44%   $   444    0.80%      5    1.34%  $   641     4.07%
                          --     ----    -------    ----      --    ----   -------     ----

Total past due
loans,
foreclosures
pending  and REO
Properties(3)....         26     1.90%   $ 1,663    3.01%     15    4.03%  $ 1,077     6.84%
                          ==     ====    =======    ====      ==    ====   =======     ====

--------------------------------------------------------------------------------
(1) The past due period is based on the actual number of days that a payment is contractually past due. A loan as to which a monthly payment was due 60-89 days prior to the reporting period is considered 60-89 days past due, etc.
(2)  Includes pending foreclosures.
(3) A "REO Property" is a property acquired and held as a result of foreclosure or deed in lieu of foreclosure.

                          Loan Charge-Off Experience
                            (Dollars in Thousands)

                                              At March 31,           At June 30,        At June 30,      At June 30,
                                                  1998                  1997               1996             1995
                                              ------------           -----------        -----------      -----------
Servicing portfolio at period end ....           $333,665            $167,190            $ 55,284          $ 15,743
Average outstanding(1) ...............           $250,428            $111,237            $ 35,514          $ 12,231
  Number of loans outstanding ........              5,503               2,918               1,368               372
  Gross losses(2) ....................           $    175            $     81            $    129          $     88
  Loan recoveries ....................           $     65            $     47            $      0          $      0
                                                 --------            --------            --------          --------

  Net loan charge-offs ...............           $    110            $     34            $    129          $     88

  Net loan charge-offs as a percentage
  of servicing portfolio at period end               0.03%               0.02%               0.23%             0.56%
  Net loan charge-offs as a percentage
  of average outstanding .............               0.04%               0.03%               0.36%             0.72%

--------------------------------------------------------------------------------
(1) "Average outstanding" presented is the arithmetic average of the principal balances of the loans in the Originators' servicing portfolio outstanding at the opening and closing of business for such period.

(2) "Gross losses" means the outstanding principal balance plus accrued but unpaid interest on liquidated mortgage loans.

         While the above delinquency and foreclosure and loan charge-off experiences are typical of the Originators' experiences at the dates for the periods indicated, there can be no assurance that the delinquency and foreclosure and loan charge-off experiences on the Mortgage Loans will be similar. Accordingly, the information should not be considered to reflect the credit quality of the Mortgage Loans included in the Trust, or as a basis of assessing the likelihood, amount or severity of losses on the Mortgage Loans. The statistical data in the tables is based on all of the loans in the Originators' servicing portfolio. The Mortgage Loans, in general, may have characteristics which distinguish them from the majority of the loans in the Originators' servicing portfolio.

                      PREPAYMENT AND YIELD CONSIDERATIONS

         The weighted average life of, and, if purchased at other than par, the yield to maturity on, a Class A Certificate will be directly related to the rate of payment of principal of the Mortgage Loans, including for this purpose voluntary payment in full of Mortgage Loans prior to stated maturity, liquidations due to defaults, casualties and condemnations, and repurchases of or substitutions for Mortgage Loans by ABC or an affiliate of ABC as required or permitted under the Pooling and Servicing Agreement or the Unaffiliated Seller's Agreement.

         The actual rate of principal prepayments on pools of mortgage loans is influenced by a variety of economic, tax, geographic, demographic, social, legal and other factors and has fluctuated considerably in recent years. In addition, the rate of principal prepayments may differ among pools of mortgage loans at any time because of specific factors relating to the mortgage loans in the particular pool, including, among other things, the age of the mortgage loans, the geographic locations of the properties securing the loans and the extent of the mortgagors' equity in such properties, and changes in the mortgagors' housing needs, job transfers and unemployment.

         The rate of prepayments with respect to conventional mortgage loans has fluctuated significantly in recent years. In general, if prevailing interest rates fall significantly below the interest rates at the time of origination, mortgage loans may be subject to higher prepayment rates than if prevailing rates remain at or above those at the time such mortgage loans were originated. Conversely, if prevailing interest rates rise appreciably above the interest rates at the time of origination, mortgage loans may experience a lower prepayment rate than if prevailing rates remain at or below those at the time such mortgage loans were originated. However, there can be no assurance that the Mortgage Loans will conform to the prepayment experience of conventional mortgage loans or to any past prepayment experience or any published prepayment forecast. No assurance can be given as to the level of prepayments on Mortgage Loans that the Trust Fund will experience.

         As indicated above, if purchased at other than par, the yield to maturity on a Class A Certificate will be affected by the rate of the payment of principal on the Mortgage Loans. If the actual rate of payments on the Mortgage Loans is slower than the rate anticipated by an investor who purchases a Class A Certificate at a discount, the actual yield to such investor will be lower than such investor's anticipated yield. If the actual rate of payments on the Mortgage Loans is faster than the rate anticipated by an investor who purchases a Class A Certificate at a premium, the actual yield to such investor will be lower than such investor's anticipated yield. Because the Lockout Certificates do not receive (unless the Certificate Principal Balances of the Class A Certificates, other than the Lockout Certificates, have been reduced to zero or unused Pre-Funding Account moneys are distributed to the Holders of the Class A Certificates as described herein) any portion of principal payments prior to the Distribution Date occurring in July 2001 and will receive (unless the Certificate Principal Balances of the Class A Certificates, other than the Lockout Certificates, have been reduced to zero) a disproportionately small or large portion of the Class A Principal Distribution Amount thereafter, the weighted average life of the Lockout Certificates will be longer or shorter than would otherwise be the case, and the effect on the market value of the Lockout Certificates of changes in market interest rates or market yields for similar securities may be greater or lesser than for the other Classes of Class A Certificates entitled to principal distributions.

         The final distribution date is expected to be September 25, 2012 for the Class A-1 Certificates, June 25, 2013 for the Class A-2 Certificates, February 25, 2014 for the Class A-3 Certificates, November 25, 2020 for the Class A-4 Certificates, September 25, 2029 for the Class A-5 Certificates and September 25, 2029 for the Class A-6 Certificates (each, a "Final Scheduled Maturity Date"). Each such Final Scheduled Maturity Date was calculated using the following methodolgy assumptions: (i) with respect to the Class A-1 Certificates, the Class A-2 Certificates, the Class A-3 Certificates and the Class A-4 Certificates, (x) the Modeling Assumptions (as defined below), (y) 0% of the Prepayment Assumption (as defined below) and (z) no Net Monthly Excess Cashflow is applied as an accelerated payment of principal on the Class A Certificates, and (ii) with respect to the Class A-5 Certificates and the Class A-6 Certificates, such Final Scheduled Maturity Date is 13 months after the final stated maturity date of the Mortgage Loan having the latest maturity date, assuming a Subsequent Mortgage Loan having a final stated maturity date of August 2028 is purchased by the Trust. The weighted average life of the Class A Certificates is likely to be shorter than would be the case if payments actually made on the Mortgage Loans conformed to the foregoing assumptions, and the final Distribution Date with respect to any Class of the Class A Certificates could occur significantly earlier than the Final Scheduled Maturity Date because (i) prepayments (including, for this purpose, prepayments attributable to foreclosure, liquidation, repurchase and the like) on Mortgage Loans are likely to occur, (ii) with respect to the Class A-5 Certificates and the Class A-6 Certificates, thirteen months have been added to obtain the Final Scheduled Maturity Date above, (iii) the overcollateralization provisions of the Trust result in the application of excess interest to the payment of principal and (iv) the Servicer may cause a liquidation of the Trust Fund when the aggregate outstanding principal amount of the Mortgage Loans is less than 10% of the sum of (a) the Cut-Off Date Aggregate Principal Balance and (b) the Original Pre-Funded Amount.

         "Weighted average life" refers to the average amount of time that will elapse from the date of issuance of a security until each dollar of principal of such security is scheduled to be repaid to an investor. The weighted average life of the Class A Certificates will be influenced by the rate at which principal of the Mortgage Loans is paid, which may be in the form of scheduled amortization or prepayments (for this purpose, the term "prepayment" includes liquidations due to default).

         Prepayments on mortgage loans are commonly measured relative to a prepayment model or standard. The model used in this Prospectus Supplement ("Home Equity Prepayment" or "HEP") is a prepayment assumption (the "Prepayment Assumption") which represents an assumed rate of prepayment each month relative to the then outstanding principal balance of a pool of mortgage loans for the life of such mortgage loans. 23% HEP assumes a constant prepayment rate of 2.3% per annum of the then outstanding principal balance of the Mortgage Loans in the first month of the life of the Mortgage Loans and an additional 2.3% per annum in each month thereafter up to and including the tenth month. Beginning in the eleventh month and in each month thereafter during the life of the Mortgage Loans, 23% HEP assumes a constant prepayment rate of 23% per annum. As used in the table below, 0% Prepayment Assumption assumes prepayment rates equal to 0% of the Prepayment Assumption, i.e., no prepayments on the mortgage loans having the characteristics described below.

The Prepayment Assumption does not purport to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of mortgage loans, including the related Mortgage Loans.

         The following table has been prepared on the basis of the following assumptions (collectively, the "Modeling Assumptions"):

         (i) The Mortgage Loans prepay at the indicated percentage of the Prepayment Assumption, (ii) distributions on the Certificates are received in cash on the 25th day of each month commencing in July 1998, (iii) no defaults or delinquencies in, or modifications, waivers or amendments respecting the payment by the mortgagors of principal and interest on the Mortgage Loans occur, (iv) scheduled payments are assumed to be received on the last day of each month commencing in June 1998 (or as set forth in the following table) and prepayments represent payments in full of individual Mortgage Loans and are assumed to be received on the last day of each month, commencing in June 1998 (or as set forth in the following table) and include 30-days' interest thereon, (v) the Class A-1 Pass-Through Rate remains constant at 5.70625% per annum, (vi) the Certificates are purchased on June 18, 1998, (vii) the Specified Subordinated Amount is as set forth in the Pooling and Servicing Agreement, (viii) the amount of excess spread applied to build up overcollateralization for the first distribution date is zero and for the second through thirteenth distribution dates is the difference between the weighted average interest rate on the Mortgage Loans less the servicing fee, the trustee fee, the premium, and an interest strip equal to .90% times the aggregate outstanding principal balance of the Certificates over the weighted average interest rate on the bonds, (ix) the Mortgage Pool consists of twenty Mortgage Loans having the following characteristics:

                                                 Net                Original           Remaining          Remaining
     Principal            Mortgage             Mortgage         Amortizing Term     Amortizing Term    Term to Maturity
    Balance ($)        Interest Rate (%)   Interest Rate (%)       (in months)        (in months)        (in months)
    -----------        -----------------   -----------------       -----------        -----------        -----------
   1,184,639.15            11.350            10.850                    78                  78                na
   2,163,550.42            11.066            10.566                   120                 119                na
  12,538,177.90            10.535            10.035                   179                 179                na
  14,243,626.25            10.546            10.046                   240                 240                na
  24,124,358.27            10.679            10.179                   357                 357                na
  34,065,236.59            11.230            10.730                   360                 360               180
     971,116.54            15.882            15.382                    50                  50                na
     326,857.03            16.011            15.511                   120                 120                na
   8,322,698.32            15.870            15.370                   180                 180                na
   2,059,739.52            16.194            15.694                   360                 360               180
     223,735.96(1)         11.350            10.850(2)                 78                  78                na
     408,617.28(1)         11.066            10.566(2)                120                 119                na
   2,368,013.29(1)         10.535            10.035(2)                179                 179                na
   2,690,111.48(1)         10.546            10.046(2)                240                 240                na
   4,556,228.30(1)         10.679            10.179(2)                357                 357                na
   6,433,704.61(1)         11.230            10.730(2)                360                 360               180
     275,992.67(1)         15.882            15.382(2)                 50                  50                na
      92,893.22(1)         16.011            15.511(2)                120                 120                na
   2,365,322.40(1)         15.870            15.370(2)                180                 180                na
     585,380.79(1)         16.194            15.694(2)                360                 360               180

-------------
(1) Assumes transfer to the Trust in August 1998 of Mortgage Loans with the characteristics set forth above. The actual characteristics of such Mortgage Loans may vary from such assumptions. Scheduled payments are assumed to be received on the last day of each month commencing in August 1998. Prepayments are assumed to be received on the last day of each month commencing in August 1998 and include 30 days' interest thereon.
(2) During the first two Due Periods, interest is assumed to be available for payment to the Class A Certificates at the applicable net mortgage interest rate.

         The foregoing Modeling Assumptions are assumptions and are not necessarily indicative of actual performance.

         Based upon the foregoing Modeling Assumptions, the tables below indicate the weighted average life and earliest retirement date of the Class A Certificates assuming that the Mortgage Loans prepay according to the indicated percentages of the Prepayment Assumption.

Weighted Average Lives

Class A-1 Certificates

            Prepayment                       Weighted Average                 Earliest Retirement
         Assumption (HEP)                  Life in Years (1)(2)                    Date (2)
----------------------------------  ---------------------------------        ---------------------
                 0%                                6.768                         11/25/2011
                18%                                1.114                          6/25/2000
                20%                                1.047                          4/25/2000
                23%                                0.967                          2/25/2000
                26%                                0.904                          12/25/99
                30%                                0.837                          10/25/99



Class A-2 Certificates

            Prepayment                       Weighted Average                 Earliest Retirement
         Assumption (HEP)                  Life in Years (1)(2)                    Date (2)
----------------------------------  ---------------------------------        ---------------------
                 0%                               14.575                         06/25/2013
                18%                                2.436                         04/25/2001
                20%                                2.237                         01/25/2001
                23%                                1.999                         10/25/2000
                26%                                1.813                         07/25/2000
                30%                                1.620                         04/25/2000



Class A-3 Certificates

            Prepayment                       Weighted Average                 Earliest Retirement
         Assumption (HEP)                  Life in Years (1)(2)                    Date (2)
----------------------------------  ---------------------------------         ---------------------
                0%                                15.055                         08/25/2013
                18%                                3.903                         09/25/2003
                20%                                3.535                         02/25/2003
                23%                                3.099                         07/25/2002
                26%                                2.763                         01/25/2002
                30%                                2.420                         07/25/2001



Class A-4 Certificates

            Prepayment                       Weighted Average                 Earliest Retirement
         Assumption (HEP)                  Life in Years (1)(2)                    Date (2)
----------------------------------  ---------------------------------       ---------------------
                0%                                18.520                         01/25/2021
                18%                                6.701                         06/25/2007
                20%                                5.849                         03/25/2006
                23%                                4.994                         08/25/2004
                26%                                4.368                         10/25/2003
                30%                                3.737                         12/25/2002



Class A-5 Certificates

            Prepayment                       Weighted Average                 Earliest Retirement
         Assumption (HEP)                  Life in Years (1)(3)                    Date (3)
----------------------------------  ---------------------------------        ---------------------
                0%                                24.724                         06/25/2023
                18%                               10.435                         02/25/2009
                20%                                9.404                         02/25/2008
                23%                                8.018                         12/25/2006
                26%                                6.914                         01/25/2006
                30%                                5.821                         01/25/2005

Class A-6 Certificates

            Prepayment                       Weighted Average                 Earliest Retirement
         Assumption (HEP)                  Life in Years (1)(2)                    Date (2)
----------------------------------  ---------------------------------       ---------------------
                0%                                11.581                         06/25/2013
                18%                                6.986                         06/25/2013
                20%                                6.804                         06/25/2013
                23%                                6.566                         06/25/2013
                26%                                6.358                         06/25/2013
                30%                                6.132                         04/25/2012

---------

(1) The weighted average life of each Class of Class A Certificates is determined by (a) multiplying the amount of each principal payment by the number of years from the Closing Date to the related Distribution Date; (b) adding the results; and (c) dividing the sum by the Original Certificate Principal Balance.
(2) Determined assuming no early termination of the Trust Fund occurs.
(3) Determined assuming early termination of the Trust Fund occurs as stated herein.

                             ----------------------


         There is no assurance that prepayments will occur or, if they do occur, that they will occur at any percentage of HEP.

         The Pooling and Servicing Agreement provides that none of the Certificate Insurer, the Trust, the Trustee, the Seller, the Depositor, the Originators or the Servicer will be liable to any Certificateholder or Holder for any loss or damage incurred by such Certificateholder or Holder as a result of any difference in the rate of return received by such Certificateholder or Holder as compared to the applicable Pass-Through Rate, with respect to any Holder of Class A Certificates upon reinvestments of the funds received in connection with any premature repayment of principal on the Certificates, including any such repayment resulting from any prepayment by the Mortgagor, any liquidation of such Mortgage Loan, or any repurchase of or substitution for any Mortgage Loan by the Seller or the Servicer.


                         DESCRIPTION OF THE CERTIFICATES

General

         The Class A-1 Certificates, the Class A-2 Certificates, the Class A-3 Certificates, the Class A-4 Certificates, the Class A-5 Certificates and the Class A-6 Certificates (collectively, the "Class A Certificates") will be issued by the Trust. In addition to the Class A Certificates, the Trust will also issue the Class R Certificates. The Class R Certificates have been designated as the single "residual interest" for purposes of the Code. The Class R Certificates are not being offered hereby.

         Each Class A Certificate represents a certain fractional undivided ownership interest in the Trust Fund created and held pursuant to the Pooling and Servicing Agreement, subject to the limits and the priority of distribution described therein. The Trust Fund consists of (a) the Mortgage Loans, together with the mortgage files relating thereto and all collections thereon and proceeds thereof collected after the Cut-Off Date (other than monthly payments due on each Mortgage Loan up to and including any Due Date occurring on or prior to May 31, 1998), (b) such assets as from time to time are identified as REO Property and collections thereon and proceeds thereof,
(c) assets that are deposited in the Accounts (as defined herein), including amounts on deposit in the Accounts and invested in accordance with the Pooling and Servicing Agreement ("Permitted Investments"), (d) the Trustee's rights with respect to the Mortgage Loans under all insurance policies required to be maintained pursuant to the Pooling and Servicing Agreement and any insurance proceeds, (e) Liquidation Proceeds and (f) released mortgaged property proceeds. In addition, the Seller will cause the Certificate Insurer to issue the Certificate Insurance Policy under which it will guarantee payments to the Class A Certificateholders as described herein.

Book-Entry Registration

         The Class A Certificates will be issued only in book-entry form, in denominations of $1,000 initial principal balance and integral multiples of $1,000 in excess thereof, except that one Class A Certificate of each Class may be issued in a different amount.

         The Beneficial Owners may elect to hold their Class A Certificates through DTC in the United States, or CEDEL or Euroclear if they are participants in such systems ("Participants"), or indirectly through organizations which are Participants in such systems. The Book-Entry Certificates will be issued in one or more certificates per Class of Class A Certificates which in the aggregate equal the Certificate Principal Balance of such Class A Certificates and will initially be registered in the name of Cede, the nominee of DTC. CEDEL and Euroclear will hold omnibus positions on behalf of their Participants through customers' securities accounts in CEDEL's and Euroclear's names on the books of their respective depositaries which in turn will hold such positions in customers' securities accounts in the depositaries' names on the books of DTC. Chase will act as depositary for CEDEL and Morgan will act as depositary for Euroclear (in such capacities, individually the "Relevant Depositary" and collectively the "European Depositaries"). Investors may hold such beneficial interests in the Book-Entry Certificates in minimum denominations representing principal amounts of $1,000. Except as described below, no Beneficial Owner will be entitled to receive a physical certificate representing such Certificate (a "Definitive Certificate"). Unless and until Definitive Certificates are issued, it is anticipated that the only "Holder" of such Class A Certificates will be Cede, as nominee of DTC. Beneficial Owners will not be Holders as that term is used in the Pooling and Servicing Agreement. Beneficial Owners are only permitted to exercise their rights indirectly through Participants and DTC.

         The Beneficial Owner's ownership of a Book-Entry Certificate will be recorded on the records of the brokerage firm, bank, thrift institution or other financial intermediary (each, a "Financial Intermediary") that maintains the Beneficial Owner's account for such purpose. In turn, the Financial Intermediary's Ownership of such Book-Entry Certificate will be recorded on the records of DTC (or of a participating firm that acts as agent for the Financial Intermediary, whose interest will in turn be recorded on the records of DTC, if the Beneficial Owner's Financial Intermediary is not a DTC Participant and on the records of CEDEL or Euroclear, as appropriate).

         DTC is a limited purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York UCC and a "clearing agency" registered pursuant to Section 17A of the Exchange Act. DTC was created to hold securities for its Participants and to facilitate the clearance and settlement of securities transactions between Participants through electronic book-entries, thereby eliminating the need for physical movement of certificates. Participants include securities brokers and dealers (including the Underwriter), banks, trust companies and clearing corporations. Indirect access to the DTC system also is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly ("Indirect Participants").

         Under the rules, regulations and procedures creating and affecting DTC and its operations (the "Rules"), DTC is required to make book-entry transfers of Book-Entry Certificates, such as the Class A Certificates, among Participants on whose behalf it acts with respect to the Book-Entry Certificates and to receive and transmit distributions of principal of and interest on the Book-Entry Certificates. Participants and Indirect Participants with which Beneficial Owners have accounts with respect to the Book-Entry Certificates similarly are required to make book-entry transfers and receive and transmit such payments on behalf of their respective Beneficial Owners.

         Beneficial Owners that are not Participants or Indirect Participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, Book-Entry Certificates may do so only through Participants and Indirect Participants. In addition, Beneficial Owners will receive all distributions of principal and interest from the Trustee, or a paying agent on behalf of the Trustee, through DTC Participants. DTC will forward such distributions to its Participants, which thereafter will forward them to Indirect Participants or Beneficial Owners. Beneficial Owners will not be recognized by the Trustee, the Servicer or any paying agent as Certificateholders, as such term is used in the Pooling and Servicing Agreement, and Beneficial Owners will be permitted to exercise the rights of Certificateholders only indirectly through DTC and its Participants.

         Because of time zone differences, credits of securities received in CEDEL or Euroclear as a result of a transaction with a Participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Such credits or any transactions in such securities settled during such processing will be reported to the relevant Euroclear or CEDEL Participants on such business day. Cash received in CEDEL or Euroclear as a result of sales of securities by or through a CEDEL Participant (as defined below) or Euroclear Participant (as defined below) to a DTC Participant will be received with value on the DTC settlement date but will be available in the relevant CEDEL or Euroclear cash account only as of the business day following settlement in DTC. For information with respect to tax documentation procedures relating to the Certificates, see "Certain Federal Income Tax Consequences -- REMIC Securities" in the Prospectus.

         Transfers between Participants will occur in accordance with DTC rules. Transfers between CEDEL Participants and Euroclear Participants will occur in accordance with their respective rules and operating procedures.

         Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through CEDEL Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by the Relevant Depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to the Relevant Depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same day funds settlement applicable to DTC. CEDEL Participants and Euroclear Participants may not deliver instructions directly to the European Depositaries.

         CEDEL is incorporated under the laws of Luxembourg as a professional depository. CEDEL holds securities for its participant organizations ("CEDEL Participants") and facilitates the clearance and settlement of securities transactions between CEDEL Participants through electronic book-entry changes in accounts of CEDEL Participants, thereby eliminating the need for physical movement of certificates. Transactions may be settled in CEDEL in any of 28 currencies, including United States dollars. CEDEL provides to its CEDEL Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. CEDEL interfaces with domestic markets in several countries. As a professional depository, CEDEL is subject to regulation by the Luxembourg Monetary Institute. CEDEL Participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Indirect access to CEDEL is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a CEDEL Participant, either directly or indirectly.

         Euroclear was created in 1968 to hold securities for participants of Euroclear ("Euroclear Participants") and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Transactions may now be settled in any of 31 currencies, including United States dollars. Euroclear includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. Euroclear is operated by the Brussels, Belgium office of Morgan Guaranty Trust Company of New York (the "Euroclear Operator"), under contract with Euroclear Clearance Systems S.C., a Belgian cooperative corporation (the "Cooperative"). All operations are conducted by the Euroclear Operator, and all Euroclear Securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Cooperative. The Cooperative establishes policy for Euroclear on behalf of Euroclear Participants. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

         The Euroclear Operator is the Belgian branch of a New York banking corporation which is a member bank of the Federal Reserve System. As such, it is regulated and examined by the Board of Governors of the

Federal Reserve System and the New York State Banking Department, as well as the Belgian Banking Commission.

         Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law (collectively, the "Terms and Conditions"). The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants, and has no record of or relationship with persons holding through Euroclear Participants.

         Distributions on the Book-Entry Certificates will be made on each Distribution Date by the Trustee to Cede, as nominee of DTC. DTC will be responsible for crediting the amount of such payments to the accounts of the applicable DTC Participants in accordance with DTC's normal procedures. Each DTC Participant will be responsible for disbursing such payment to the Beneficial Owners of the Book-Entry Certificates that it represents and to each Financial Intermediary for which it acts as agent. Each such Financial Intermediary will be responsible for disbursing funds to the Beneficial Owners of the Book-Entry Certificates that it represents.

         Under a book-entry format, Beneficial Owners of the Book-Entry Certificates may experience some delay in their receipt of payments, since such payments will be forwarded by the Trustee to Cede, as nominee of DTC. Distributions with respect to Class A Certificates held through CEDEL or Euroclear will be credited to the cash accounts of CEDEL Participants or Euroclear Participants in accordance with the relevant system's rules and procedures, to the extent received by the Relevant Depositary. Such distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations. Because DTC can only act on behalf of Financial Intermediaries, the ability of a Beneficial Owner to pledge Book-Entry Certificates to persons or entities that do not participate in the Depository system, or otherwise take actions in respect of such Book-Entry Certificates, may be limited due to the lack of physical certificates for such Book-Entry Certificates. In addition, issuance of the Book-Entry Certificates in book-entry form may reduce the liquidity of such Certificates in the secondary market since certain potential investors may be unwilling to purchase Certificates for which they cannot obtain physical certificates.

         Monthly and annual reports on the Trust provided by the Trustee to Cede, as nominee of DTC, may be made available to Beneficial Owners upon request, in accordance with the rules, regulations and procedures creating and affecting the Depository, and to the Financial Intermediaries to whose DTC accounts the Book-Entry Certificates of such Beneficial Owners are credited.

         DTC has advised the Depositor and the Servicer that it will take any action permitted to be taken by a Certificateholder under the Pooling and Servicing Agreement only at the direction of one or more Participants to whose accounts with DTC the Book-Entry Certificates are credited. Additionally, DTC has advised the Depositor that it will take such actions with respect to specified percentages of voting rights only at the direction of and on behalf of Participants whose holdings of Book-Entry Certificates evidence such specified percentages of voting rights. DTC may take conflicting actions with respect to percentages of voting rights to the extent that Participants whose holdings of Book-Entry Certificates evidence such percentages of voting rights authorize divergent action.

         None of the Depositor, the Servicer, the Certificate Insurer or the Trustee will have any responsibility for any aspect of the records relating to or payments made on account of beneficial ownership interests of the Book-Entry Certificates held by Cede, as nominee for DTC, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

         Although DTC, CEDEL and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of Certificates among Participants of DTC, CEDEL and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

Calculation of LIBOR

         On the second business day preceding each Distribution Date or, in the case of the July 25, 1998 Distribution Date, on the second business day preceding the Closing Date (each such date, an "Interest Determination Date"), the Trustee will determine the London interbank offered rate for one-month U.S. dollar deposits ("LIBOR") for the next Accrual Period for the Adjustable Rate Certificates on the basis of the offered rates of the Reference Banks for one-month U.S. dollar deposits, as such rates appear on Telerate Page 3750, as of 11:00 a.m. (London time) on such Interest Determination Date. As used in this section, "business day" means a day on which banks are open for dealing in foreign currency and exchange in London and New York City; "Telerate Page 3750" means the display designated as page 3750 on the Telerate Service (or such other page as may replace page on that service for the purpose of displaying London interbank offered rates of major banks); and "Reference Banks" means leading banks selected by the Trustee and engaged in transactions in Eurodollar deposits in the international Eurocurrency market (i) with an established place of business in London, (ii) whose quotations appear on the Reuters' Screen LIBO Page on the Interest Determination Date in question,
(iii) which have been designated as such by the Trustee and (iv) not controlling, controlled by, or under common control with, the Servicer or the Trustee.

         On each Interest Determination Date, LIBOR for the related Accrual Period for the Adjustable Rate Certificates will be established by the Trustee as follows:

         (a) If on such Interest Determination Date two or more Reference Banks provide such offered quotations, LIBOR for the related Accrual Period for the Adjustable Rate Certificates shall be the arithmetic mean of such offered quotations (rounded upwards if necessary to the nearest whole multiple of 1/16%).

         (b) If on such Interest Determination Date fewer than two Reference Banks provide such offered quotations, LIBOR for the related Actual Period for the Adjustable Rate Certificates shall be the higher of (x) LIBOR as determined on the previous Interest Determination Date and (y) the Reserve Interest Rate. The "Reserve Interest Rate" shall be the rate per annum that the Trustee determines to be either (i) the arithmetic mean (rounded upwards if necessary to the nearest whole multiple of 1/16%) of the one-month U.S. dollar lending rates which New York City banks selected by the Trustee are quoting on the relevant Interest Determination Date to the principal London offices of leading banks in the London interbank market or, in the event that the Trustee can determine no such arithmetic mean, (ii) the lowest one-month U.S. dollar lending rate which New York City banks selected by the Trustee are quoting on such Interest Determination Date to leading European banks.

         The establishment of LIBOR on each Interest Determination Date by the Trustee and the Trustee's calculation of the rate of interest applicable to the Adjustable Rate Certificates for the related Accrual Period shall (in the absence of manifest error) be final and binding.

Definitive Certificates

         The Class A Certificates, which will be issued initially as Book-Entry Certificates, will be converted to Definitive Certificates and reissued to Beneficial Owners or their nominees, rather than to DTC or its nominee, only if (a) the Depository or the Servicer advises the Trustee in writing that DTC is no longer willing or able to discharge properly its responsibilities as depository with respect to the Book-Entry Certificates and the Depository or the Servicer is unable to locate a qualified successor or
(b) the Trustee, at its option, elects to terminate the book-entry system through DTC.

         Upon the occurrence of any event described in the immediately preceding paragraph, DTC will be required to notify all Participants of the availability through DTC of Definitive Certificates. Upon delivery of Definitive Certificates, the Trustee will reissue the Book-Entry Certificates as Definitive Certificates to Beneficial Owners. Distributions of principal of, and interest on, the Book-Entry Certificates will thereafter be made by the Trustee, or a paying agent on behalf of the Trustee, directly to holders of Definitive Certificates in accordance with the procedures set forth in the Pooling and Servicing Agreement.

         Definitive Certificates will be transferable and exchangeable at the offices of the Trustee or the certificate registrar. No service charge will be imposed for any registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge imposed in connection therewith.

Assignment of Mortgage Loans

         Pursuant to an Unaffiliated Seller's Agreement among the Originators, the Depositor and the Seller (the "Unaffiliated Seller's Agreement"), the Originators will sell, transfer, assign, set over and otherwise convey the Mortgage Loans without recourse to the Seller and the Seller will sell, transfer, assign, set over and otherwise convey the Mortgage Loans, including all principal outstanding as of, and interest due after, the Cut-Off Date without recourse to the Depositor on the Closing Date. Pursuant to the Pooling and Servicing Agreement, the Depositor will sell, transfer, assign, set over and otherwise convey without recourse to the Trustee in trust for the benefit of the Certificateholders and the Certificate Insurer all right, title and interest in and to each Mortgage Loan, including all principal outstanding as of, and interest accrued after, the Cut-Off Date. Each such transfer will convey all right, title and interest in and to (a) principal outstanding as of the Cut-Off Date, and (b) interest due on each such Mortgage Loan after the Cut-Off Date; provided, however, that the Seller will not convey, and the Seller reserves and retains all its right, title and interest in and to, (i) principal (including principal prepayments in full and curtailments (i.e., partial prepayments)) received on each such Mortgage Loan on or prior to the Cut-Off Date and (ii) interest due on each Mortgage Loan on or prior to the Cut-Off Date.

         In connection with such transfer and assignment, the Depositor will cause to be delivered to the Trustee on the Closing Date the following documents (collectively, with respect to each Mortgage Loan, the "Trustee's Mortgage File") with respect to each Mortgage Loan:

            (a) The original Mortgage Note, endorsed without recourse in blank by the related Originator, including all intervening endorsements showing a complete chain of endorsement;

            (b) The related original Mortgage with evidence of recording indicated thereon or a copy thereof certified by the applicable recording office;

            (c) The recorded mortgage assignment(s), or copies thereof certified by the applicable recording office, if any, showing a complete chain of assignment from the originator of the related Mortgage Loan to the related Originator (which assignment may, at such Originator's option, be combined with the assignment referred to in clause (d) below);

            (d) A mortgage assignment in recordable form (which, if acceptable for recording in the relevant jurisdiction, may be included in a blanket assignment or assignments) of each Mortgage from the related Originator to the Trustee;

            (e) Originals of all assumption, modification and substitution agreements in those instances where the terms or provisions of a Mortgage or Mortgage Note have been modified or such Mortgage or Mortgage Note has been assumed; and

            (f) An original title insurance policy (or (A) a copy of the title insurance policy, or (B) a binder thereof or copy of such binder together with a certificate from the Originator that the original Mortgage has been delivered to the title insurance company that issued such binder for recordation).

         Pursuant to the Pooling and Servicing Agreement, the Trustee agrees to execute and deliver on or prior to the Closing Date an acknowledgment of receipt of the Certificate Insurance Policy and, for each Mortgage Loan, the original Mortgage Note, item (a) above, with respect to the Mortgage Loans (with any exceptions noted). The Trustee agrees, for the benefit of the Certificateholders and the Certificate Insurer, to review (or cause to be reviewed) each Trustee's Mortgage File within 30-days after the Closing Date (or, with respect to any Qualified Substitute Mortgage Loan, within 30-days after the receipt by the Trustee thereof) and to deliver a certification generally to the effect that, as to each Mortgage Loan listed in the Mortgage Loan Schedule, (a) all documents required to be delivered to it pursuant to the Pooling and Servicing Agreement are in its possession, (b) each such document has been reviewed by it and has not been mutilated, damaged, torn or otherwise physically altered, appears regular on its face and relates to such Mortgage Loan, and (c) based on its examination and only as to the foregoing documents, certain information set forth on the Mortgage Loan Schedule accurately reflects the information set forth in the Trustee's Mortgage File delivered on such date.

         If the Trustee, during the process of reviewing the Trustee's Mortgage Files, finds any document constituting a part of a Trustee's Mortgage File which is not executed, has not been received or is unrelated to the Mortgage Loans, or that any Mortgage Loan does not conform to the requirements above or to the description thereof as set forth in the Mortgage Loan Schedule, the Trustee shall promptly so notify the Servicer, the Seller and the Certificate Insurer in writing with details thereof. The Seller agrees to use reasonable efforts to cause to be remedied a material defect in a document constituting part of a Trustee's Mortgage File of which it is so notified by the Trustee. If, however, within 60 days after the Trustee's notice to it respecting such defect the Seller has not caused to be remedied the defect and the defect materially and adversely affects the interest of the Holders in the Mortgage Loan or the interests of the Certificate Insurer, the Seller or the related Originator will either (a) substitute in lieu of such Mortgage Loan a Qualified Substitute Mortgage Loan and, if the then outstanding principal balance of such Qualified Substitute Mortgage Loan is less than the principal balance of such Mortgage Loan as of the date of such substitution plus accrued and unpaid interest thereon, deliver to the Servicer as part of the related monthly remittance remitted by the Servicer the amount of any such shortfall (the "Substitution Adjustment") or (b) purchase such Mortgage Loan at a price equal to the outstanding principal balance of such Mortgage Loan as of the date of purchase, plus the greater of (i) all accrued and unpaid interest thereon and (ii) 30-days' interest thereon, computed at the related Mortgage Interest Rate, net of the Servicing Fee if the Servicer is effecting the repurchase, plus the amount of any unreimbursed Servicing Advances made by the Servicer, which purchase price shall be deposited in the Certificate Account on the next succeeding Servicer Distribution Date after deducting therefrom any amounts received in respect of such repurchased Mortgage Loan or Loans and being held in the Certificate Account for future distribution to the extent such amounts have not yet been applied to principal or interest on such Mortgage Loan (see " -- Flow of Funds" below); provided, however, that the Seller may not purchase any Mortgage Loan that is not in default or as to which no default is imminent pursuant to clause (b) preceding unless the Seller has theretofore caused to be delivered to the Trustee an opinion of counsel knowledgeable in federal income tax matters which states that such a purchase would not constitute a prohibited transaction under the Code.

         A "Qualified Substitute Mortgage Loan" is defined in the Pooling and Servicing Agreement as any mortgage loan or mortgage loans substituted for a deleted Mortgage Loan and which, among other things, (i) relates or relate to a detached one-family residence or to the same type of residential dwelling as the deleted Mortgage Loan and in each case has or have the same or a better lien priority as the deleted Mortgage Loan and has the same occupancy status or is an owner-occupied Mortgaged Property, (ii) matures or mature no later than (and not more than one year earlier than) the deleted Mortgage Loan,
(iii) has or have a Loan-to-Value Ratio ("LTV") or LTVs at the time of such substitution no higher than the LTV of the deleted Mortgage Loan, (iv) has or have a CLTV or CLTVs at the time of such substitution no higher than the CLTV of the deleted Mortgage Loan, (v) has or have a principal balance or principal balances (after application of all payments received on or prior to the date of substitution) not substantially less and not more than the principal balance of the deleted Mortgage Loan as of such date, (vi) satisfies or satisfy the criteria set forth from time to time in the definition of "qualified replacement mortgage" at Section 860G(a)(4) of the Code (or any successor statute thereto), (vii) has or have a mortgage interest rate of at least the same interest rate as the deleted Mortgage Loan and (viii) complies or comply as of the date of substitution with each representation and warranty set forth in the Pooling and Servicing Agreement.

Representations and Warranties of the Seller

         The Seller will represent, among other things, with respect to each Mortgage Loan, as of the Closing Date, the following:

            1. The information set forth in the Mortgage Loan Schedule with respect to each Mortgage Loan is true and correct;

            2. All of the original or certified documentation constituting the Trustee's Mortgage Files (including all material documents related thereto) has been or will be delivered to the Trustee on the Closing Date or as otherwise provided in the Unaffiliated Seller's Agreement;

            3. The Mortgaged Property consists of a single parcel of real property separately assessed for tax purposes, upon which is erected a detached or an attached one-family residence or a detached two-to- six family dwelling, or an individual condominium unit in a low-rise condominium, or an individual unit in a planned unit development, or a commercial property, or a mixed use or multiple purpose property. Such residence, dwelling or unit is not (i) a unit in a cooperative apartment, (ii) a property constituting part of a syndication, (iii) a time share unit, (iv) a property held in trust, (v) a manufactured dwelling, (vi) a log-constructed home, or (vii) a recreational vehicle;

            4. Each Mortgage is a valid first or second lien on a fee simple (or its equivalent under applicable state law) estate in the real property securing the amount owed by the Mortgagor under the Mortgage Note subject only to (i) the lien of current real property taxes and assessments which are not delinquent, (ii) any related first mortgage loan, (iii) covenants, conditions and restrictions, rights of way, easements and other matters of public record as of the date of recording of such Mortgage, such exceptions appearing of record being acceptable to mortgage lending institutions generally in the area wherein the property subject to the Mortgage is located or specifically reflected in the appraisal obtained in connection with the origination of the related Mortgage Loan obtained by the Seller and (iv) other matters to which like properties are commonly subject which do not materially interfere with the benefits of the security intended to be provided by such Mortgage;

            5. Immediately prior to the transfer and assignment by the Seller to the Depositor, the Seller had good title to, and was the sole owner of each Mortgage Loan, free of any interest of any other person, and the Seller has transferred all right, title and interest in each Mortgage Loan to the Depositor;

            6. Each Mortgage Loan conforms, and all such Mortgage Loans in the aggregate conform, to the description thereof set forth in this Prospectus Supplement; and

            7. All of the Mortgage Loans were originated in accordance with the underwriting criteria set forth in this Prospectus Supplement.

         Pursuant to the Pooling and Servicing Agreement, upon the discovery by any of the Certificateholders, the Seller, the Servicer, any Subservicer, the Certificate Insurer, or the Trustee that any of the representations and warranties contained in the Pooling and Servicing Agreement have been breached in any material respect as of the Closing Date, with the result that the interests of the Certificateholders in the related Mortgage Loan or the interests of the Certificate Insurer were materially and adversely affected (notwithstanding that such representation and warranty was made to the Seller's best knowledge and the Seller lacked knowledge of such breach), the party discovering such breach is required to give prompt written notice to the other parties. Subject to certain provisions of the Pooling and Servicing Agreement, within 60 days of the earlier to occur of the Seller's or the applicable Originator's discovery or its receipt of notice of any such breach, the Seller or the related Originator will (a) promptly cure such breach in all material respects, (b) remove each Mortgage Loan which has given rise to the requirement for action by the Seller or the related Originator, substitute one or more Qualified Substitute Mortgage Loans and, if the outstanding principal balance of such Qualified Substitute Mortgage Loans as of the date of such substitution is less than the outstanding principal balance, plus accrued and unpaid interest thereon, of the replaced Mortgage Loans as of the date of substitution, deliver to the Trust Fund as part of the amounts remitted by the Servicer on such Distribution Date the amount of such shortfall, or (c) purchase such Mortgage Loan at a price equal to the principal balance of such Mortgage Loan as of the date of purchase plus the greater of (i) all accrued and unpaid interest thereon and (ii) 30-days' interest thereon computed at the Mortgage Interest Rate, net of the Servicing Fee if ABC is the Servicer, plus the amount of any unreimbursed Servicing Advances made by the Servicer, and deposit such purchase price into the Certificate Account on the next succeeding Servicer Distribution Date after deducting therefrom any amounts received in respect of such repurchased Mortgage Loan or Mortgage Loans and being held in the Certificate Account for future distribution to the extent such amounts have not yet been applied to principal or interest on such Mortgage Loan; provided, however, that any substitution of one or more Qualified Substitute Mortgage Loans pursuant to clause (b) preceding must be effected not later than two years after the Closing Date unless the Trustee and the Certificate Insurer receive an opinion of counsel that such substitution would not constitute a prohibited transaction for purposes of the REMIC provisions of the Code. In addition, the Seller and the related Originator shall be obligated to indemnify the Trustee, the Certificateholders and the Certificate Insurer for any third-party claims arising out of a breach by the Seller of representations or warranties regarding the Mortgage Loans. The obligation of the Seller and the related Originator to cure such breach or to substitute or purchase any Mortgage

Loan and to indemnify constitute the sole remedies respecting a material breach of any such representation or warranty to the Certificateholders, the Trustee and the Certificate Insurer.

Payments on the Mortgage Loans

         The Pooling and Servicing Agreement provides that the Servicer for the benefit of the Certificateholders shall establish and maintain a Collection Account (the "Collection Account"), which will generally be (i) an account maintained with a depository institution or trust company whose long term unsecured debt obligations are rated by each Rating Agency in one of its two highest rating categories at the time of any deposit therein or (ii) trust accounts maintained with a depository institution acceptable to each Rating Agency (any such account, an "Eligible Account"). The Pooling and Servicing Agreement permits the Servicer to direct any depository institution maintaining the Collection Account to invest the funds in the Collection Account in one or more Permitted Investments (as defined herein) that mature, unless payable on demand, no later than the Business Day preceding the date on which the Servicer is required to transfer the Servicer Remittance Amount from the Collection Account to the Certificate Account, as described below.

         The Servicer is obligated to deposit or cause to be deposited in the Collection Account on a daily basis, amounts representing the following payments received and collections made by it after the Cut-Off Date (other than in respect of Monthly Payments on the Mortgage Loans due on each Mortgage Loan up to and including any Due Date occurring on or prior to May 31, 1998):
(i) all payments on account of principal, including prepayments of principal ("Principal Prepayments"); (ii) all payments on account of interest on the Mortgage Loans, (iii) all Liquidation Proceeds and all Insurance Proceeds to the extent such proceeds are not to be applied to the restoration of the related Mortgaged Property or released to the related borrower in accordance with the express requirements of law or in accordance with prudent and customary servicing practices; (iv) all Net REO Proceeds; (v) all other amounts required to be deposited in the Collection Account pursuant to the Pooling and Servicing Agreement; and (vi) any amounts required to be deposited in connection with net losses realized on investments of funds in the Collection Account.

         The Trustee will be obligated to set up an account (the "Certificate Account", and together with the Collection Account, the "Accounts"), which is required to be an Eligible Account, into which the Servicer will deposit or cause to be deposited the Servicer Remittance Amount on the 20th day of each month (the "Servicer Distribution Date").

         The "Servicer Remittance Amount" for a Servicer Distribution Date is equal to the sum, without duplication, of (i) all collections of principal and interest on the Mortgage Loans (including Principal Prepayments, Net REO Proceeds and Liquidation Proceeds, if any) collected by the Servicer during the prior calendar month, (ii) all Periodic Advances made by the Servicer with respect to payments due to be received on the Mortgage Loans on the related Due Date and (iii) any other amounts required to be placed in the Collection Account by the Servicer pursuant to the Pooling and Servicing Agreement but excluding the following:

            (a) amounts received on particular Mortgage Loans, with respect to which the Servicer has previously made an unreimbursed Periodic Advance, as late payments of interest, or as Net Liquidation Proceeds, to the extent of such unreimbursed Periodic Advance;

            (b) amounts received on a particular Mortgage Loan with respect to which the Servicer has previously made an unreimbursed Servicing Advance, to the extent of such unreimbursed Servicing Advance;

            (c) for such Servicer Distribution Date, the aggregate Servicing
         Fee;

            (d) all net income from Permitted Investments that is held in the Collection Account for the account of the Servicer;

            (e) all amounts in respect of late fees, assumption fees, prepayment fees and similar fees;

            (f) Net Foreclosure Profits; and

            (g) certain other amounts which are reimbursable to the Servicer, as provided in the Pooling and Servicing Agreement.

         The amounts described in clauses (a) through (g) above may be withdrawn by the Servicer from the Collection Account on or prior to each Servicer Distribution Date.

         "Foreclosure Profits" as to any Servicer Distribution Date, are the excess, if any, of (i) Net Liquidation Proceeds in respect of each Mortgage Loan that became a Liquidated Mortgage Loan during the month immediately preceding the month of such Servicer Distribution Date over (ii) the sum of such unpaid Principal Balance of each such Liquidated Mortgage Loan plus accrued and unpaid interest on the unpaid Principal Balance from the Due Date to which interest was last paid by the Mortgagor.

         "Insurance Proceeds" are proceeds paid by any insurer pursuant to any insurance policy covering a Mortgage Loan to the extent such proceeds are not applied to the restoration of the related Mortgaged Property or released to the related Mortgagor. "Insurance Proceeds" do not include "Insured Payments."

         "Liquidation Expenses" as to any Liquidated Mortgage Loan are all expenses incurred by the Servicer in connection with the liquidation of such Mortgage Loan, including, without duplication, unreimbursed expenses for real property taxes and unreimbursed Servicing Advances. In no event may Liquidation Expenses with respect to a Liquidated Mortgage Loan exceed the related Liquidation Proceeds.

         "Liquidated Loan Loss" as to any Liquidated Mortgage Loan is the excess, if any, of (i) the unpaid Principal Balance of such Liquidated Mortgage Loan plus accrued and unpaid interest on such unpaid Principal Balance from the Due Date to which interest was last paid by the Mortgagor over (ii) the sum of the Net Liquidation Proceeds and the amount of any previously unreimbursed Periodic Advances in respect of such Mortgage Loan.

         "Liquidation Proceeds" are amounts (other than Insurance Proceeds) received by the Servicer in connection with (i) the taking of all or a part of a Mortgaged Property by exercise of the power of eminent domain or condemnation or (ii) the liquidation of a defaulted Mortgage Loan through a trustee's sale, foreclosure sale, REO Disposition or otherwise.

         "Net Foreclosure Profits" as to any Servicer Distribution Date, are the excess, if any, of (i) the aggregate Foreclosure Profits with respect to such Servicer Distribution Date over (ii) Liquidated Loan Losses with respect to such Servicer Distribution Date.

         "Net Liquidation Proceeds" as to any Liquidated Mortgage Loan, are Liquidation Proceeds net of Liquidation Expenses and net of any unreimbursed Periodic Advances made by the Servicer.

         "Net REO Proceeds" as to any REO Property, are REO Proceeds net of any related expenses of the Servicer.

         "REO Proceeds" are monies received in respect of any REO Property (including, without limitation, proceeds from the rental of the related Mortgaged Property).

Servicing Fees and Other Compensation and Payment of Expenses

         As compensation for its activities as Servicer under the Pooling and Servicing Agreement, the Servicer shall be entitled with respect to each Mortgage Loan to the Servicing Fee, which shall be payable monthly from amounts on deposit in the Collection Account. The "Servicing Fee" shall be an amount equal to interest at one-twelfth of the Servicing Fee Rate for such Mortgage Loan on the outstanding Principal Balance of such Mortgage Loan. The "Servicing Fee Rate" with respect to each Mortgage Loan will be 0.50% per annum. In addition, the Servicer shall be entitled to receive, as additional servicing compensation, to the extent permitted by applicable law and the related Mortgage Notes, any late payment charges, assumption fees, prepayment fees or similar items. The Servicer shall also be entitled to withdraw from the Collection Account any net interest or other income earned on deposits therein. The Servicer shall pay all expenses incurred by it in connection with its servicing activities under the Pooling and Servicing Agreement and shall not be entitled to reimbursement therefor except as specifically provided in the Pooling and Servicing Agreement.

         The Servicer may recover Periodic Advances and Servicing Advances to the extent permitted by the Mortgage Loans or, if not recovered from the Mortgagor on whose behalf such Servicing Advance or Periodic Advance was made, from late collections on the related Mortgage Loan, including Liquidation Proceeds, Insurance Proceeds and such other amounts as may be collected by the Servicer from the Mortgagor or otherwise relating to the Mortgage Loan. In the event a Periodic Advance or a Servicing Advance becomes a Nonrecoverable Advance, the Servicer may be reimbursed for such advance from the Certificate Account.

         The Servicer shall not be required to make any Periodic Advance or Servicing Advance which it determines would be a nonrecoverable Periodic Advance or nonrecoverable Servicing Advance (a "Nonrecoverable Advance"). A Periodic Advance or Servicing Advance is "nonrecoverable" if in the good faith judgment of the Servicer, such Periodic Advance or Servicing Advance is not ultimately recoverable.

Overcollateralization Provisions

         Overcollateralization Resulting from Cash Flow Structure. The Pooling and Servicing Agreement requires that, starting with the second Distribution Date, the Net Monthly Excess Cashflow, if any, be applied on each Distribution Date as an accelerated payment of principal on the Class of Class A Certificates then entitled to distributions of principal, but only to the limited extent hereafter described. The "Net Monthly Excess Cashflow" for a Distribution Date is equal to the excess of (x) the amount on deposit in the Certificate Account (exclusive of the amount of any Insured Payment and the Servicing Fee) on such Distribution Date (such amount being the "Available Amount" for such Distribution Date) over (y) the sum of (i) the Class A Distribution Amount (calculated for this purpose without regard to any Subordination Increase Amount or portion thereof included therein), (ii) any Reimbursement Amount (as defined herein) or other amount owed to the Certificate Insurer and (iii) the Trustee's Fees. Only 80% of the Net Monthly Excess Cashflow will be used as a payment of principal until the Distribution Date on which the amount of overcollateralization has reached the required level. Notwithstanding the foregoing, in the event certain tests set forth in the Pooling and Servicing Agreement are violated, all available excess interest will be used as a payment of principal to accelerate the amortization of the Class A Certificates.

         This application has the effect of accelerating the amortization of the Class A Certificates relative to the amortization of the Mortgage Loans. To the extent that any Net Monthly Excess Cashflow is not so used, the Pooling and Servicing Agreement provides that it will be paid to the Holders of the Class R Certificates.

         With respect to any Distribution Date, the excess, if any, of (x) the sum of the aggregate Principal Balances of the Mortgage Loans as of the close of business on the last day of the preceding calendar month over (y) the Class A Certificate Principal Balance as of such Distribution Date (and following the making of all distributions on such Distribution Date (other than with respect to any Subordination Increase Amount for such Distribution Date)) is the "Subordinated Amount" as of such Distribution Date. The Pooling and Servicing Agreement requires that, starting with the second Distribution Date, 80% of the Net Monthly Excess Cashflow will be applied as an accelerated payment of principal on the Class A Certificates until the Subordinated Amount has first increased to the level required by the Pooling and Servicing Agreement. After such time, if it is necessary to reestablish the required level of overcollateralization, 100% of the Net Monthly Excess Cash Flow will be applied as an accelerated payment of principal on the Class A Certificates. Notwithstanding the foregoing, in the event certain tests set forth in the Pooling and Servicing Agreement are violated, all available excess interest will be used as a payment of principal to accelerate the amortization of the Class A Certificates. Any amount of Net Monthly Excess Cashflow actually applied as an accelerated payment of principal is a "Subordination Increase Amount." The required level of the Subordinated Amount with respect to a Distribution Date is the "Specified Subordinated Amount" with respect to such Distribution Date. Initially, the Subordinated Amount will be an amount equal to approximately 1.5% of the sum of the Cut-Off Date Aggregate Principal Balance and the Original Pre-Funded Amount.

         In the event that the required level of the Specified Subordinated Amount is permitted to decrease or "step down" on a Distribution Date in the future, the Pooling and Servicing Agreement provides that a portion of the principal which would otherwise be distributed to the Holders of the Class A Certificates on such Distribution Date shall be distributed to the Holders of the Class R Certificates on such Distribution Date. This has the effect of decelerating the amortization of the Class A Certificates relative to the amortization of the Mortgage Loans, and of reducing the Subordinated Amount. With respect to any Distribution Date, the difference, if any, between (a) the Subordinated Amount that would apply on such Distribution Date after taking into account all distributions to be made on such Distribution Date (except for any distributions of related Subordination Reduction Amounts as described in this sentence) and (b) the Specified Subordinated Amount is the "Excess Subordinated Amount" with respect to such Distribution Date. If, on any Distribution Date, the Excess Subordinated Amount is, or, after taking into account all other distributions to be made on such Distribution Date would be, greater than zero (i.e., the Subordinated Amount is or would be greater than the related Specified Subordinated Amount), then any amounts relating to principal which would otherwise be distributed to the Holders of the Class A Certificates on such Distribution Date shall instead be distributed to the Holders of the Class R Certificates, in an amount equal to the lesser of (x) the Excess Subordinated Amount and (y) the amount available for distribution on account of principal with respect to the Class A Certificates on such Distribution Date; such amount being the "Subordination Reduction Amount" for such Distribution Date.

         The Pooling and Servicing Agreement provides that, on any Distribution Date, all amounts collected on account of principal (other than any such amount applied to the payment of a Subordination Reduction Amount) during the prior Due Period will be distributed to the Holders of the Class A Certificates on such Distribution Date. If any Mortgage Loan became a Liquidated Mortgage Loan during such prior Due Period, the Net Liquidation Proceeds related thereto and allocated to principal may be less than the Principal Balance of the related Mortgage Loan; the amount of any such insufficiency is a "Liquidated Loan Loss." In addition, the Pooling and Servicing Agreement provides that the principal balance of any Mortgage Loan which becomes a Liquidated Mortgage Loan shall then equal zero. The Pooling and Servicing Agreement does not contain any rule which requires that the amount of any Liquidated Loan Loss be distributed to the Holders of the Class A Certificates on the Distribution Date which immediately follows the event of loss; i.e., the Pooling and Servicing Agreement does not require the current recovery of losses. However, the occurrence of a Liquidated Loan Loss will reduce the Subordinated Amount, which, to the extent that such reduction causes the Subordinated Amount to be less than the Specified Subordinated Amount applicable to the related Distribution Date, will require the payment of a Subordination Increase Amount on such Distribution Date (or, if insufficient funds are available on such Distribution Date, on subsequent Distribution Dates, until the Subordinated Amount equals the related Specified Subordinated Amount). The effect of the foregoing is to allocate losses to the Holders of the Class R Certificates by reducing, or eliminating entirely, payments of Monthly Excess Cashflow and of Subordination Reduction Amounts which such Holders would otherwise receive.

         Overcollateralization and the Certificate Insurance Policy. The Pooling and Servicing Agreement defines a "Subordination Deficit" with respect to a Distribution Date to be the amount, if any, by which (x) the aggregate Certificate Principal Balance of the Class A Certificates as of such Distribution Date, and following the making of all distributions to be made on such Distribution Date (except for any payment to be made as to principal from proceeds of the Certificate Insurance Policy), exceeds (y) the aggregate Principal Balances of the Mortgage Loans as of the close of business on the last day of the related Due Period. The Pooling and Servicing Agreement requires the Trustee to make a claim for an Insured Payment under the Certificate Insurance Policy not later than the third Business Day prior to any Distribution Date as to which the Trustee has determined that a Subordination Deficit will occur for the purpose of applying the proceeds of such Insured Payment as a payment of principal to the Holders of the Class A Certificates on such Distribution Date. Additionally, under the terms of the Pooling and Servicing Agreement, the Certificate Insurer will have the option to cause Net Monthly Excess Cashflow to be applied without regard to any limitation upon the occurrence of certain trigger events, or in the event of an event of default under the Insurance Agreement (as defined herein). However, investors in the Class A Certificates should realize that, under extreme loss or delinquency scenarios, they may temporarily receive no distributions of principal.

Flow of Funds

         On each Distribution Date, the Trustee shall distribute, to the extent of funds, including any Insured Payments, on deposit in the Certificate Account, as follows:

            (a) to the Trustee, an amount equal to the fees then due to it (the
                "Trustee's Fees");

            (b) from amounts then on deposit in the Certificate Account
                (excluding any Insured Payments) to the Certificate Insurer the lesser of (x) the excess of (i) the amount then on deposit in the Certificate Account over (ii) the Insured Distribution Amount for such Distribution Date and (y) the amount of all Insured Payments and other amounts due to the Certificate Insurer pursuant to the Insurance Agreement (including the premium amount) which have not been previously paid (the "Reimbursement Amount") as of such Distribution Date;

            (c) from amounts then on deposit in the Certificate Account, to the
                Class A Certificateholders an amount equal to the Class A Interest Distribution Amount;

            (d) from amounts then on deposit in the Certificate Account, to the
                Class A Certificateholders an amount equal to the Class A Principal Distribution Amount; and

            (e) following the making by the Trustee of all allocations, transfers and disbursements described above, from amounts then on deposit in the Certificate Account, the Trustee shall distribute to the Holders of the Class R Certificates, the amount remaining on such Distribution Date, if any.

Report to Certificateholders

         Pursuant to the Pooling and Servicing Agreement, on each Distribution Date the Trustee will deliver to the Servicer, the Certificate Insurer, each Certificateholder and the Depositor a written report containing information including, without limitation, the amount of the distribution on such Distribution Date, the amount of such distribution allocable to principal and allocable to interest, the aggregate outstanding principal balance of the Class A Certificates as of such Distribution Date, the amount of any Insured Payment included in such distributions on such Distribution Date and such other information as required by the Pooling and Servicing Agreement.

Amendment

         The Pooling and Servicing Agreement may be amended from time to time by the Depositor, the Servicer and the Trustee by written agreement, upon the prior written consent of the Certificate Insurer, without notice to, or consent of, the Certificateholders, to cure any ambiguity, to correct or supplement any provisions herein, to comply with any changes in the Code, or to make any other provisions with respect to matters or questions arising under the Pooling and Servicing Agreement which shall not be inconsistent with the provisions of the Pooling and Servicing Agreement; provided, that such action shall not, as evidenced by an opinion of counsel delivered to, but not obtained at the expense of, the Trustee, adversely affect in any material respect the interests of any Certificateholder; and provided, further, that no such amendment shall reduce in any manner the amount of, or delay the timing of, payments received on Mortgage Loans which are required to be distributed on any Certificate without the consent of the Holder of such Certificate, or change the rights or obligations of any other party to the Pooling and Servicing Agreement without the consent of such party.

         The Pooling and Servicing Agreement may be amended from time to time by the Depositor, the Servicer and the Trustee with the consent of the Certificate Insurer, and the Holders of the majority of the Percentage Interest in the Class A Certificates and Class R Certificates for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or of modifying in any manner the rights of the Holders; provided, however, that no such amendment shall be made unless the Trustee receives an opinion of counsel, at the expense of the party requesting the change, that such change will not adversely affect the status of the Trust as a REMIC or cause a tax to be imposed on the REMIC; and provided ,further, that no such amendment shall reduce in any manner the amount of, or delay the timing of, payments received on Mortgage Loans which are required to be distributed on any Certificate without the consent of the Holder of such Certificate or reduce the percentage for each Class whose Holders are required to consent to any such amendment without the consent of the Holders of 100% of each Class of Certificates affected thereby.

         The Unaffiliated Seller's Agreement contains substantially similar restrictions regarding amendment.

                         SERVICING OF THE MORTGAGE LOANS

The Servicer

         American Business Credit, Inc. will act as the Servicer of the Mortgage Pool. HomeAmerican Credit Inc., d/b/a Upland Mortgage will act as subservicer with respect to a portion of the Mortgage Loans. See "The Originators, the Seller, the Servicer and the Subservicer."

Servicer Reports

         The Servicer is required to deliver to the Certificate Insurer, the Trustee, Standard & Poor's and Moody's, not later than April 30th of each year an officer's certificate stating that (i) the Servicer has fully complied with the servicing provisions of the Pooling and Servicing Agreement, (ii) a review of the activities of the Servicer during the preceding calendar year and of performance under the Pooling and Servicing Agreement has been made under such officer's supervision, and (iii) to the best of such officer's knowledge, based on such review, the Servicer has fulfilled all its obligations under the Pooling and Servicing Agreement for such year, or, if there has been a default in the fulfillment of any such obligation, specifying each such default known to such officer and the nature and status thereof including the steps being taken by the Servicer to remedy such default. The first such officer's certificate shall be delivered by the Servicer in 1999.

         Not later than April 30th of each year, the Servicer, at its expense, is required to cause to be delivered to the Certificate Insurer, the Trustee, Standard & Poor's and Moody's from a firm of independent certified public accountants (who may also render other services to the Servicer) a statement to the effect that such firm has examined certain documents and records relating to the servicing of the Mortgage Loans during the preceding calendar year (or such longer period from the Closing Date to the end of the following calendar year) and that, on the basis of such examination conducted substantially in compliance with generally accepted auditing standards and the requirements of the Uniform Single Attestation Program for Mortgage Bankers or the Audit Program for Mortgages serviced for FHLMC, such servicing has been conducted in compliance with the Pooling and Servicing Agreement except for such significant exceptions or errors in records that, in the opinion of such firm, generally accepted auditing standards and the Uniform Single Attestation Program for Mortgage Bankers or the Audit Program for Mortgages serviced for FHLMC require it to report, in which case such exceptions and errors shall be so reported.

Collection and Other Servicing Procedures

         The Servicer will be responsible for making reasonable efforts to collect all payments called for under the Mortgage Loans and will, consistent with the Pooling and Servicing Agreement, follow such collection procedures as it follows with respect to loans which are comparable to the Mortgage Loans. Consistent with the above, the Servicer may, in its discretion, (i) waive any late payment charge and (ii) arrange with a Mortgagor a schedule for the liquidation of delinquencies, subject to the provisions of the Pooling and Servicing Agreement.

         If a Mortgaged Property has been or is about to be conveyed by the Mortgagor, the Servicer will be obligated to accelerate the maturity of the Mortgage Loan, unless it reasonably believes it is unable to enforce that Mortgage Loan's "due-on-sale" clause under applicable law. If it reasonably believes it may be restricted for any reason from enforcing such a "due-on-sale" clause, the Servicer may enter into an assumption and modification agreement with the person to whom such property has been or is about to be conveyed, pursuant to which such person becomes liable under the Mortgage Note.

         Any fee collected by the Servicer for entering into an assumption agreement will be retained by the Servicer as additional servicing compensation. For a description of circumstances in which the Servicer may be unable to enforce "due-on-sale" clauses, see "Certain Legal Aspects of the Mortgage Loans and Contracts -- The Mortgage Loans -- 'Due-on-Sale' Clauses" in the Prospectus. In connection with any such assumption, the Mortgage Interest Rate borne by the mortgage note relating to each Mortgage Loan ("Mortgage Note") may not be decreased.

Hazard Insurance

         The Servicer is required to cause to be maintained for each Mortgaged Property a hazard insurance policy with coverage which contains a standard mortgagee's clause in an amount equal to the lesser of (a) the maximum insurable value of such Mortgaged Property or (b) the principal balance of such Mortgage Loan plus the outstanding balance of any mortgage loan senior to such Mortgage Loan, but in no event may such amount be less than is necessary to prevent the borrower from becoming a coinsurer thereunder. As set forth above, all amounts collected by the Servicer under any hazard policy (except for amounts to be applied to the restoration or repair of the Mortgaged Property or released to the borrower in accordance with the Servicer's normal servicing procedures), to the extent they constitute Net Liquidation Proceeds or Insurance Proceeds, will ultimately be deposited in the Certificate Account. The ability of the Servicer to assure that hazard insurance proceeds are appropriately applied may be dependent on its being named as an additional insured under any hazard insurance policy, or upon the extent to which information in this regard is furnished to the Servicer by a borrower. The Pooling and Servicing Agreement provides that the Servicer may satisfy its obligation to cause hazard policies to be maintained by maintaining a blanket policy issued by an insurer acceptable to the Rating Agencies insuring against losses on the Mortgage Loans. If such blanket policy contains a deductible clause, the Servicer is obligated to deposit in the Certificate Account the sums which would have been deposited therein but for such clause.

         In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements on the property by fire, lightning, explosion, smoke, windstorm and hail, and riot, strike and civil commotion, subject to the conditions and exclusions specified in each policy. Although the policies relating to the Mortgage Loans will be underwritten by different insurers under different state laws in accordance with different applicable state forms and therefore will not contain identical terms and conditions, the terms thereof are dictated by respective state laws, and most such policies typically do not cover any physical damage resulting from the following: war, revolution, governmental actions, floods and other weather-related causes, earth movement (including earthquakes, landslides and mudflows), nuclear reactions, wet or dry rot, vermin, rodents, insects or domestic animals, theft and, in certain cases, vandalism. The foregoing list is merely indicative of certain kinds of uninsured risks and is not intended to be all-inclusive.

         The hazard insurance policies covering the Mortgaged Properties typically contain a co-insurance clause which in effect requires the insured at all times to carry insurance of a specified percentage (generally 80% to 90%) of the full replacement value of the improvements on the property in order to recover the full amount of any partial loss. If the insured's coverage falls below this specified percentage, such clause generally provides that the insurer's liability in the event of partial loss does not exceed the greater of (i) the replacement cost of the improvements less physical depreciation or (ii) such proportion of the loss as the amount of insurance carried bears to the specified percentage of the full replacement cost of such improvements.

         Since residential properties, generally, have historically appreciated in value over time, if the amount of hazard insurance maintained on the improvements securing the Mortgage Loans were to decline as the principal balances owing thereon decreased, hazard insurance proceeds could be insufficient to restore fully the damaged property in the event of a partial loss.

Realization Upon Defaulted Mortgage Loans

         The Servicer will foreclose upon or otherwise comparably convert to ownership Mortgaged Properties securing such of the Mortgage Loans as come into default when, in the opinion of the Servicer, no satisfactory arrangements can be made for the collection of delinquent payments. In connection with such foreclosure or other conversion, the Servicer will follow such practices as it deems necessary or advisable and as are in keeping with the Servicer's general loan servicing activities and the Pooling and Servicing Agreement, provided the Servicer will not expend its own funds in connection with foreclosure or other conversion, correction of a default on a senior mortgage or restoration of any property unless such foreclosure, correction or restoration is determined to increase Net Liquidation Proceeds. Any Mortgaged Property so acquired by the Trust is required to be disposed of in accordance with applicable federal income tax regulations and consistent with the status of the Trust as a REMIC.

                  Removal and Resignation of the Servicer


         The Certificate Insurer may, pursuant to the Pooling and Servicing Agreement, remove the Servicer upon the occurrence and continuation beyond the applicable cure period of an event described in clause (g) or (h) below and the Trustee, only at the direction of the Certificate Insurer or the majority certificateholders, with the consent of the Certificate Insurer (in the case of any direction of the majority Certificateholders), may remove the Servicer upon the occurrence and continuation beyond the applicable cure period of an event described in clause (a), (b), (c), (d), (e) or (f) below:

            (a) any failure by the Servicer to remit to the Trustee any payment required to be made by the Servicer under the terms of the Pooling and Servicing Agreement which continues unremedied for one (1) Business Day after the date upon which written notice of such failure, requiring the same to be remedied, shall have been given to the Servicer and the Certificate Insurer by the Trustee or to the Servicer and the Trustee by the Certificate Insurer or the Class A Certificateholders evidencing Percentage Interests of at least 25%;

            (b) the failure by the Servicer to make any required Servicing Advance which failure continues unremedied for a period of one (1) Business Day after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Servicer by the Trustee or to the Servicer and the Trustee by any Certificateholder or the Certificate Insurer;

            (c) any failure on the part of the Servicer duly to observe or perform in any material respect any other of the covenants or agreements on the part of the Servicer contained in this Agreement, or the failure of any representation and warranty set forth in the Pooling and Servicing Agreement, which continues unremedied for a period of 30-days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Servicer by the Depositor or the Trustee, or to the Servicer and the Trustee by any Certificateholder or the Certificate Insurer;

            (d) a decree or order of a court or agency or supervisory authority having jurisdiction in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law or for the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Servicer and such decree or order shall have remained in force, undischarged or unstayed for a period of 60 days;

            (e) the Servicer shall consent to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to the Servicer or of or relating to all or substantially all of the Servicer's property;

            (f) the Servicer shall admit in writing its inability to pay its debts as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors, or voluntarily suspend payment of its obligations;

            (g) the delinquency or loss experience of the Mortgage Loan pool exceeds certain levels specified in the Pooling and Servicing Agreement; or

            (h) The Certificate Insurer shall notify the Trustee of any event of default under the Insurance Agreement.

         The Servicer may not assign its obligations under the Pooling and Servicing Agreement nor resign from the obligations and duties thereby imposed on it except by mutual consent of the Servicer, ABC (if ABC is not the Servicer), the Certificate Insurer and the Trustee, or upon the determination that the Servicer's duties thereunder are no longer permissible under applicable law and such incapacity cannot be cured by the Servicer without the incurrence, in the reasonable judgment of the Certificate Insurer, of unreasonable expense. No such resignation shall become effective until a successor has assumed the Servicer's responsibilities and obligations in accordance with the Pooling and Servicing Agreement.

Upon removal or resignation of the Servicer, the Trustee will be the successor servicer (the "Successor Servicer"). The Trustee, as Successor Servicer, will be obligated to make Periodic Advances and Servicing Advances and certain other advances unless it determines reasonably and in good faith that such advances would not be recoverable. If, however, the Trustee is unwilling or unable to act as Successor Servicer, or if the majority Certificateholders (with the consent of the Certificate Insurer) or the Certificate Insurer so requests, the Trustee shall appoint, or petition a court of competent jurisdiction to appoint, in accordance with the provisions of the Pooling and Servicing Agreement and subject to the approval of the Certificate Insurer, any established mortgage loan servicing institution acceptable to the Certificate Insurer having a net worth of not less than $15,000,000 as the Successor Servicer in the assumption of all or any part of the responsibilities, duties or liabilities of the Servicer.

         Pursuant to the Pooling and Servicing Agreement, the Servicer covenants and agrees to act as the Servicer for an initial term from the Closing Date to June 30, 1998, which term will be extendable by the Certificate Insurer by notice to the Trustee for successive terms of three (3) calendar months each, until the termination of the Trust Fund. The Servicer will, upon its receipt of each such notice of extension (a "Servicer Extension Notice") become bound for the duration of the term covered by such Servicer Extension Notice to continue as the Servicer subject to and in accordance with the other provisions of the Pooling and Servicing Agreement. If as of the fifteenth (15th) day prior to the last day of any term of the Servicer the Trustee shall not have received any Servicer Extension Notice from the Certificate Insurer, the Trustee will, within five (5) days thereafter, give written notice of such non-receipt to the Certificate Insurer and the Servicer. The Certificate Insurer has agreed to extend each three month term of the Servicer, in the absence of an Event of Default under the Pooling and Servicing Agreement.

         The Trustee and any other Successor Servicer in such capacity is entitled to the same reimbursement for advances and no more than the same servicing compensation as the Servicer. See " -- Servicing and Other Compensation and Payment of Expenses" above.

Termination; Purchase of Mortgage Loans

         The Pooling and Servicing Agreement will terminate upon notice to the Trustee of either: (a) the later of the distribution to Certificateholders of the final payment or collection with respect to the last Mortgage Loan (or Periodic Advances of same by the Servicer), or the disposition of all funds with respect to the last Mortgage Loan and the remittance of all funds due under the Pooling and Servicing Agreement and the payment of all amounts due and payable to the Certificate Insurer and the Trustee or (b) mutual consent of the Servicer, the Certificate Insurer and all Certificateholders in writing; provided, however, that in no event will the Trust established by the Pooling and Servicing Agreement terminate later than twenty-one years after the death of the last surviving lineal descendant of the person named in the Pooling and Servicing Agreement.

         Subject to provisions in the Pooling and Servicing Agreement concerning adopting a plan of complete liquidation, the Servicer may, at its option and at its sole cost and expense, terminate the Pooling and Servicing Agreement on any date on which the aggregate Principal Balance of the Mortgage Loans is less than 10% of the sum of (a) the Cut-Off Date Aggregate Principal Balance and (b) the Original Pre-Funded Amount, by purchasing, on the next succeeding Distribution Date, all of the outstanding Mortgage Loans and REO Properties at a price equal to the sum of (a) 100% of the Principal Balance of each outstanding Mortgage Loan and each REO Property, (b) the greater of (i) the aggregate amount of accrued and unpaid interest on the Mortgage Loans through the related Due Period and (ii) 30-days' accrued interest thereon computed at a rate equal to the Mortgage Interest Rate, in each case net of the Servicing Fee, and (c) any unreimbursed amounts due to the Certificate Insurer under the Pooling and Servicing Agreement, the Insurance Agreement and, without duplication, accrued and unpaid Insured Payments. Any such purchase shall be accomplished by deposit into the Certificate Account of the purchase price specified above. No such termination is permitted without the prior written consent of the Certificate Insurer if it would result in a draw on the Certificate Insurance Policy.

Optional Purchase of Defaulted Mortgage Loans

         ABC or any affiliate of ABC has the option to purchase from the Trust Fund any Mortgage Loan which is 90 days or more delinquent at a purchase price equal to the outstanding principal balance of such Mortgage Loan as of the date of purchase, plus all accrued and unpaid interest on such principal balance, computed at the Mortgage Interest Rate, plus the amount of any unreimbursed Servicing Advances made by the Servicer with respect to such Mortgage Loan, in accordance with the provisions specified in the Pooling and Servicing Agreement.

                        THE CERTIFICATE INSURANCE POLICY

         The following summary of the terms of the Certificate Insurance Policy does not purport to be complete and is qualified in its entirety by reference to the Certificate Insurance Policy. A form of the Certificate Insurance Policy may be obtained, upon request, from the Depositor.

         Simultaneously with the issuance of the Certificates, the Certificate Insurer will deliver the Certificate Insurance Policy to the Trustee for the benefit of the Class A Certificateholders. Under the Certificate Insurance Policy, the Certificate Insurer will irrevocably and unconditionally guarantee payment on each Distribution Date to the Trustee for the benefit of the Holders of the Class A Certificates, as applicable, of the Insured Distribution Amounts with respect to the Class A Certificates calculated in accordance with the original terms of the Class A Certificates when issued and without regard to any amendment or modification of the Class A Certificates or the Pooling and Servicing Agreement except amendments or modifications to which the Certificate Insurer has given its prior written consent. The Insured Distribution Amounts for each Distribution Date will be the sum of (i) the Class A Interest Distribution Amount with respect to such Distribution Date,
(ii) the Subordination Deficit, if any, for such Distribution Date, and (iii) with respect to the Distribution Date which is a Final Scheduled Maturity Date, the outstanding Certificate Principal Balance of the related Class A Certificates (without duplication to the amount specified in clause (ii)). In addition, with respect to any Distribution Date occurring on a date when an event of default under the Insurance Agreement (described below) has occurred and is continuing or a date on or after the first date on which a claim is made under the Certificate Insurance Policy, the Certificate Insurer at its sole option, may pay any or all of the outstanding Certificate Principal Balance of the Class A Certificates. Mortgage Loan Interest Shortfalls will not be covered by payments under the Certificate Insurance Policy.

         Payment of claims under the Certificate Insurance Policy will be made by the Certificate Insurer following Receipt by the Certificate Insurer of the appropriate notice for payment on the later to occur of (a) 12:00 noon, New York City time, on the second Business Day following Receipt of such notice for payment, and (b) 12:00 noon, New York City time, on the relevant Distribution Date.

         If any payment of an amount guaranteed by the Certificate Insurer pursuant to the Certificate Insurance Policy is avoided as a preference payment under applicable bankruptcy, insolvency, receivership or similar law the Certificate Insurer will pay such amount out of the funds of the Certificate Insurer on the later of (a) the date when due to be paid pursuant to the Order referred to below or (b) the first to occur of (i) the fourth Business Day following Receipt by the Certificate Insurer from the Trustee of
(A) a certified copy of the order of the court or other governmental body which exercised jurisdiction to the effect that a Class A Certificateholder is required to return principal or interest distributed with respect to a Class A Certificate during the term of the Certificate Insurance Policy because such distributions were avoidable preferences under applicable bankruptcy law (the "Order"), (B) a certificate of the Class A Certificateholder(s) that the Order has been entered and is not subject to any stay, and (C) an assignment duly executed and delivered by the Class A Certificateholder(s), in such form as is reasonably required by the Certificate Insurer and provided to the Class A Certificateholder(s) by the Certificate Insurer, irrevocably assigning to the Certificate Insurer all rights and claims of the Class A Certificateholder(s) relating to or arising under the Class A Certificates against the debtor which made such preference payment or otherwise with respect to such preference payment, or (ii) the date of Receipt by the Certificate Insurer from the Trustee of the items referred to in clauses (A), (B) and (C) above if, at least four Business Days prior to such date of Receipt, the Certificate Insurer shall have Received written notice from the Trustee that such items were to be delivered on such date and such date was specified in such notice. Such payment shall be disbursed to the receiver, conservator, debtor-in-possession or trustee in bankruptcy named in the Order and not to the Trustee or any Class A Certificateholder directly (unless a Class A Certificateholder has previously paid such amount to the receiver, conservator, debtor-in-possession or trustee in bankruptcy named in the Order, in which case such payment shall be disbursed to the Trustee for distribution to such Class A Certificateholder upon proof of such payment reasonably satisfactory to the Certificate Insurer).

         The terms "Receipt" and "Received," with respect to the Certificate Insurance Policy, means actual delivery to the Certificate Insurer and to its fiscal agent appointed by the Certificate Insurer at its option, if any, prior to 12:00 p.m., New York City time, on a Business Day; delivery either on a day that is not a Business Day or after 12:00 p.m., New York City time, shall be deemed to be Receipt on the next succeeding Business Day. If any notice or certificate given under the Certificate Insurance Policy by the Trustee is not in proper form or is not properly completed, executed or delivered, it shall be deemed not to have been Received, and the Certificate Insurer or the fiscal agent shall promptly so advise the Trustee and the Trustee may submit an amended notice.

         Under the Certificate Insurance Policy, "Business Day" means any day other than (i) a Saturday or Sunday or (ii) a day on which banking institutions in the City of New York, New York or the State of New York, are authorized or obligated by law or executive order to be closed. The Certificate Insurer's obligations under the Certificate Insurance Policy to make Insured Payments shall be discharged to the extent funds are transferred to the Trustee as provided in the Certificate Insurance Policy, whether or not such funds are properly applied by the Trustee.

         The Certificate Insurer shall be subrogated to the rights of each Class A Certificateholder to receive payments of principal and interest, as applicable, with respect to distributions on the Class A Certificates to the extent of any payment by the Certificate Insurer under the Certificate Insurance Policy. To the extent the Certificate Insurer makes Insured Payments, either directly or indirectly (as by paying through the Trustee), to the Class A Certificateholders, the Certificate Insurer will be subrogated to the rights of the Class A Certificateholders, as applicable, with respect to such Insured Payment and shall be deemed to the extent of the payments so made to be a registered Class A Certificateholder for purposes of payment.

         Claims under the Certificate Insurance Policy will rank equally with any other unsecured debt and unsubordinated obligations of the Certificate Insurer except for certain obligations in respect of tax and other payments to which preference is or may become afforded by statute. Claims against the Certificate Insurer under the Certificate Insurance Policy constitute pari passu claims against the general assets of the Certificate Insurer. The terms of the Certificate Insurance Policy cannot be modified or altered by any other agreement or instrument, or by the merger, consolidation or dissolution of the Depositor. The Certificate Insurance Policy may not be cancelled or revoked prior to payment in full of the Class A Certificates. The Certificate Insurance Policy is governed by the laws of the State of New York. The Certificate Insurance Policy is not covered by the Property/Casualty Insurance Security Fund specified in Article 76 of the New York Insurance Law.

         To the fullest extent permitted by applicable law, the Certificate Insurer agrees under the Certificate Insurance Policy not to assert, and waives, for the benefit of each Class A Certificateholder, all its rights (whether by counterclaim, setoff or otherwise) and defense (including, without limitation, the defense of fraud), whether acquired by subrogation, assignment or otherwise, to the extent that such rights and defenses may be available to the Certificate Insurer to avoid payment of its obligations under the Certificate Insurance Policy in accordance with the express provisions of the Certificate Insurance Policy.

         Pursuant to the terms of the Pooling and Servicing Agreement, unless a Certificate Insurer Default exists, the Certificate Insurer shall be deemed to be the Certificateholders for all purposes (other than with respect to payment on the Certificates), will be entitled to exercise all rights of the Class A Certificateholders thereunder, without the consent of such Certificateholders, and the Class A Certificateholders may exercise such rights only with the prior written consent of the Certificate Insurer. In addition, the Certificate Insurer will, as a third party beneficiary to the Pooling and Servicing Agreement and the Unaffiliated Seller's Agreement, have, among others, the following rights: (i) the right to give notices of breach or to terminate the rights and obligations of the Servicer under the Pooling and Servicing Agreement in the event of an Event of Default by the Servicer and to institute proceedings against the Servicer; (ii) the right to consent to or direct any waivers of defaults by the Servicer; (iii) the right to remove the Trustee pursuant to the Pooling and Servicing Agreement; (iv) the right to direct the actions of the Trustee during the continuation of a Servicer default; (v) the right to require the Seller to repurchase Mortgage Loans for breach of representation and warranty or defect in documentation; (vi) the right to direct foreclosures upon the failure of the Servicer to do so in accordance with the Pooling and Servicing Agreement; (vii) the right to direct all matters relating to a bankruptcy or other insolvency proceeding involving the Seller; and (viii) the right to direct the Trustee to investigate certain matters. The Certificate Insurer's consent will be required prior to, among other things, (i) the removal of the Trustee, (ii) the appointment of any successor Trustee or Servicer or (iii) any amendment to the Pooling and Servicing Agreement.

         The Depositor, the Seller, the Servicer and the Certificate Insurer will enter into an Insurance and Indemnity Agreement (the "Insurance Agreement") pursuant to which the Servicer will agree to reimburse, with interest, the Certificate Insurer for amounts paid pursuant to claims under the Certificate Insurance Policy. The Servicer will further agree to pay the Certificate Insurer all reasonable charges and expenses which the

Certificate Insurer may pay or incur relative to any amounts paid under the Certificate Insurance Policy or otherwise in connection with the transaction and to indemnify the Certificate Insurer against certain liabilities. Except to the extent provided therein, amounts owing under the Insurance Agreement will be payable solely from the Trust Fund. An "event of default" under the Insurance Agreement will constitute an Event of Default under the Pooling and Servicing Agreement and allow the Certificate Insurer, among other things, to direct the Trustee to terminate the Servicer. See "Servicing of the Mortgage Loans -- Removal and Resignation of the Servicer" herein. An "event of default" under the Insurance Agreement includes (i) the Originators', the Seller's, the Depositor's or the Servicer's failure to pay when due any amount owed under the Insurance Agreement or certain other documents, (ii) the inaccuracy or incompleteness in any material respect of any representation or warranty of the Originators, the Seller, the Depositor or the Servicer in the Insurance Agreement, the Pooling and Servicing Agreement or certain other documents, (iii) the Originators', the Seller's, the Depositor's or the Servicer's failure to perform or to comply with any covenant or agreement in the Insurance Agreement, the Pooling and Servicing Agreement and certain other documents, (iv) a finding or ruling by a governmental authority or agency that the Insurance Agreement, the Pooling and Servicing Agreement or certain other documents are not binding on the Originators, the Seller, the Depositor or the Servicer, (v) the Originators', the Seller's, the Depositor's or the Servicer's failure to pay its debts in general or the occurrence of certain events of insolvency or bankruptcy with respect to the Seller or the Servicer, and (vi) the occurrence of certain "performance test violations" designed to measure the performance of the Mortgage Loans.

                             THE CERTIFICATE INSURER

         The following information has been obtained from Financial Security Assurance Inc. (hereinafter in this section, the "Certificate Insurer" or "Financial Security") and has not been verified by the Seller, ABC, Upland, the Depositor or the Underwriter. No representation or warranty is made by the Seller, ABC, Upland or the Underwriter with respect thereto.

General

         Financial Security is a monoline insurance company incorporated in 1984 under the laws of the State of New York. Financial Security is licensed to engage in the financial guaranty insurance business in all 50 states, the District of Columbia and Puerto Rico.

         Financial Security and its subsidiaries are engaged in the business of writing financial guaranty insurance, principally in respect of securities offered in domestic and foreign markets. In general, financial guaranty insurance consists of the issuance of a guaranty of scheduled payments of an issuer's securities -- thereby enhancing the credit rating of those securities -- in consideration for the payment of a premium to the insurer. Financial Security and its subsidiaries principally insure asset-backed, collateralized and municipal securities. Asset-backed securities are generally supported by residential mortgage loans, consumer or trade receivables, securities or other assets having an ascertainable cash flow or market value. Collateralized securities include public utility first mortgage bonds and sale/leaseback obligation bonds. Municipal securities consist largely of general obligation bonds, special revenue bonds and other special obligations of state and local governments. Financial Security insures both newly issued securities sold in the primary market and outstanding securities sold in the secondary market that satisfy Financial Security's underwriting criteria.

         Financial Security is a wholly owned subsidiary of Financial Security Assurance Holdings Ltd. ("Holdings"), a New York Stock Exchange listed company. Major shareholders of Holdings include Fund American Enterprises Holdings, Inc., U S WEST Capital Corporation and The Tokio Marine and Fire Insurance Co., Ltd. No shareholder of Holdings is obligated to pay any debt of Financial Security or any claim under any insurance policy issued by Financial Security or to make any additional contribution to the capital of Financial Security.

         The principal executive offices of Financial Security are located at 350 Park Avenue, New York, New York 10022, and its telephone number at that location is (212) 826-0100.

Reinsurance

         Pursuant to an intercompany agreement, liabilities on financial guaranty insurance written or reinsured from third parties by Financial Security or any of its domestic operating insurance company subsidiaries are reinsured among such companies on an agreed-upon percentage substantially proportional to their respective capital, surplus and reserves, subject to applicable statutory risk limitations. In addition, Financial Security reinsures a portion of its liabilities under certain of its financial guaranty insurance policies with other reinsurers under various quota share treaties and on a transaction-by-transaction basis. Such reinsurance is utilized by Financial Security as a risk management device and to comply with certain statutory and rating agency requirements; it does not alter or limit Financial Security's obligations under any financial guaranty insurance policy.

Rating of Claims-Paying Ability

         Financial Security's claims-paying ability is rated "Aaa" by Moody's and "AAA" by Standard & Poor's, Fitch, Japan Rating and Investment Information, Inc. and Standard & Poor's (Australia) Pty. Ltd. Such ratings reflect only the views of the respective rating agencies, are not recommendations to buy, sell or hold securities and are subject to revision or withdrawal at any time by such rating agencies. See "Ratings."

Capitalization

         The following table sets forth the capitalization of Financial Security and its wholly owned subsidiaries on the basis of generally accepted accounting principles as of March 31, 1998 (in thousands):

                                                                                          March 31, 1998
                                                                                            (unaudited)
                                                                                          --------------
          Deferred Premium Revenue (net of prepaid reinsurance premiums)...........        $   428,157
                                                                                           -----------
          Shareholder's Equity:
               Common Stock........................................................             15,000
               Additional Paid-In Capital..........................................            618,317
               Unrealized Gain on Investments (net of deferred income taxes).......             24,700
               Accumulated Earnings................................................            265,030
                                                                                           -----------
          Total Shareholder's Equity...............................................        $   923,047
                                                                                           -----------
          Total Deferred Premium Revenue and Shareholder's Equity..................        $ 1,351,204
                                                                                           ===========

         For further information concerning Financial Security, see the Consolidated Financial Statements of Financial Security and Subsidiaries, and the notes thereto, incorporated by reference herein. Copies of the statutory quarterly and annual statements filed with the State of New York Insurance Department by Financial Security are available upon request to the State of New York Insurance Department.

Insurance Regulation

         Financial Security is licensed and subject to regulation as a financial guaranty insurance corporation under the laws of the State of New York, its state of domicile. In addition, Financial Security and its insurance subsidiaries are subject to regulation by insurance laws of the various other jurisdictions in which they are licensed to do business. As a financial guaranty insurance corporation licensed to do business in the State of New York, Financial Security is subject to Article 69 of the New York Insurance Law which, among other things, limits the business of each such insurer to financial guaranty insurance and related lines, requires that each such insurer maintain a minimum surplus to policyholders, establishes contingency, loss and unearned premium reserve requirements for each such insurer, and limits the size of individual transactions ("single risks") and the volume of transactions ("aggregate risks") that may be underwritten by each such insurer. Other provisions of the New York Insurance Law, applicable to non-life insurance companies such as Financial Security, regulate, among other things, permitted investments, payment of dividends, transactions with affiliates, mergers, consolidations, acquisitions or sales of assets and incurrence of liability for borrowings.

                    CERTAIN FEDERAL INCOME TAX CONSIDERATIONS

         An election will be made to treat the Trust as a REMIC for federal income tax purposes. Dewey Ballantine, special tax counsel to the Depositor, will deliver its opinion that, assuming compliance with the Pooling and Servicing Agreement, the Trust will be treated as a REMIC for federal income tax purposes. The Class A Certificates will be designated as "regular interests" in the REMIC, and the Class R Certificates will be designated as the sole "residual interest" in the REMIC. The Class R Certificates are "Residual Certificates" for purposes of the Prospectus.

         The Certificates possess certain special tax attributes by virtue of the REMIC provisions of the Code. See "Certain Federal Income Tax Consequences -- REMIC Securities" in the Prospectus. The Small Business Job Protection Act of 1996 repeals the bad debt reserve method of accounting for mutual savings banks and domestic building and loan associations for tax years beginning after December 31, 1995. As a result, section 593(d) of the Code is no longer applicable to treat REMIC regular interests, including the Certificates, as "qualifying real property loans."

         The Class A Certificates generally will be treated as debt instruments for federal income tax purposes. Beneficial owners (or registered holders, in the case of Definitive Certificates) of the Class A Certificates will be required to report income on such Certificates in accordance with the accrual method of accounting.

                              ERISA CONSIDERATIONS

         The Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and the Code impose certain restrictions on (a) employee benefit plans (as defined in Section 3(3) of ERISA), (b) plans described in section 4975(e)(1) of the Code, including individual retirement accounts or Keogh plans, (c) any entities whose underlying assets include plan assets by reason of a plan's investment in such entities (each a "Plan") and (d) persons who have certain specified relationships to such Plans ("Parties-in-Interest" under ERISA and "Disqualified Persons" under the Code). Section 406 of ERISA prohibits Plans from engaging in certain transactions involving the assets of such Plans with Parties in Interest with respect to such Plans, unless a statutory or administrative exemption is applicable to the transaction. Excise taxes under Section 4975 of the Code, penalties under Section 502 of ERISA and other penalties may be imposed on Plan fiduciaries and Parties-in-Interest (or Disqualified Persons) that engage in "prohibited transactions" involving assets of a Plan. Individual retirement arrangements and other plans that are not subject to ERISA, but are subject to Section 4975 of the Code, and Disqualified Persons with respect to such arrangements and plans, also may be subject to excise taxes and other penalties if they engage in prohibited transactions. Moreover, based on the reasoning of the United States Supreme Court in John Hancock Life Ins. Co. v. Harris Trust and Sav. Bank, 114 S. Ct. 517 (1993), an insurance company's general account may be deemed to include assets of the Plans investing in the general account (e.g., through the purchase of an annuity contract). ERISA also imposes certain duties on persons who are fiduciaries of Plans subject to ERISA.

         The Department of Labor (the "DOL") has issued a regulation (the "Plan Asset Regulation") describing what constitutes the assets of a Plan when the Plan acquires an equity interest in another entity. The Plan Asset Regulation states that, unless an exemption described in the regulation is applicable, the underlying assets of an entity in which a Plan makes an equity investment will be considered, for purposes of ERISA, to be the assets of the investing Plan. Pursuant to the Plan Asset Regulation, if the assets of the Trust were deemed to be plan assets by reason of a Plan's investment in any Class A Certificates, such plan assets would include an undivided interest in any assets held in such Trust. Therefore, in the absence of an exemption, the purchase, sale or holding of any Class A Certificate by a Plan subject to
Section 406 of ERISA or Section 4975 of the Code might result in prohibited transactions and the imposition of excise taxes and civil penalties.

         On June 6, 1990, the DOL issued to Prudential Securities Incorporated an individual administrative exemption, Prohibited Transaction Exemption 90-32 (the "Exemption"), from certain of the prohibited transaction rules of ERISA with respect to the initial purchase, the holding and the subsequent resale by a Plan of certificates in pass-through trusts that meet the conditions and requirements of the Exemption. Among the conditions that must be satisfied for the Exemption to apply are the following:

            1. The Acquisition of the Class A Certificates by a Plan is on terms (including the price for the Class A Certificates) that are at least as favorable to the Plan as they would be in an arm's length transaction with an unrelated party;

            2. The rights and interests evidenced by the Class A Certificates acquired by the Plan are not subordinated to the rights and interests evidenced by other certificates of the Trust Fund;

            3. The Class A Certificates acquired by the Plan have received a rating at the time of such acquisition that is in one of the three highest generic rating categories from any of Standard & Poor's, Moody's, Fitch, or Duff & Phelps Credit Rating Co. ("D&P");

            4. The sum of all payments made to the Underwriter in connection with the distribution of the Class A Certificates represents not more than reasonable compensation for underwriting the Class A Certificates. The sum of all payments made to and retained by the Servicer represents not more than reasonable compensation for the Servicer's services under the Pooling and Servicing Agreement and reimbursement of the Servicer's reasonable expenses in connection therewith;


            5. The Trustee is not an affiliate of any other member of the Restricted Group (as defined below); and

            6. The Plan investing in the Class A Certificates is an "accredited investor" as defined in Rule 501(a)(1) of Regulation D of the Securities and Exchange Commission under the Securities Act of 1933.

The Trust Fund also must meet the following requirements:

            a. The corpus of the Trust Fund must consist solely of assets of the type which have been included in other investment pools;

            b. certificates in such other investment pools must have been rated in one of the three highest rating categories of Standard & Poor's, Moody's, D&P or Fitch for at least one year prior to the Plan's acquisition of certificates; and

            c. certificates evidencing interests in such other investment pools must have been purchased by investors other than Plans for at least one year prior to any Plan's acquisition of Class A Certificates.

         In order for the Exemption to apply to certain self-dealing/conflict of interest prohibited transactions that may occur when a Plan fiduciary causes the Plan to acquire Class A Certificates, the Exemption requires, among other matters, that: (i) in the case of an acquisition in connection with the initial issuance of Certificates, at least fifty percent of each class of certificates in which Plans have invested is acquired by persons independent of the Restricted Group and at least fifty percent of the aggregate interest in the Trust Fund is acquired by persons independent of the Restricted Group (as defined below); (ii) such fiduciary (or its affiliate) is an obligor with respect to 5 percent or less of the fair market value of the obligations contained in the Trust Fund; (iii) the Plan's investment in Class A Certificates does not exceed twenty-five percent (25%) of all of the certificates outstanding at the time of the acquisition and (iv) immediately after the acquisition, no more than twenty-five percent (25%) of the assets of the Plan are invested in certificates representing an interest in one or more trusts containing assets sold or serviced by the same entity.

         The Exemption does not apply to certain prohibited transactions in the case of Plans sponsored by the Underwriter, the Trustee, the Servicer, any obligor with respect to more than 5% of the fair market value of the Mortgage Loans included in the Trust Fund, any entity deemed to be a "sponsor" of the Trust Fund as such term is defined in the Exemption, or any affiliate of any such party (the "Restricted Group").

         On July 21, 1997, the DOL published in the Federal Register amendments to the Exemption ("PTE 97-34"), which extends exemptive relief to certain mortgage-backed and asset-backed securities transactions using pre-funding accounts for trusts issuing pass-through certificates. With respect to the Certificates, PTE 97-34 generally allows Mortgage Loans supporting payments to Beneficial Owners, and having a value equal to no more than 25% of the total principal amount of the Certificates being offered by the Trust, to be transferred to the Trust within a Pre-Funding period no longer than 90 days or three months following the Closing Date instead of requiring that all such Mortgage Loans be either identified or transferred on or before the Closing Date. The relief will apply to the purchase, sale and holding of the Certificates, provided that the following general conditions are met:

         (1) the ratio of the amount allocated to the Pre-Funding Account to the total principal amount of the Certificates being offered ("Pre-Funding Limit") does not exceed 25%;

         (2) all Subsequent Mortgage Loans meet the same terms and conditions for eligibility as the original Mortgage Loans used to create the Trust, which terms and conditions have been approved by the Rating Agencies;

         (3) the transfer of such Subsequent Mortgage Loans to the Trust during the Pre-Funding Period does not result in the Certificates to be covered by the Exemptions receiving a lower credit rating from a Rating Agency upon termination of the Pre-Funding Period than the rating that was obtained at the time of the initial issuance of the Certificates by the Trust;

         (4) solely as a result of the use of pre-funding, the weighted average annual percentage interest rate (the "Average Interest Rate") for all of the Mortgage Loans and Subsequent Mortgage Loans in the Trust at the end of the Pre-Funding Period is not more than 100 basis points lower than the Average Interest Rate for the Mortgage Loans which were transferred to the Trust on the Closing Date;

         (5) either;

              (i) the characteristics of the Subsequent Mortgage Loans are monitored by an insurer or other credit support provider which is independent of the Depositor; or

              (ii) an independent accountant retained by the Depositor provides the Depositor with a letter (with copies provided to the Rating Agencies, the Underwriter and the Trustee) stating whether or not the characteristics of the Subsequent Mortgage Loans conform to the characteristics described in the Prospectus Supplement and/or Pooling and Servicing Agreement. In preparing such letter, the independent accountant must use the same type of procedures as were applicable to the Mortgage Loans which were transferred to the Trust as of the Closing Date;

         (6) the Pre-Funding Period ends no later than three months or 90 days after the Closing Date or earlier in certain circumstances if the Pre-Funding Account falls below the minimum level specified in the Pooling and Servicing Agreement or an event of default occurs;

         (7) amounts transferred to any Pre-Funding Account and/or Capitalized Interest Account used in connection with the pre-funding may be invested only in investments which are permitted by the Rating Agencies and:

              (i) are direct obligations of, or obligations fully guaranteed as to timely payment of principal and interest by, the United States or any agency or instrumentality thereof (provided that such obligations are backed by the full faith and credit of the United States); or

              (ii) have been rated (or the obligor has been rated) in one of the three highest generic rating categories by such Rating Agency;

         (8) the Prospectus or Prospectus Supplement describes;

              (i) any Pre-Funding Account and/or Capitalized Interest Account;

              (ii) the duration of the Pre-Funding Period;

              (iii) the percentage and/or dollar amount of the Pre-Funding Limit for the Pre-Funding Period that will be remitted to Owners of Certificates as repayments of principal; and

              (iv) that the amounts remaining in the Pre-Funding Account at the end of the Pre-Funding Period will be remitted to Owners of Certificates as repayments of principal; and

         (9) the Pooling and Servicing Agreement describes the permitted investments for the Pre-Funding Account and/or Capitalized Interest Account and, if not disclosed in the Prospectus or Prospectus Supplement, the terms and conditions for eligibility of Subsequent Mortgage Loans.

         The Exemption, as amended by PTE 97-34, may be available for the purchase of Class A Certificates by Plans. Before purchasing a Class A Certificate, a fiduciary of an ERISA Plan should make its own determination as to the availability of the exemptive relief provided in the Exemption, as amended by PTE 97-34, and whether the conditions of such Exemption will be applicable to the Class A Certificates. Any fiduciary of an ERISA Plan considering whether to purchase a Class A Certificate should also carefully review with its own legal advisors the applicability of the fiduciary duty and prohibited transaction provisions of ERISA and the Code to such investment.

         A governmental plan as defined in Section 3(32) of ERISA is not subject to ERISA, or Code Section 4975. However, such a governmental plan may be subject to a federal, state, or local law, which is, to a material extent, similar to the provisions of ERISA or Code Section 4975 ("Similar Law"). A fiduciary of a governmental plan should make its own determination as to the need for and the availability of any exemptive relief under Similar Law.

         The sale of Certificates to a Plan is in no respect a representation by the Depositor or the Underwriter that this investment meets all relevant legal requirements with respect to investments by Plans generally or any particular Plan, or that this investment is appropriate for Plans generally or any particular ERISA Plan.

                                LEGAL INVESTMENT

         The Class A Certificates will not constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984 ("SMMEA").

                              PLAN OF DISTRIBUTION

         Subject to the terms and conditions of the Underwriting Agreement dated as of June 2, 1998 (the "Underwriting Agreement") between the Depositor and Prudential Securities Incorporated (the "Underwriter"), the Depositor has agreed to sell to the Underwriter and the Underwriter has agreed to purchase from the Depositor the Class A Certificates.

         The Depositor is obligated to sell, and the Underwriter is obligated to purchase, all of the Class A Certificates offered hereby if any are purchased.

         The Underwriter has advised the Depositor that it proposes to offer the Class A Certificates purchased by the Underwriter for sale from time to time in one or more negotiated transactions or otherwise, at market prices prevailing at the time of sale, at prices related to such market prices or at negotiated prices. The Underwriter may effect such transactions by selling such Certificates to or through dealers, and such dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the Underwriter or purchasers of the Class A Certificates for whom they may act as agent. Any dealers that participate with the Underwriter in the distribution of the Class A Certificates purchased by the Underwriter may be deemed to be underwriters, and any discounts or commissions received by them or the Underwriter and any profit on the resale of Class A Certificates by them or the Underwriter may be deemed to be underwriting discounts or commissions under the Securities Act.

         In connection with the offering of the Class A Certificates, the Underwriter and its affiliates may engage in transactions that stabilize, maintain or otherwise affect the market price of the Class A Certificates.
Such transactions may include stabilization transactions effected in accordance with Rule 104 of Regulation M, pursuant to which such person may bid for or purchase the Class A Certificates for the purpose of stabilizing its market price. Any of the transactions described in this paragraph may result in the maintenance of the price of the Class A Certificates at a level above that which might otherwise prevail in the open market. None of the transactions described in this paragraph is required, and, if they are taken, may be discontinued at any time without notice.

         For further information regarding any offer or sale of the Class A Certificates pursuant to this Prospectus Supplement and the Prospectus, see "Plan of Distribution" in the Prospectus.

         The Underwriting Agreement provides that the Depositor will indemnify the Underwriter or contribute to losses arising out of certain liabilities, including liabilities under the Securities Act. Prudential Securities Incorporated is an affiliate of the Depositor.

                                     EXPERTS

         The consolidated balance sheets of Financial Security Assurance Inc. and subsidiaries as of December 31, 1997 and 1996 and the related consolidated statements of income, changes in shareholder's equity, and cash flows for each of the three years in the period ended December 31, 1997, incorporated by reference in this Prospectus Supplement, have been incorporated herein in reliance on the report of Coopers & Lybrand L.L.P., independent accountants, given on the authority of that firm as experts in accounting and auditing.

                                     RATINGS

         It is a condition to the original issuance of the Class A Certificates that they will receive ratings of "AAA" by Standard & Poor's and "Aaa" by Moody's. The ratings assigned to the Class A Certificates will take into account the claims-paying ability of the Certificate Insurer. Explanations of the significance of such ratings may be obtained from Moody's Investors Service, Inc., 99 Church Street, New York, New York 10007 and Standard & Poor's Rating Services, 25 Broadway, New York, New York 10004. Such ratings will be the views only of such rating agencies. There is no assurance that any such ratings will continue for any period of time or that such ratings will not be revised or withdrawn. Any such revision or withdrawal of such ratings may have an adverse effect on the market price of the Class A Certificates.

                                  LEGAL MATTERS

         Certain legal matters in connection with the Class A Certificates will be passed upon for the Originators, the Seller and the Servicer by Blank Rome Comisky & McCauley LLP, Philadelphia, Pennsylvania, and for the Depositor and the Underwriter by Dewey Ballantine LLP, New York, New York.

================================================================================
No dealer, salesman or other person has been authorized to give any information or to make any representations not contained in this Prospectus and, if given or made, such information or representations must not be relied upon as having been authorized by the Depositor or by the Underwriter. This Prospectus Supplement and the Prospectus do not constitute an offer to sell, or a solicitation of an offer to buy, the securities offered hereby by anyone in any jurisdiction in which such an offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make any such offer or solicitation.
Neither the delivery of this Prospectus Supplement and the Prospectus nor any sale made hereunder shall, under any circumstances, create an implication that information herein or therein is correct as of any time since the date of this Prospectus Supplement or the Prospectus.


                               TABLE OF CONTENTS

                                                                     Page
                                                                    -----
                         PROSPECTUS SUPPLEMENT
Incorporation of Certain Information by Reference ................    S-2
Summary Terms of The Certificates ................................    S-3
Risk Factors .....................................................   S-18
The Mortgage Pool ................................................   S-24
The Originators, The Seller and The Servicer .....................   S-32
Prepayment and Yield Considerations ..............................   S-39
Description of The Certificates ..................................   S-43
Servicing of The Mortgage Loans ..................................   S-56
The Certificate Insurance Policy .................................   S-60
The Certificate Insurer ..........................................   S-62
Certain Federal Income Tax Considerations ........................   S-64
ERISA Considerations .............................................   S-64
Legal Investment .................................................   S-67
Plan of Distribution .............................................   S-67
Experts ..........................................................   S-68
Ratings ..........................................................   S-68
Legal Matters ....................................................   S-68
                               PROSPECTUS
Reports ..........................................................      3
Available Information ............................................      3
Incorporation of Certain Information By Reference ................      3
Summary of Prospectus ............................................      4
Risk Factors .....................................................     13
The Trust Funds ..................................................     18
Description of the Certificates ..................................     29
Credit Support ...................................................     43
Prepayment and Yield Considerations ..............................     48
Use of Proceeds ..................................................     52
The Depositor ....................................................     52
Underwriting Guidelines ..........................................     52
Servicing of the Mortgage Loans and Contracts ....................     54
The Pooling and Servicing Agreement ..............................     64
Certain Legal Aspect of the Mortgage Loans and Contracts .........     67
Certain Federal Income Tax Consequenses ..........................     81
ERISA Considerations .............................................     93
Legal Investment .................................................     96
Plan of Distribution .............................................     98
Legal Matters ....................................................     99
Rating ...........................................................     99
Additional Information ...........................................     99
Index of Significant Definitions .................................    100

=========================================================================

================================================================================


                                 $118,200,000


                        ABFS MORTGAGE LOAN TRUST 1998-2

                         AMERICAN BUSINESS CREDIT, INC.
                                  (SERVICER)
                                       &
                             PRUDENTIAL SECURITIES
                         SECURED FINANCING CORPORATION
                                  (DEPOSITOR)


                                  $38,700,000
                    ADJUSTABLE RATE CLASS A-1 CERTIFICATES

                                  $14,200,000
                         6.285% CLASS A-2 CERTIFICATES

                                  $24,900,000
                         6.340% CLASS A-3 CERTIFICATES

                                  $14,100,000
                         6.490% CLASS A-4 CERTIFICATES

                                  $14,480,000
                       6.850%(1) CLASS A-5 CERTIFICATES

                                  $11,820,000
                         6.455% CLASS A-6 CERTIFICATES
                  (1) SUBJECT TO INCREASE AS SET FORTH HEREIN

                      MORTGAGE PASS-THROUGH CERTIFICATES,
                                 SERIES 1998-2



                        ------------------------------
                             PROSPECTUS SUPPLEMENT
                        ------------------------------

                             PRUDENTIAL SECURITIES
                                 INCORPORATED


                                 JUNE 2, 1998

================================================================================